                                                Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-121534

                                 US$600,000,000

                       CRUSADE GLOBAL TRUST NO. 1 OF 2005

                            [CRUSADE TRUST (TM) LOGO]

                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                                     Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                               Seller and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                                   ----------

          The Class A-1 notes (also referred to as the US$ notes) will be collateralized by a pool of housing loans secured by properties located in
Australia. The Crusade Global Trust No. 1 of 2005 will be governed by the laws of New South Wales, Australia.

          The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of the issuer trustee in its capacity as trustee of the Crusade Global Trust No. 1 of 2005 only and do not represent obligations of or interests in, and are not guaranteed by any other entity, including the issuer trustee in its personal capacity.

    INVESTING IN THE US$ NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 20.

                        INITIAL                                     UNDERWRITING     PROCEEDS
                       PRINCIPAL       INITIAL        PRICE TO     DISCOUNTS AND     TO ISSUER
                        BALANCE     INTEREST RATE      PUBLIC       COMMISSIONS       TRUSTEE
                     ------------   -------------   ------------   -------------   ------------

Class A-1 notes...   $600,000,000    LIBOR + 0.06%      100.0000%       0.080%           99.920%
Total.............   $600,000,000                   $600,000,000     $480,000      $599,520,000

          Delivery of the US$ notes in book-entry form through The Depository
Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about March 16, 2005.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    DEUTSCHE BANK SECURITIES                                       JPMORGAN
ARRANGER AND JOINT LEAD MANAGER                               JOINT LEAD MANAGER

                              RBS GREENWICH CAPITAL

                                   ----------

                  THE DATE OF THIS PROSPECTUS IS MARCH 8, 2005

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. NO
ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY OTHER, OR DIFFERENT,
INFORMATION. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF
THIS DOCUMENT.

                                                                            Page
                                                                            ----

                                      -i-

                                  (continued)
                                                                            Page
                                                                            ----

   Principal Distributions Prior to the Stepdown Date or After a
      Trigger Event ..........................................................90
   Principal Distributions On and After the Stepdown Date For So

                                      -ii-

                                  (continued)
                                                                            Page
                                                                            ----

                                     -iii-

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

          This section applies only to the offering of the US$ notes in countries other than the United States of America. The issuer trustee's responsibility for, and liability in respect of, this prospectus is limited accordingly. In the section of this prospectus entitled "Disclaimers with
Respect to Sales to Non-U.S. Investors", references to Perpetual Trustees
Consolidated Limited are to that company in its capacity as trustee of the
Crusade Global Trust No. 1 of 2005, and not its personal capacity. Perpetual
Trustees Consolidated Limited is not responsible or liable for this prospectus in any capacity. Crusade Management Limited is responsible for this prospectus.

          Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of Distribution."

          This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Consolidated Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

          None of St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider,
Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, P.T. Limited, as security trustee, The Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, St.George
Custodial Pty Limited, as custodian, The Royal Bank of Scotland plc, as currency swap provider, the underwriters, or St.George Insurance Pte Ltd, GE Mortgage
Insurance Company Pty Ltd or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the US$ notes.

          St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, Perpetual
Trustees Consolidated Limited, in its individual capacity and as issuer trustee,
Crusade Management Limited, as manager, P.T. Limited, as security trustee, The
Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, The Royal Bank of
Scotland plc, as currency swap provider, St.George Insurance Pte Ltd, GE
Mortgage Insurance Company Pty Ltd and the Commonwealth of Australia as mortgage insurers and the

underwriters do not recommend that any person should purchase any of the US$
notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

          Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the US$ notes; acknowledges that the manager does not hold an Australian financial services license; should make his or her own independent investigation of the trust and the US$ notes;
and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by
Perpetual Trustees Consolidated Limited or any of the underwriters.

          Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

          o    there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this
               prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

          o    any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

          Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated
Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

          None of the rating agencies have been involved in the preparation of this prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          THIS PROSPECTUS MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER
THAN TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL
SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA") OR OTHERWISE HAVING
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS
INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR TO PERSONS QUALIFYING AS HIGH NET

                                       2

WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000
(FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO ANY OTHER PERSON TO WHICH IT
IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS NOR MAY ANY NOTES BE OFFERED
OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES
INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS
PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE
TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR
AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES THAT
DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS
OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS PROSPECTUS IS NOT AVAILABLE TO
OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO-ONE FALLING OUTSIDE
SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN
THIS PROSPECTUS. THE TRANSMISSION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED
KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY
CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                                       3

                                   DISCLAIMERS

o    The notes do not represent deposits or other liabilities of St.George Bank
     Limited or associates of St.George Bank Limited.

o    The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o    Neither St.George Bank Limited, any associate of St.George Bank Limited,
     Perpetual Trustees Consolidated Limited, P.T. Limited, The Bank of New
     York, as note trustee, principal paying agent, calculation agent and note registrar, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent, if any, provided in the transaction documents for the trust.

o    None of St.George Bank Limited, in its individual capacity and as seller, servicer, basis swap provider and fixed-floating rate swap provider,
     Perpetual Trustees Consolidated Limited, as issuer trustee, Crusade
     Management Limited, as manager, P.T. Limited, as security trustee, The Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, The Royal
     Bank of Scotland plc, as currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

o    None of the obligations of Perpetual Trustees Consolidated Limited, in its
     capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by Perpetual Trustees Consolidated
     Limited in its personal capacity or as trustee of any other trust.

                                       4

--------------------------------------------------------------------------------

                                     SUMMARY

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

TRUST:.............................   Crusade Global Trust No. 1 of 2005

ISSUER TRUSTEE:....................   Perpetual Trustees Consolidated Limited
                                      (ABN 81 004 029 841), in its capacity as
                                      trustee of the Trust

MANAGER:...........................   Crusade Management Limited (ABN 90 072 715
                                      916), 4-16 Montgomery Street, Kogarah NSW
                                      2217 612-9320-5605

NOTE TRUSTEE:......................   The Bank of New York

SECURITY TRUSTEE:..................   P.T. Limited (ABN 67 004 454 666)

SELLER:............................   St.George Bank Limited
                                      (ABN 92 055 513 070)

SERVICER:..........................   St.George Bank Limited

CUSTODIAN:.........................   St.George Custodial Pty Limited
                                      (ABN 87 003 347 411)

PRINCIPAL PAYING AGENT:............   The Bank of New York

CALCULATION AGENT:.................   The Bank of New York

RESIDUAL INCOME BENEFICIARY:.......   Crusade Management Limited

UNDERWRITERS:......................   Deutsche Bank Securities Inc.
                                      J.P. Morgan Securities Inc.
                                      Greenwich Capital Markets, Inc.

REDRAW FACILITY PROVIDER:..........   St.George Bank Limited

MORTGAGE INSURERS:.................   St.George Insurance Pte Ltd, GE Mortgage
                                      Insurance Company Pty Ltd (ABN 60 106 974
                                      305) and the Commonwealth of Australia

--------------------------------------------------------------------------------

                                        5

--------------------------------------------------------------------------------

FIXED-FLOATING RATE SWAP
PROVIDER:..........................   St.George Bank Limited

BASIS SWAP PROVIDER:...............   St.George Bank Limited

CURRENCY SWAP PROVIDER:............   The Royal Bank of Scotland plc

RATING AGENCIES:...................   Moody's Investors Service, Inc. (Moody's)
                                      Standard & Poor's Ratings Group (S&P)
                                      Fitch Australia Pty Ltd (Fitch Ratings)

--------------------------------------------------------------------------------

                                        6

                               STRUCTURAL DIAGRAM

                              [FLOW CHART OMITTED]

                                     SELLER
                                 St.George Bank
                                    Limited

                  Payments from the            Equitable assignment of
                    housing loans                   housing loans                                      SECURITY
                                                                             First ranking             TRUSTEE
                                 ISSUER TRUSTEE                           floating charge over       P.T. Limited
                     Perpetual Trustees Consolidated Limited               the assets of the
                                                                                trust                  MORTGAGE
     MANAGER                                                                                           INSURERS
Crusade Management                                                            Payments            St.George Insurance
     Limited                                                                   from                     Pte Ltd,
                                                                              Mortgage                GE Mortgage
   SERVICER                                                                  Insurance          Insurance Company Pty Ltd
St.George Bank                                                                Policies         and the Commonwealth of Australia
   Limited
                                                                                                     RESIDUAL INCOME
                                                                            Payment on the            BENEFICIARY
    CUSTODIAN                                                               Class A-3 notes             Crusade
St.George Custodial                                                                                Management Limited
   Pty Limited                      Crusade Global                          Payment on the
                                  Trust No. 1 of 2005                       Class B notes
   REDRAW FACILITY
      PROVIDER                                              Payments on     Payment on the        Class A-3 noteholders
   St.George Bank                                        the US$ notes and  Class C notes
      Limited                                           the Class A-2 notes                        Class B noteholders

                        FIXED-FLOATING      BASIS SWAP        CURRENCY                             Class C noteholders
                          RATE SWAP         PROVIDER           SWAP
                          PROVIDER       St.George Bank       PROVIDER                                 Non-A$ notes
                        St.George Bank       Limited     The Royal Bank of
                          Limited                           Scotland plc                              NOTE TRUSTEE
                                                                                                        The Bank
                                                             PRINCIPAL                                 of New York
                                                            PAYING AGENT
                                                            The Bank of
                                                               New York

                                                         CLEARING SYSTEMS
                                                          The Depository
                                                          Trust Company/
                                                  Euroclear clearstream, Luxembourg

                                    Class A-2                  US$
                                      note                 note owners
                                     owners

                                        7

                              SUMMARY OF THE NOTES

          In addition to the US$ notes, the issuer trustee will also issue Class
A-2 notes, Class A-3 notes, Class B notes and Class C notes collateralized by the same pool of housing loans. The Class A-2 notes, the Class A-3 notes, the
Class B notes and the Class C notes have not been registered in the United
States and are not being offered by this prospectus and are described herein solely for the information of investors in the Class A-1 notes. The Class A-1 notes, the Class A-2 notes and the Class A-3 notes collectively are referred to as the Class A notes. When used in this prospectus, the term "US$ notes" will mean the Class A-1 notes and the term "US$ noteholders" will mean the holders of the US$ notes. The term "non-A$ notes" when used in this prospectus will mean the US$ notes and the Class A-2 notes. When used in this prospectus, the term
"notes" will mean the Class A notes, the Class B notes and the Class C notes.

------------------------------------------------------------------------------------------------------------------------------
                                        CLASS A-1         CLASS A-2          CLASS A-3           CLASS B           CLASS C
------------------------------------------------------------------------------------------------------------------------------

Aggregate Initial Principal          US$600,000,000   (euro)550,000,000    A$850,000,000      A$32,100,000       A$10,300,000
Amount
------------------------------------------------------------------------------------------------------------------------------
% of Total:                              29.47%*            35.77%             33.11%             1.25%             0.40%
------------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:                       AAA               AAA                AAA                AA                AA-
   Fitch Ratings
------------------------------------------------------------------------------------------------------------------------------
   Moody's Investors Service, Inc.         Aaa               Aaa                Aaa             Not rated         Not rated
------------------------------------------------------------------------------------------------------------------------------
   Standard & Poor's Ratings Group         AAA               AAA                AAA                AA                 A
------------------------------------------------------------------------------------------------------------------------------
Interest rate up to but              three-month      three-month         three-month       three-month        three-month
excluding the optional redemption    LIBOR+ 0.06%     EURIBOR +           Australian bank   Australian bank    Australian bank
date                                                  0.06%               bill rate plus    bill rate plus a   bill rate plus
                                                                          a margin          margin             a margin
------------------------------------------------------------------------------------------------------------------------------
Interest rate on and from the        three-month      three-month         three-month       three-month        three-month
optional redemption date             LIBOR+ 0.12%     EURIBOR +           Australian bank   Australian bank    Australian bank
                                                      0.12%               bill rate plus    bill rate plus a   bill rate plus
                                                                          a margin          margin             a margin
------------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:             actual/360       actual/360          actual/365        actual/365         actual/365
------------------------------------------------------------------------------------------------------------------------------
Quarterly Payment Dates:             17th day or, if the 17th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of March,
                                     June, September and December. The first quarterly payment date will be in June
                                     2005.
------------------------------------------------------------------------------------------------------------------------------
Final Scheduled Quarterly            The quarterly payment date falling in September 2034.
Payment Date**
------------------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:                DTC/Euroclear/   Euroclear/          Offered in        Offered in         Offered in
                                     Clearstream,     Clearstream,        Australia only    Australia only     Australia only
                                     Luxembourg       Luxembourg
------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                                     Close of business March 7, 2005
------------------------------------------------------------------------------------------------------------------------------
Pricing Date:                                                         On or about March 8, 2005
------------------------------------------------------------------------------------------------------------------------------
Closing Date:                                                       On or about March 16, 2005
------------------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                      The quarterly payment date falling in June 2037
------------------------------------------------------------------------------------------------------------------------------

*    At a rate equal to US$0.7930=A$1.00.

**   Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.
--------------------------------------------------------------------------------

                                        8

STRUCTURAL OVERVIEW

          St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade
Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among Perpetual Trustees Consolidated Limited, as issuer trustee, St.George Bank, as seller and servicer, Crusade Management
Limited, as manager, St.George Custodial Pty Limited, as custodian, The Bank of
New York, as note trustee, and P.T. Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. 1 of 2005 and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. 1 of 2005 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust
No. 1 of 2005. See "Description of the Trust."

          The Crusade Global Trust No. 1 of 2005 involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain trade names. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the notes to fund the acquisition of the housing loans, the liquidity reserve and other Authorized Investments.

          The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T.
Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "The Security Trust Deed--Nature of the Charge."

          Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

          Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

                                        9

SUBORDINATION AND ALLOCATION OF LOSSES

          The Class B notes and the Class C notes will always be subordinated to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes in their right to receive interest payments. Prior to the stepdown date, or if a trigger event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

          On and after the stepdown date, and for so long as no trigger event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the
Class C notes will be made as described under "Description of the
Notes--Quarterly Principal Distributions."

          The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. The support provided by the Class B notes and the Class C notes is intended to enhance the likelihood that the Class A-1 notes, the Class A-2 notes and the
Class A-3 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the
Class B notes and the Class C notes:

                                               INITIAL
                                    CREDIT     SUPPORT
                       CLASS(ES)   SUPPORT   PERCENTAGE
                       ---------   -------   ----------
                       A           B and C      1.65%

            The initial support percentage in the preceding table is the initial principal balance of the Class B notes and the Class C notes, as a percentage of the housing loan pool balance as of the cut-off date.

MORTGAGE INSURANCE POLICIES

          Mortgage insurance policies issued by, or transferred to, St.George
Insurance Pte Ltd, GE Mortgage Insurance Company Pty Ltd or the Commonwealth of
Australia will provide full coverage for the balance outstanding on each of those housing loans with an LVR greater than 80% (or greater than 75%, in the case of a housing loan with a loan amount in excess of A$1 million) at the time of origination. Either GE Mortgage Insurance Company Pty Ltd or St.George
Insurance Pte Ltd will provide full coverage for the balance outstanding on the housing loans with an LVR of 80% or less (or 75% or less, in the case of a housing loan with a loan amount in excess of A$1 million) at the time of origination. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage
Insurance Policies."

EXCESS INTEREST COLLECTIONS

          Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENT

          To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws and the liquidity reserve.

                                       10

PRINCIPAL DRAWS

          The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.

LIQUIDITY RESERVE

          As at the closing date, A$20,540,163 (representing 0.80% of the A$
Equivalent of proceeds raised from issuing the notes) will be deposited into a liquidity account in Australian dollars which will be used to cover any shortfalls in the interest payment obligations of the issuer trustee on a payment date after application of principal draws. See "Description of the
Notes--Liquidity Reserve."

REDRAWS

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw Retention Amount, or if not available, from drawings under a redraw facility, at the direction of the manager. See
"St.George Residential Loan Program" and "Description of the Transaction
Documents--The Redraw Facility."

          Thus, if a redraw is funded from principal collections, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time.

FURTHER ADVANCES

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, obtain a further advance which results (unlike a redraw) in the principal balance of the housing loan exceeding the scheduled principal balance of the housing loan prior to its funding. A borrower may obtain a further advance where the applicable underwriting and credit criteria have been satisfied and certain additional restrictions have been met. See
"St.George Residential Loan Program--Special Features of the Housing
Loans--Further Advances." St.George Bank will be reimbursed for any such further advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw Retention Amount, or if not available, from drawings under a redraw facility, at the direction of the manager. See "Description of the Transaction Documents--The Redraw Facility."
Alternatively, if the specified restrictions with respect to providing a further advance are unable to be met, even though the applicable underwriting and credit criteria have been satisfied and the further advance is still to be provided,
St.George Bank will arrange to have the housing loan removed as an asset of the trust in consideration of payment to the issuer trustee of an amount equal to the then Unpaid Balance of that housing loan.

          Thus, if the issuer trustee funds a further advance from principal collections, the trust will have less funds available to pay principal to the noteholders on the next

                                       11

quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. If the housing loan is removed as an asset of the trust, the trust will have more funds available to pay principal to noteholders on the next payment date, but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such removed housing loan.

LIMITED SUBSTITUTION

          At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the seller because of a breach of a representation or warranty to purchase an eligible substitute housing loan for inclusion in the assets of the trust, if available.

HEDGING ARRANGEMENTS

          To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

          o    a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under a currency swap.

          o    a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under a currency swap.

          o    a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and on the other hand the obligation of the trust to pay interest and principal on the Class A-1 notes, which are
               denominated in U.S. dollars, together with the basis risk
               between, on the one hand, amounts in respect of interest
               calculated under the fixed-floating rate swap and the basis swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class
               A-1 notes by reference to LIBOR.

          o    a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and on the other hand, the obligation of the trust to pay interest and principal on the Class A-2 notes, which are denominated in Euros, together with the basis risk between, on the one hand, amounts in respect of interest calculated under the fixed-floating rate swap and the basis swap by reference to the
               Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A-2 notes by reference to EURIBOR.

                                       12

OPTIONAL REDEMPTION

          The issuer trustee will, if the manager directs it to do so, redeem all of the notes on or after the quarterly payment date when the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, is equal to or less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the total initial principal balance of the notes as reduced by principal payments, or, if noteholders owning all of the outstanding principal balance of the notes so agree, the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, in each case together with accrued interest to, but excluding, the date of redemption.

                                       13

                              THE HOUSING LOAN POOL

          The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner-occupied and non-owner-occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                       CLOSE OF BUSINESS ON MARCH 7, 2005

Number of Housing Loan Groups.............................................13,635
Housing Loan Pool Size...........................................A$2,546,980,250
Average Housing Loan Group Balance.....................................A$186,797
Maximum Housing Loan Group Balance...................................A$1,183,217
Minimum Housing Loan Group Balance......................................A$10,062
Total Valuation of the Properties................................A$4,641,849,411
Maximum Remaining Term to Maturity in months.................................359
Weighted Average Remaining Term to Maturity in months........................305
Weighted Average Seasoning in months.......................................20.03
Weighted Average Current Loan-to-Value Ratio..............................63.42%
Maximum Current Loan-to-Value Ratio.......................................94.87%
Percentage of Interest-Based Repayment Loans.................................10%

Loan groups comprise one or more loans to a borrower secured by the same collateral securities.

          The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

          Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

                                       14

WITHHOLDING TAX

          Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

          If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the US$ noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes.
However, US$ noteholders owning 75% of the aggregate outstanding principal balance of the US$ notes may direct the issuer trustee not to redeem the notes.
See "Description of the Notes--Redemption of the Notes for Taxation or Other
Reasons."

U.S. TAX STATUS

          In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

LEGAL INVESTMENT

          The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you.
See "Legal Investment Considerations."

ERISA CONSIDERATIONS

          Subject to the considerations in "ERISA Considerations" in this prospectus, the US$ notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended
("ERISA"). Investors should consult their counsel with respect to the consequences under ERISA and the U.S. Internal Revenue Code of 1986, as amended
(the "Code") of the plan's acquisition and ownership of the US$ notes.

BOOK-ENTRY REGISTRATION

          Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

                                       15

COLLECTIONS

          The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

          o    payments of interest, principal and fees and prepayments of principal under the housing loans;

          o    proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

          o    amounts received under mortgage insurance policies;

          o    amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

          o    interest on amounts in the collection account.

          Collections will be allocated between income and principal.
Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as principal collections.

          Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.

INTEREST ON THE NOTES

          Interest on the notes is payable quarterly in arrears on each quarterly payment date. If payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$
notes (or in the case of the Class A-2 notes, after 1:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.
Interest will be paid pro rata between the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. Interest will be paid on the Class B notes and the
Class C notes only after the payments of interest on the Class A-1 notes, the
Class A-2 notes and the Class A-3 notes are made. Interest on a note is calculated for each interest period as follows:

          o    at the note's interest rate;

          o    on the outstanding principal balance of that note at the
               beginning of that interest period, after giving effect to any payments of principal made with respect to that note on that day;
               and

          o    on the basis of the actual number of days in that interest period and a year of 360 days for the Class A-1 notes and the Class A-2 notes, or 365 days for the Class A-3 notes, the Class B notes and the Class C notes.

                                       16

PRINCIPAL ON THE NOTES

          Principal on the notes will be payable on each quarterly payment date to the extent of funds available to be applied for that purpose. If funds are available, but if payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$ notes (or in the case of the Class A-2 notes, after 1:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the applicable
Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date. Up to the stepdown date or if a trigger event exists, principal will be paid pari passu and rateably between each class of Class A notes. Before the stepdown date or if a trigger event exists, the Class B notes will not receive any principal payments unless all of the Class A notes have been repaid in full and the Class
C notes will not receive any principal payments unless all the Class B notes have been repaid in full. On and after the stepdown date, and for so long as a trigger event does not exist, principal will be paid to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes determined pursuant to the applicable principal distribution amount for that class of notes. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among the Class A-1 notes, the Class A-2 notes and the Class A-3 notes prior to any distributions to the Class B notes or the Class C notes.

ALLOCATION OF CASH FLOWS

          On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

                                       17

             DISTRIBUTION OF TOTAL AVAILABLE FUNDS ON A PAYMENT DATE
  TOTAL AVAILABLE FUNDS = AVAILABLE INCOME + PRINCIPAL DRAWS + LIQUIDITY DRAWS

                              [FLOW CHART OMITTED]

                                                               On quarterly payment dates
Pay to St. George Bank the Accrued
       Interest Adjustment                           Pay the fixed-floating rate swap provider any
                                                       break fees received from borrowers or the
       On monthly                                                   mortgage insurer
     payment dates
(other than quarterly                                              Pay Trust Expenses
     payment dates)
                                                           Pay fees under the redraw facility
Pay interest owed under the redraw facility
                                                          Pay any unpaid amounts from previous
                                                      quarterly payment dates (other than amounts
                                                     referred to in the fifth to tenth boxes below)

                                                   Pay pari passu and rateably among themselves:

                                                   o    interest under redraw facility

                                                   o    payments under the currency swap relating to
                                                        interest on the US$ notes

                                                   o    payments under the currency swap relating to
                                                        interest on the Class A-2 notes

                                                   o    payments of interest on the Class A-3 notes

                                                   o    net payments under the fixed-floating rate
                                                        swap

                                                   o    net payments under the basis swap

                                                       Pay any unpaid amounts owing to the Class B
                                                     noteholders on previous quarterly payment dates

                                                           Pay interest on the Class B notes

                                                       Pay any unpaid amounts owing to the Class C
                                                     noteholders on previous quarterly payment dates

                                                            Pay interest on the Class C notes

                                                   Apply any Excess Available Income to reimburse
                                                   in the following order:

                                                   o   Principal charge offs for that quarterly
                                                       collection period

                                                   o   Liquidity Draws not previously repaid

                                                   o   To repay all principal draws

                                                   o   Pari passu and ratebly as among themselves the
                                                       Carryover Class A Charge Offs and Carryover
                                                       Redraw Charge Offs

                                                   o   Carryover Class B Charge Offs

                                                   o   Carryover Class C Charge Offs

                                                         Distribute any remaining amount to the
                                                               residual income beneficiary

                                       18

             DISTRIBUTION OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE

                              [FLOW CHART OMITTED]

                                                                                   On monthly and
         Allocate any required principal draw to Total Available Funds            quarterly payment
                                                                                       dates

                                                                                   On monthly and
   Retain in the collection account funds to cover any anticipated shortfalls    quarterly payment
                                                                                       dates
 On quarterly       Repay the seller for any redraws and further
payment dates        advances it has funded and not been repaid

                    Repay any principal outstanding under the
                                redraw facility

                     Retain the Redraw Retention Amount in
                             the collection account

   Quarterly payment date before                            Quarterly payment date on and after
       Stepdown Date or if a                                    the Stepdown Date (provided
     Trigger Event subsists                                      no Trigger Event subsists)

To the Liquidity Account until it equals the                To the Liquidity Account until it equals
     Liquidity Limit                                             the Liquidity Limit

Pari passu and rateably among themselves:                   Pari passu and rateably among themselves of
                                                            the Class A Principal Distribution Amount:
o    payments under the currency swap
     relating to principal due on the US$                   o    payments under the currency swap in
     notes                                                       respect of the principal due on the
                                                                 US$ notes

o    payments under the currency swap                       o    payments under the currency swap
     relating to principal due on the Class                      in respect of the principal due on the
     A-2 notes                                                   Class A-2 notes

o    payments of principal due on the Class
     A-3 notes                                              o    payments of principal due on the Class
                                                                 A-3 notes

Payments of principal due on the Class B                    Payments due to Class B noteholders out of the
               notes                                           Class B Principal Distribution Amount

Payments of principal due on the Class C                    Payments due to Class C noteholders out of the
               notes                                           Class C Principal Distribution Amount

                                       19

                                  RISK FACTORS

          The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the US$ notes.

THE NOTES WILL BE PAID ONLY FROM      o    The notes are debt obligations of the
THE ASSETS OF THE TRUST                    issuer trustee only in its capacity
                                           as trustee of the trust. The notes do
                                           not represent an interest in or
                                           obligation of any of the other
                                           parties to the transaction. The
                                           assets of the trust will be the sole
                                           source of payments on the notes. The
                                           issuer trustee's other assets will
                                           only be available to make payments on
                                           the notes if the issuer trustee is
                                           negligent, commits fraud or in some
                                           circumstances where the issuer
                                           trustee fails to comply with an
                                           obligation expressly imposed upon it
                                           under the documents or a written
                                           direction from the manager.
                                           Therefore, if the assets of the trust
                                           are insufficient to pay the interest
                                           and principal on your notes when due,
                                           there will be no other source from
                                           which to receive these payments and
                                           you may not get back your entire
                                           investment or the yield you expected
                                           to receive.

THE RATINGS ON THE NOTES SHOULD BE    o    The security ratings of the notes
EVALUATED INDEPENDENTLY                    should be evaluated independently
                                           from similar ratings on other types
                                           of notes or securities. A security
                                           rating by a rating agency is not a
                                           recommendation to buy, sell or hold
                                           securities and may be subject to
                                           revision, suspension, qualification
                                           or withdrawal at any time by the
                                           relevant rating agency. A revision,
                                           suspension, qualification or
                                           withdrawal of the rating of the notes
                                           may adversely affect the price of the
                                           notes. In addition, the ratings of
                                           the notes do not address the expected
                                           timing of principal repayments under
                                           the notes, only that principal will
                                           be received no later than the
                                           maturity date.

INVESTMENT IN THE NOTES MAY NOT BE    o    The notes are not a suitable
SUITABLE FOR ALL INVESTORS                 investment for any investor that
                                           requires a regular or predictable
                                           schedule of payments or payment on
                                           any specific date. The notes are
                                           complex investments that should be
                                           considered only by investors who,
                                           either alone or with their financial,
                                           tax and legal advisors, have the
                                           expertise to analyze the prepayment,
                                           reinvestment, default and market
                                           risk, the tax

                                       20

                                           consequences of an investment, and
                                           the interaction of these factors.

                                      o    Mortgage-backed securities, like the
                                           notes, usually produce more returns
                                           of principal to investors when market
                                           interest rates fall below the
                                           interest rates on the housing loans
                                           and produce less returns of principal
                                           when market interest rates rise above
                                           the interest rates on the housing
                                           loans. If borrowers refinance their
                                           housing loans as a result of lower
                                           interest rates, noteholders will
                                           receive an unanticipated payment of
                                           principal. As a result, noteholders
                                           are likely to receive more money to
                                           reinvest at a time when other
                                           investments generally are producing a
                                           lower yield than that on the notes
                                           and are likely to receive less money
                                           to reinvest when other investments
                                           generally are producing a higher
                                           yield than that on the notes. Holders
                                           will bear the risk that the timing
                                           and amount of distributions on the
                                           notes will prevent you from attaining
                                           the desired yield.

THE YIELD TO MATURITY ON THE NOTES    o    The pre-tax yield to maturity on the
IS UNCERTAIN AND MAY BE AFFECTED BY        notes is uncertain and will depend on
MANY FACTORS                               a number of factors. One such factor
                                           is the uncertain rate of return of
                                           principal. The amount of
                                           distributions of principal on the
                                           notes and the time when those
                                           distributions are received depend on
                                           the amount and the times at which
                                           borrowers make principal payments on
                                           the housing loans. The principal
                                           payments may be regular scheduled
                                           payments or unscheduled payments
                                           resulting from prepayments of the
                                           housing loans.

YOU FACE AN ADDITIONAL POSSIBILITY    o    Although St.George Bank could have
OF LOSS BECAUSE THE ISSUER TRUSTEE         legally assigned the title to the
DOES NOT HOLD LEGAL TITLE TO THE           housing loans to the issuer trustee,
HOUSING LOANS                              initially it will assign only
                                           equitable title to the housing loans
                                           to the issuer trustee. The housing
                                           loans will be legally assigned to the
                                           issuer trustee only upon the
                                           occurrence of a title perfection
                                           event, as described in "Description
                                           of the Assets of the Trust--Transfer
                                           and Assignment of the Housing Loans."
                                           Because the issuer trustee does not
                                           hold legal title to the housing loans
                                           you will be subject to the following
                                           risks, which may lead to a failure to
                                           receive collections on the housing
                                           loans, delays in receiving the
                                           collections or losses to you:

                                       21

                                           o    the issuer trustee's interest in
                                                a housing loan may be impaired
                                                by the creation or existence of
                                                an equal or higher ranking
                                                security interest over the
                                                related mortgaged property
                                                created after the creation of
                                                the issuer trustee's equitable
                                                interest but prior to it
                                                acquiring a legal interest in
                                                the housing loans;

                                           o    until a borrower has notice of
                                                the assignment, that borrower is
                                                not bound to make payments under
                                                its housing loan to anyone other
                                                than the seller. Until a
                                                borrower receives notice of the
                                                assignment, any payments the
                                                borrower makes under his or her
                                                housing loan to the seller will
                                                validly discharge the borrower's
                                                obligations under the borrower's
                                                housing loan even if the issuer
                                                trustee does not receive the
                                                payments from the seller.
                                                Therefore, if the seller does
                                                not deliver collections to the
                                                issuer trustee, for whatever
                                                reason, neither the issuer
                                                trustee nor you will have any
                                                recourse against the related
                                                borrowers for such collections;
                                                and

                                           o    the issuer trustee may not be
                                                able to initiate any legal
                                                proceedings against a borrower
                                                to enforce a housing loan
                                                without the involvement of the
                                                seller.

THE SELLER AND SERVICER MAY           o    Before the seller or the servicer
COMMINGLE COLLECTIONS ON THE               remits collections to the collection
HOUSING LOANS WITH THEIR ASSETS            account, the collections may be
                                           commingled with the assets of the
                                           seller or servicer. If the seller or
                                           the servicer becomes insolvent, the
                                           issuer trustee may only be able to
                                           claim those collections as an
                                           unsecured creditor of the insolvent
                                           company. This could lead to a failure
                                           to receive the collections on the
                                           housing loans, delays in receiving
                                           the collections, or losses to you.

THERE IS NO WAY TO PREDICT THE        o    The rate of principal and interest
ACTUAL RATE AND TIMING OF PAYMENTS         payments on pools of housing loans
ON THE HOUSING LOANS                       varies among pools, and is influenced
                                           by a variety of economic,
                                           demographic, social, tax, legal and
                                           other factors, including prevailing
                                           market interest rates for housing
                                           loans and the particular terms of the
                                           housing loans. Australian housing
                                           loans have features and options that
                                           are different from housing loans in
                                           the United States, and thus will have
                                           different rates and timing

                                       22

                                           of payments from housing loans in the
                                           United States. There is no guarantee
                                           as to the actual rate of prepayment
                                           on the housing loans, or that the
                                           actual rate of prepayments will
                                           conform to any model described in
                                           this prospectus. The rate and timing
                                           of principal and interest payments
                                           and the ability to redraw principal
                                           on the housing loans, to obtain a
                                           further advance or the election of an
                                           interest based repayment option will
                                           affect the rate and timing of
                                           payments of principal and interest on
                                           your notes. Unexpected prepayment
                                           rates could have the following
                                           negative effects:

                                           o    if you bought your notes for
                                                more than their face amount, the
                                                yield on your notes will drop if
                                                principal payments occur at a
                                                faster rate than you expect; or

                                           o    if you bought your notes for
                                                less than their face amount, the
                                                yield on your notes will drop if
                                                principal payments occur at a
                                                slower rate than you expect.

LOSSES AND DELINQUENT PAYMENTS ON     o    If borrowers fail to make payments of
THE HOUSING LOANS MAY AFFECT THE           interest and principal under the
RETURN ON YOUR NOTES                       housing loans when due and the credit
                                           enhancement described in this
                                           prospectus is not enough to protect
                                           your notes from the borrowers'
                                           failure to pay, then the issuer
                                           trustee may not have enough funds to
                                           make full payments of interest and
                                           principal due on your notes.
                                           Consequently, the yield on your notes
                                           could be lower than you expect and
                                           you could suffer losses.

ENFORCEMENT OF THE HOUSING LOANS      o    Substantial delays could be
MAY CAUSE DELAYS IN PAYMENT AND            encountered in connection with the
LOSSES                                     liquidation of a housing loan, which
                                           may lead to shortfalls in payments to
                                           you to the extent those shortfalls
                                           are not covered by a mortgage
                                           insurance policy.

                                      o    If the proceeds of the sale of a
                                           mortgaged property, net of
                                           preservation and liquidation
                                           expenses, are less than the amount
                                           due under the related housing loan,
                                           the issuer trustee may not have
                                           enough funds to make full payments of
                                           interest and principal due to you,
                                           unless the difference is covered
                                           under a mortgage insurance policy.

                                       23

UNREIMBURSED REDRAWS AND FURTHER      o    Unreimbursed redraws and further
ADVANCES WILL BE PAID BEFORE               advances will rank ahead of your
PRINCIPAL ON YOUR NOTES                    notes with respect to payment of
                                           principal prior to enforcement of the
                                           charge under the security trust deed,
                                           and you may not receive full
                                           repayment of principal on your notes.

THE CLASS B AND CLASS C NOTES         o    The amount of credit enhancement
PROVIDE ONLY LIMITED PROTECTION            provided through the subordination of
AGAINST LOSSES                             the Class B and the Class C notes to
                                           the Class A notes is limited and
                                           could be depleted prior to the
                                           payment in full of the Class A notes.
                                           If the principal amount of the Class
                                           B and the Class C notes is reduced to
                                           zero, you may suffer losses on your
                                           notes.

THE MORTGAGE INSURANCE POLICIES MAY   o    The mortgage insurance policies are
NOT BE AVAILABLE TO COVER LOSSES ON        subject to some exclusions from
THE HOUSING LOANS                          coverage and rights of termination
                                           which are described in "The Mortgage
                                           Insurance Policies." Furthermore, GE
                                           Mortgage Insurance Company Pty Ltd is
                                           acting as a mortgage insurance
                                           provider with respect to
                                           approximately 60% of the housing loan
                                           pool and St.George Insurance Pte Ltd
                                           with respect to approximately 40% of
                                           the housing loan pool. The
                                           availability of funds under these
                                           mortgage insurance policies will
                                           ultimately be dependent on the
                                           financial strength of these entities.
                                           Therefore, a borrower's payments that
                                           are expected to be covered by the
                                           mortgage insurance policies may not
                                           be covered because of these
                                           exclusions or because of financial
                                           difficulties impeding the mortgage
                                           insurer's ability to perform its
                                           obligations. If such circumstances
                                           arise the issuer trustee may not have
                                           enough money to make timely and full
                                           payments of principal and interest on
                                           your notes.

YOU MAY NOT BE ABLE TO RESELL YOUR    o    The underwriters are not required to
NOTES                                      assist you in reselling your notes. A
                                           secondary market for your notes may
                                           not develop. If a secondary market
                                           does develop, it might not continue
                                           or might not be sufficiently liquid
                                           to allow you to resell any of your
                                           notes readily or at the price you
                                           desire. The market value of your
                                           notes is likely to fluctuate, which
                                           could result in significant losses to
                                           you.

THE TERMINATION OF ANY OF THE SWAPS   o    The issuer trustee will exchange the
MAY SUBJECT YOU TO LOSSES FROM             interest payments from the fixed rate
INTEREST RATE OR CURRENCY                  housing loans for variable rate
FLUCTUATIONS                               payments based upon the three-month
                                           Australian bank bill rate. If the
                                           fixed-floating rate swap is
                                           terminated or the fixed-floating rate
                                           swap provider fails to perform its
                                           obligations, you will be

                                       24

                                           exposed to the risk that the floating
                                           rate of interest payable on the notes
                                           will be greater than the
                                           discretionary fixed rate set by the
                                           servicer on the fixed rate housing
                                           loans, which may lead to losses to
                                           you.

                                      o    The issuer trustee will exchange the
                                           interest payments from the variable
                                           rate housing loans for variable rate
                                           payments based upon the three-month
                                           Australian bank bill rate. If the
                                           basis swap is terminated, the manager
                                           will direct the servicer to set the
                                           interest rate on the variable rate
                                           housing loans at a rate high enough
                                           to cover the payments owed by the
                                           trust. If the rates on the variable
                                           rate housing loans are set above the
                                           market interest rate for similar
                                           variable rate housing loans, the
                                           affected borrowers will have an
                                           incentive to refinance their loans
                                           with another institution, which may
                                           lead to higher rates of principal
                                           prepayment than you initially
                                           expected, which will affect the yield
                                           on your notes.

                                      o    The issuer trustee will receive
                                           payments from the borrowers on the
                                           housing loans and the fixed-floating
                                           rate swap and the basis swap
                                           providers in Australian dollars
                                           (calculated, in the case of payments
                                           by those swap providers, by reference
                                           to the Australian bank bill rate) and
                                           make payments to US$ noteholders in
                                           U.S. dollars and to Class A-2
                                           noteholders in Euros (calculated, in
                                           the case of payments of interest, by
                                           reference to LIBOR in respect of the
                                           US$ notes and by reference to EURIBOR
                                           in respect of the Class A-2 notes).

                                      o    Under the US$ currency swap, the
                                           currency swap provider will exchange
                                           Australian dollar obligations for
                                           U.S. dollars, and in the case of
                                           interest, amounts calculated by
                                           reference to the Australian bank bill
                                           rate for amounts calculated by
                                           reference to LIBOR. If the currency
                                           swap provider fails to perform its
                                           obligations or if the US$ currency
                                           swap is terminated, the issuer
                                           trustee might have to exchange its
                                           Australian dollars for U.S. dollars,
                                           and its Australian bank bill rate
                                           obligations for LIBOR obligations, at
                                           an exchange rate that does not
                                           provide sufficient U.S. dollars to
                                           make payments to you in full.

                                       25

                                      o    Under the Euro currency swap, the
                                           currency swap provider will exchange
                                           Australian dollar obligations for
                                           Euros, and in the case of interest,
                                           amounts calculated by reference to
                                           the Australian bank bill rate for
                                           amounts calculated by reference to
                                           EURIBOR. If the currency swap
                                           provider fails to perform its
                                           obligations or if the Euro currency
                                           swap is terminated, the issuer
                                           trustee might have to exchange its
                                           Australian dollars for Euros, and its
                                           Australian bank bill rate obligations
                                           for EURIBOR obligations, at an
                                           exchange rate that may be greater
                                           than the fixed rate of exchange in
                                           the Euro currency swap. This would
                                           occur if the Euro appreciates in
                                           value against the Australian dollar
                                           or if the spread between EURIBOR and
                                           the Australian bank bill rate
                                           increases. Either occurrence may
                                           require more Australian dollars to
                                           make payments in respect of the Class
                                           A-2 notes than would otherwise be the
                                           case if payments were being made
                                           under the Euro currency swap. Since
                                           payments on the Class A-2 notes rank
                                           equal in priority with payments on
                                           the US$ notes, if more Australian
                                           dollars are required to make payments
                                           on the Class A-2 notes, there may be
                                           less Australian dollars available to
                                           make payments in respect of your
                                           notes, which could result in losses
                                           to you.

PREPAYMENTS DURING A COLLECTION       o    If a prepayment is received on a
PERIOD MAY RESULT IN YOU NOT               housing loan during a collection
RECEIVING YOUR FULL INTEREST               period, interest on the housing loan
PAYMENTS                                   will cease to accrue on that portion
                                           of the housing loan that has been
                                           prepaid, starting on the date of
                                           prepayment. The amount prepaid will
                                           be invested in investments that may
                                           earn a rate of interest lower than
                                           that paid on the housing loan. If it
                                           is less, the issuer trustee may not
                                           have sufficient funds to pay you the
                                           full amount of interest due to you on
                                           the next quarterly payment date.

PAYMENT HOLIDAYS MAY RESULT IN YOU    o    If a borrower prepays principal on
NOT RECEIVING YOUR FULL INTEREST           his or her loan, the borrower is not
PAYMENTS                                   required to make any payments,
                                           including interest payments, until
                                           the outstanding principal balance of
                                           the housing loan plus unpaid interest
                                           equals the scheduled principal
                                           balance. If a significant number of
                                           borrowers take advantage of this
                                           feature at the same time and
                                           principal draws do not provide enough
                                           funds to cover the interest payments
                                           on the housing loans that are not
                                           received, the issuer trustee may not
                                           have sufficient funds to

                                       26

                                           pay you the full amount of interest
                                           on the notes on the next quarterly
                                           payment date.

THE PROCEEDS FROM THE ENFORCEMENT     o    If the security trustee enforces the
OF THE SECURITY TRUST DEED MAY BE          security interest over the assets of
INSUFFICIENT TO PAY AMOUNTS DUE TO         the trust after an event of default
YOU                                        under the security trust deed, there
                                           is no assurance that the market value
                                           of the assets of the trust will be
                                           equal to or greater than the
                                           outstanding principal and interest
                                           due on the notes, or that the
                                           security trustee will be able to
                                           realize the full value of the assets
                                           of the trust. The issuer trustee, the
                                           security trustee, the note trustee,
                                           the swap providers and other service
                                           providers will generally be entitled
                                           to receive the proceeds of any sale
                                           of the assets of the trust, to the
                                           extent they are owed fees and
                                           expenses, before you. Consequently,
                                           the proceeds from the sale of the
                                           assets of the trust after an event of
                                           default under the security trust deed
                                           may be insufficient to pay you
                                           principal and interest in full.

IF THE MANAGER DIRECTS THE ISSUER     o    If the manager directs the issuer
TRUSTEE TO REDEEM THE NOTES                trustee to redeem the notes earlier
EARLIER, YOU COULD SUFFER LOSSES           as described in "Description of the
AND THE YIELD ON YOUR NOTES COULD          Notes--Optional Redemption of the
BE LOWER THAN EXPECTED                     Notes" and principal charge offs have
                                           occurred, noteholders owning all of
                                           the outstanding principal balance of
                                           the notes may consent to receiving an
                                           amount equal to the outstanding
                                           principal balance of the notes, less
                                           principal charge offs, plus accrued
                                           interest. As a result, you may not
                                           fully recover your investment. In
                                           addition, the purchase of the housing
                                           loans will result in the early
                                           retirement of your notes, which will
                                           shorten their average lives and
                                           potentially lower the yield on your
                                           notes.

TERMINATION PAYMENTS RELATING TO A    o    If the issuer trustee is required to
CURRENCY SWAP MAY REDUCE PAYMENTS          make a termination payment to the
TO YOU                                     currency swap provider upon the
                                           termination of either the US$
                                           currency swap or the Euro currency
                                           swap, the issuer trustee will make
                                           the termination payment from the
                                           assets of the trust. Prior to
                                           enforcement of the security trust
                                           deed, these termination payments will
                                           be paid in priority to payments on
                                           the notes. After enforcement of the
                                           security trust deed, these
                                           termination payments will be paid
                                           pari passu with payments to the
                                           holders of the Class A notes. Thus,
                                           if the issuer trustee makes a
                                           termination payment, there may not be
                                           sufficient funds remaining to pay
                                           interest on your notes on the next
                                           quarterly payment

                                       27

                                           date, and the principal on your notes
                                           may not be repaid in full.

THE IMPOSITION OF A WITHHOLDING TAX   o    If a withholding tax is imposed on
WILL REDUCE PAYMENTS TO YOU AND MAY        payments of interest on your notes,
LEAD TO AN EARLY REDEMPTION OF THE         you will not be entitled to receive
NOTES                                      grossed-up amounts to compensate for
                                           such withholding tax. Thus, you will
                                           receive less interest than is
                                           scheduled to be paid on your notes.

                                      o    If the option to redeem the notes
                                           affected by a withholding tax is
                                           exercised, you may not be able to
                                           reinvest the redemption payments at a
                                           comparable interest rate.

ST.GEORGE BANK'S ABILITY TO SET THE   o    The interest rates on the variable
INTEREST RATE ON VARIABLE RATE             rate housing loans are not tied to an
HOUSING LOANS MAY LEAD TO INCREASED        objective interest rate index, but
DELINQUENCIES OR PREPAYMENTS               are set at the sole discretion of
                                           St.George Bank. If St.George Bank
                                           increases the interest rates on the
                                           variable rate housing loans,
                                           borrowers may be unable to make their
                                           required payments under the housing
                                           loans, and accordingly, may become
                                           delinquent or may default on their
                                           payments. In addition, if the
                                           interest rates are raised above
                                           market interest rates, borrowers may
                                           refinance their loans with another
                                           lender to obtain a lower interest
                                           rate. This could cause higher rates
                                           of principal prepayment than you
                                           expected and affect the yield on your
                                           notes.

THE FEATURES OF THE HOUSING LOANS     o    The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT THE         including their interest rates, may
TIMING AND AMOUNT OF PAYMENTS TO           be changed by St.George Bank, either
YOU                                        on its own initiative or at a
                                           borrower's request. Some of these
                                           changes may include the addition of
                                           newly developed features which are
                                           not described in this prospectus. As
                                           a result of these changes and
                                           borrower's payments of principal, the
                                           concentration of housing loans with
                                           specific characteristics is likely to
                                           change over time, which may affect
                                           the timing and amount of payments you
                                           receive.

                                      o    If St.George Bank changes the
                                           features of the housing loans,
                                           borrowers may elect to refinance
                                           their loan with another lender to
                                           obtain more favorable features. In
                                           addition, the housing loans included
                                           in the trust are not permitted to
                                           have some features. If a borrower
                                           opts to add one of these features to
                                           his or her housing loan, the housing
                                           loan will be removed from the trust.
                                           The refinancing or

                                       28

                                           removal of housing loans could cause
                                           you to experience higher rates of
                                           principal prepayment than you
                                           expected, which could affect the
                                           yield on your notes.

THERE ARE LIMITS ON THE AMOUNT OF     o    If the interest collections during a
AVAILABLE LIQUIDITY TO ENSURE              collection period are insufficient to
PAYMENTS OF INTEREST TO YOU                cover fees, expenses and the interest
                                           payments due on the notes on the next
                                           payment date, principal collections
                                           collected during the collection
                                           period may be used to cover these
                                           amounts. If principal collections are
                                           insufficient for this purpose,
                                           Liquidity Draws may be made. In the
                                           event that there is not enough money
                                           available from principal collections
                                           and the Liquidity Account, you may
                                           not receive a full payment of
                                           interest on that payment date, which
                                           will reduce the yield on your notes.

THE USE OF PRINCIPAL COLLECTIONS OR   o    If principal collections or the
A DRAW UPON THE LIQUIDITY ACCOUNT          Liquidity Account are drawn upon to
TO COVER LIQUIDITY SHORTFALLS MAY          cover shortfalls in interest
LEAD TO PRINCIPAL LOSSES                   collections, and there is
                                           insufficient excess interest
                                           collections in succeeding collection
                                           periods to repay those principal
                                           draws or Liquidity Draws (as the case
                                           may be), you may not receive full
                                           repayment of principal on your notes.

A DECLINE IN AUSTRALIAN ECONOMIC      o    The Australian economy has been
CONDITIONS MAY LEAD TO LOSSES ON           experiencing a prolonged period of
YOUR NOTES                                 expansion with relatively low and
                                           stable interest rates and steadily
                                           increasing property values. If the
                                           Australian economy were to experience
                                           a downturn, an increase in interest
                                           rates, a fall in property values or
                                           any combination of these factors,
                                           delinquencies or losses on the
                                           housing loans may increase, which may
                                           cause losses on your notes.

CONSUMER PROTECTION LAWS AND CODES    o    Some of the borrowers may attempt to
MAY AFFECT THE TIMING OR AMOUNT OF         make a claim to a court requesting
INTEREST OR PRINCIPAL PAYMENTS TO          changes in the terms and conditions
YOU                                        of their housing loans or
                                           compensation or penalties from the
                                           seller for breaches of any
                                           legislation relating to consumer
                                           credit and the Code of Banking
                                           Practice. Any changes which allow the
                                           borrower to pay less principal or
                                           interest under his or her housing
                                           loan may delay or decrease the amount
                                           of payments to you.

                                      o    In addition, if the issuer trustee
                                           obtains legal title to the housing
                                           loans, the issuer trustee will be
                                           subject to the penalties and
                                           compensation provisions of the

                                       29

                                           applicable consumer protection laws
                                           instead of the seller. To the extent
                                           that the issuer trustee is unable to
                                           recover any such liabilities under
                                           the consumer protection laws from the
                                           seller, the assets of the trust will
                                           be used to indemnify the issuer
                                           trustee prior to payments to you.
                                           This may delay or decrease the amount
                                           of collections available to make
                                           payments to you.

THE CONCENTRATION OF HOUSING LOANS    o    If the trust contains a high
IN SPECIFIC GEOGRAPHIC AREAS MAY           concentration of housing loans
INCREASE THE POSSIBILITY OF LOSS ON        secured by properties located within
YOUR NOTES                                 a single state or region within
                                           Australia, any deterioration in the
                                           real estate values or the economy of
                                           any of those states or regions could
                                           result in higher rates of
                                           delinquencies, foreclosures and loss
                                           than expected on the housing loans.
                                           In addition, these states or regions
                                           may experience natural disasters,
                                           which may not be fully insured
                                           against and which may result in
                                           property damage and losses on the
                                           housing loans. These events may in
                                           turn have a disproportionate impact
                                           on funds available to the trust,
                                           which could cause you to suffer
                                           losses.

THE CONTINUING UNCERTAINTY OVER THE   o    Since July 1, 2000, a goods and
INTERPRETATION OF THE NEW GOODS AND        services tax is payable by all
SERVICES TAX IN AUSTRALIA MAY              entities which make taxable supplies
DECREASE THE FUNDS AVAILABLE TO THE        in Australia subject to certain
TRUST TO PAY YOU                           transitional rules. Some service
                                           providers to the issuer trustee may
                                           be subject to GST in respect of the
                                           services provided to the trust and
                                           may pass on that additional cost to
                                           the issuer trustee. The Australian
                                           Taxation Office (ATO) has recently
                                           issued a public ruling to the effect
                                           that the issuer trustee would not be
                                           entitled to claim a reduced input tax
                                           credit for most of the GST borne by
                                           it in respect of services provided to
                                           it by the servicer. However, the ATO
                                           is currently reviewing its position
                                           in this regard. The issuer trustee
                                           may also be subject to GST on
                                           services provided by it. To the
                                           extent that it has a net GST
                                           liability, the issuer trustee will
                                           have less trust funds available to
                                           meet its obligations, and you may
                                           suffer losses. See "Australian Tax
                                           Matters" in the prospectus.

CHANGES OF LAW MAY IMPACT THE         o    The structure of the transaction and,
STRUCTURE OF THE TRANSACTION AND           inter alia, the issue of the notes
THE TREATMENT OF THE NOTES                 and ratings assigned to the notes are
                                           based on Australian law, tax and
                                           administrative practice in effect at
                                           the date hereof, and having due
                                           regard to the expected tax treatment
                                           of all relevant

                                       30

                                           entities under such law and practice.
                                           No assurance can be given that
                                           Australian law, tax or administrative
                                           practice will not change after the
                                           closing date or that such change will
                                           not adversely impact the structure of
                                           the transaction and the treatment of
                                           the notes.

YOU WILL NOT RECEIVE PHYSICAL NOTES   o    Your ownership of the notes will be
REPRESENTING YOUR NOTES, WHICH CAN         registered electronically through
CAUSE DELAYS IN RECEIVING                  DTC, Euroclear and/or Clearstream,
DISTRIBUTIONS AND HAMPER YOUR              Luxembourg. You will not receive
ABILITY TO PLEDGE OR RESELL YOUR           physical notes, except in limited
NOTES                                      circumstances. The lack of physical
                                           certificates could:

                                           o    cause you to experience delays
                                                in receiving payments on the
                                                notes because the principal
                                                paying agent will be sending
                                                distributions on the notes to
                                                DTC instead of directly to you;

                                           o    limit or prevent you from using
                                                your notes as collateral; and

                                           o    hinder your ability to resell
                                                the notes or reduce the price
                                                that you receive for them.

AUSTRALIAN TAX REFORM PROPOSALS       o    If the Australian tax legislation is
COULD AFFECT THE TAX TREATMENT OF          amended to tax this trust as a
THE TRUST                                  company then it may reduce the
                                           available cash of the trust and it is
                                           possible that the issuer trustee
                                           might be left with insufficient cash
                                           to pay interest on the notes. See
                                           "Australian Tax Matters."

RECENTLY PROPOSED CHANGES TO          o    On February 14, 2005, the Australian
REGULATORY REQUIREMENTS MAY AFFECT         Prudential Regulatory Authority
THE FINANCIAL PERFORMANCE OF               ("APRA") outlined changes to its
LENDERS MORTGAGE INSURERS                  proposed reforms to the capital and
                                           reporting framework for lenders
                                           mortgage insurers. The proposed
                                           reforms aim to strengthen the capital
                                           framework for lenders mortgage
                                           insurers and increase
                                           risk-sensitivity, while reducing
                                           inconsistencies in prudential
                                           requirements. Subject to
                                           consultations, APRA intends for the
                                           proposed reforms to be implemented on
                                           October 1, 2005 and will apply to all
                                           lenders mortgage insurers. APRA will
                                           consider transitional arrangements,
                                           where appropriate, at its discretion.
                                           Although management of the respective
                                           lenders mortgage insurers do not
                                           believe that these regulatory changes
                                           will have a materially adverse affect
                                           on operations, the potentially more
                                           stringent capital adequacy
                                           requirements, and in the case of
                                           St.George

                                       31

                                           Insurance Pte Ltd, the implications,
                                           costs and expenses associated with
                                           re-domiciling in Australia, could
                                           affect the financial strength of
                                           these entities. If any of these
                                           entities encounter financial
                                           difficulties which impede or prohibit
                                           the performance of their obligations
                                           as provided herein, the issuer
                                           trustee may not have sufficient funds
                                           to timely pay principal and interest
                                           on the notes.

BECAUSE THE TRUST MANAGER AND THE     o    Each of Crusade Management Limited
ISSUER TRUSTEE ARE AUSTRALIAN              and Perpetual Trustees Consolidated
ENTITIES, THERE REMAINS UNCERTAINTY        Limited is an Australian public
AS TO THE ENFORCEABILITY OF                company and has agreed to submit to
JUDGMENTS OBTAINED BY US$                  the jurisdiction of New York State
NOTEHOLDERS IN U.S. COURTS BY              court and federal courts of the
AUSTRALIAN COURTS                          United States of America located in
                                           the Southern District of New York for
                                           purposes of any suit, action or
                                           proceeding arising out of the
                                           offering of the US$ notes. Generally,
                                           a final and conclusive judgment
                                           obtained by noteholders in U.S.
                                           courts would be recognized and
                                           enforceable against the trust manager
                                           or the issuer trustee, as the case
                                           may be, in the relevant Australian
                                           court without reexamination of the
                                           merits of the case. However, because
                                           of the foreign location of the trust
                                           manager and the issuer trustee and
                                           their directors, officers and
                                           employees (and their respective
                                           assets), it may be difficult for
                                           noteholders to effect service of
                                           process over these persons or to
                                           enforce against them judgments
                                           obtained in United States courts
                                           based upon the civil liability
                                           provisions of the U.S. federal
                                           securities laws. See "Enforcement of
                                           Foreign Judgments in Australia."

                                       32

THE AVAILABILITY OF VARIOUS SUPPORT   o    St.George Bank Limited is acting in
FACILITIES WITH RESPECT TO PAYMENT         the capacities of seller, servicer,
ON THE NOTES WILL ULTIMATELY BE            redraw facility provider,
DEPENDENT ON THE FINANCIAL                 fixed-floating rate swap provider and
CONDITION OF ST.GEORGE BANK                basis swap provider, St.George
LIMITED, ST.GEORGE CUSTODIAL PTY           Custodial Pty Limited is acting in
LIMITED AND ST.GEORGE INSURANCE PTE        the capacity as custodian and
LTD.                                       St.George Insurance Pte Ltd is acting
                                           as a mortgage insurance provider with
                                           respect to approximately 40% of the
                                           housing loan pool. Accordingly, the
                                           availability of these various support
                                           facilities with respect to the notes
                                           will ultimately be dependent on the
                                           financial strength of St.George Bank
                                           Limited, St.George Custodial Pty
                                           Limited and St.George Insurance Pte
                                           Ltd. If any of these entities
                                           encounter financial difficulties
                                           which impede or prohibit the
                                           performance of their obligations
                                           under the various support facilities,
                                           the issuer trustee may not have
                                           sufficient funds to timely pay the
                                           full amount of principal and interest
                                           due on the notes.

EUROPEAN UNION SAVINGS DIRECTIVE      o    On June 3, 2003, the European Council
                                           of Economics and Finance Ministers
                                           adopted a directive on the taxation
                                           of savings income. Under the
                                           directive member states will (subject
                                           to a number of important conditions
                                           being met) be required, from July 1,
                                           2005, to provide to the tax
                                           authorities of another member state
                                           details of payments of interest (or
                                           similar income) paid by a person
                                           within its jurisdiction to an
                                           individual resident in that other
                                           member state, except that, for a
                                           transitional period, Belgium,
                                           Luxembourg and Austria will instead
                                           be required (unless during that
                                           period they opt to apply information
                                           sharing instead, which they have not
                                           indicated they will do) to operate a
                                           withholding system in relation to
                                           such payments (the ending of such
                                           transitional period being dependent
                                           upon the conclusion of agreements
                                           relating to information exchange with
                                           certain other countries and, in the
                                           case of Austria, to approval by the
                                           Austrian Parliament).

                                       33

                                CAPITALIZED TERMS

          The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 180.

                        U.S. DOLLAR AND EURO PRESENTATION

          In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency and references to "Euros" and "(euro)" are references to the single currency introduced at the third stage of the European
Economic and Monetary Union pursuant to the Treaty Establishing the European
Community, as amended. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of
US$0.7974 = A$1.00, the noon buying rate in New York City for cable transfers in
Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on March 8, 2005 and any translations of Australian dollars into
Euros have been made at a rate of (euro)0.5984 = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency on March 8, 2005. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar or Euro, as applicable, amounts or could be converted into U.S. dollars or Euros, as applicable, at that rate.

               THE ISSUER TRUSTEE, ST.GEORGE BANK AND THE MANAGER

THE ISSUER TRUSTEE

          The issuer trustee was incorporated on July 30, 1887 as National
Trustees Executors and Agency Company Australasia Limited under the Companies
Statute 1864 of Victoria as a public company. After name changes in 1987, 1999 and 2000, Perpetual Trustees Consolidated Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth), with its registered office at Level 7, 39 Hunter Street, Sydney. Perpetual Trustees
Consolidated Limited's principal business is the provision of fiduciary, trustee and other commercial services. Perpetual Trustees Consolidated Limited is an authorized trustee corporation under the Corporations Act 2001 (Cth). Perpetual
Trustee Company Limited, a related body corporate of the issuer trustee, has obtained an Australian Financial Services License under Part 7.6 of the
Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643).
Perpetual Trustee Company Limited has appointed Perpetual Trustees Consolidated
Limited to act as its authorized representative under that license (Authorized
Representative No. 264840).

          Perpetual Trustees Consolidated Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 fully paid ordinary shares of A$1.00, 1,500,000 partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.90) and 555,390 partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.50) giving total share capital of A$29,500,000. The issuer trustee is a wholly owned subsidiary of Perpetual Trustees Australia
Limited (ABN 86 000 431 827). Perpetual Trustees Australia Limited acquired the shares in the issuer trustee on October 1, 2000.

                                       34

DIRECTORS

     The directors of the issuer trustee are as follows:

NAME                         BUSINESS ADDRESS       PRINCIPAL ACTIVITIES
---------------------   -------------------------   --------------------

Phillip Andrew Vernon   Level 7, 39 Hunter Street   Director
                        Sydney, NSW, Australia

Jane Lachlan Couchman   Level 7, 39 Hunter Street   Director
                        Sydney, NSW, Australia

Andrew John McKee       Level 7, 39 Hunter Street   Director
                        Sydney, NSW, Australia

Patrick John Nesbitt    Level 7, 39 Hunter Street   Director
                        Sydney, NSW, Australia

ST.GEORGE BANK

          St.George Bank Limited, together with its subsidiaries, comprise the
St.George Bank Group which is the fifth largest banking group in Australia in terms of total assets. At September 30, 2004, the St.George Bank Group had total assets of A$69.96 billion and shareholders' equity of A$5.03 billion. The
St.George Bank Group's primary business is providing personal banking services, including residential mortgage loans for owner-occupied and investment housing and retail call and term deposits. The St.George Bank Group's other significant businesses are the provision of personal wealth management services and institutional and business banking services.

          The St.George Bank Group commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in
1951, St.George Bank Limited adopted the name of St.George Building Society Ltd in 1976. On July 1, 1992, St.George Building Society Ltd converted into
St.George Bank Limited, a public company now registered in New South Wales under the Australian Corporations Act 2001 (Cth). On January 1, 1994, St.George Bank
Limited acquired the commercial banking business of Barclays Bank Australia
Limited. On January 29, 1997, St.George Bank Limited acquired Advance Bank
Australia Limited, then the seventh largest bank in Australia.

          The banking activities of St.George Bank Limited come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank Limited's registered office is at 4-16 Montgomery Street, Kogarah, New South Wales, Australia. St.George
Bank Limited maintains a World Wide Web site at the address "http://
www.stgeorge.com.au". For a further description of the business operations of
St.George Bank Limited, see "The Servicer."

                                       35

THE MANAGER

          The manager, Crusade Management Limited, is a wholly owned subsidiary of St.George Bank. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade Trust and
Crusade Euro Trust Programmes. The manager's registered office is Level 4, 4-16
Montgomery Street, Kogarah, New South Wales 2217, Australia.

                            DESCRIPTION OF THE TRUST

ST.GEORGE BANK SECURITISATION TRUST PROGRAMME

          St.George Bank established its Securitisation Trust Programme pursuant to a master trust deed dated March 14, 1998 for the purpose of enabling
Perpetual Trustees Consolidated Limited, as trustee of each trust established pursuant to the Securitisation Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The
Crusade Global Trust No. 1 of 2005 is separate and distinct from any other trust established under the master trust deed. The assets of the Crusade Global Trust
No. 1 of 2005 are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the
Crusade Global Trust No. 1 of 2005.

CRUSADE GLOBAL TRUST NO. 1 OF 2005

          The detailed terms of the Crusade Global Trust No. 1 of 2005 will be as set out in the master trust deed and the supplementary terms notice. To establish the trust, the manager and the issuer trustee will execute a notice of creation of trust.

          The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the trust, does the following:

          o    specifies the details of the notes;

          o    establishes the cash flow allocation;

          o    sets out the various representations and undertakings of certain parties specific to the housing loans, which supplement those in the master trust deed; and

          o    amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                                       36

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

          The assets of the trust will include the following:

          o    the pool of housing loans, including all:

                    o    principal payments paid or payable on the housing loans
                         at any time from and after the cut-off date; and

                    o    interest and fee payments paid or payable on the
                         housing loans after the closing date;

          o    rights of the issuer trustee under any mortgage insurance
               policies issued by, or transferred to, St.George Insurance Pte
               Ltd, GE Mortgage Insurance Company Pty Ltd and the Commonwealth
               of Australia and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

          o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes,
               including the collection account, and any instruments in which these amounts are invested;

          o    the issuer trustee's rights under the transaction documents; and

          o    rights under any form of credit enhancement.

THE HOUSING LOANS

          The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George
Bank in the ordinary course of its business. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain trade names. Each housing loan will be one of the types of products described in "St.George Residential Loan
Program--St.George Bank's Product Types." Each housing loan may have some or all of the features described in the "St.George Residential Loan Program--Special
Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner-occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

                                       37

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

          The seller will be St.George Bank, as the originator of the housing loans. During the period between the cut off date and the closing date, the seller will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit those collections to the seller. Following the closing date, on each payment date, the issuer trustee will pay to the seller the Accrued
Interest Adjustment as a priority payment from Total Available Funds to reimburse the seller for accrued interest and fees during this period until the
Accrued Interest Adjustment has been paid in full.

          On the closing date, the housing loans purchased by the trust will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee. The issuer trustee need not accept the offer contained in the sale notice, but if it does accept the offer it must do so in respect of all such housing loans.

          If the seller's offer in a sale notice is accepted, the seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by
St.George Bank to take the actions necessary to obtain legal title to the housing loans.

          The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing
Loans--Enforcement of Registered Mortgages", to the extent they exceed the amount required to repay the housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other financial indebtedness. If a housing loan is secured on the closing date by a first mortgage over one property and a second mortgage over a second property, the seller will assign to the trust both the first and second mortgages over that second property. The housing loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

          The seller, will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans being equitably assigned by it to the issuer trustee, including that:

          o    the housing loans are assignable and all consents required for the assignment have been obtained;

                                       38

          o    each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors'
               rights generally or doctrines of equity;

          o    each housing loan with an LVR greater than 80% (or greater than
               75%, in the case of a housing loan with a loan amount in excess of A$1 million) at the time of origination is the subject of a mortgage insurance policy issued by St.George Insurance Pte Ltd,
               GE Mortgage Insurance Company Pty Ltd or the Commonwealth of
               Australia;

          o    there is a lenders mortgage insurance policy with either GE
               Mortgage Insurance Company Pty Ltd or St.George Insurance Pte
               Ltd in place for those housing loans with an LVR of 80% or below
               (or 75% or less, in the case of a housing loan with a loan amount in excess of A$1 million) at the time of origination;

          o    each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations
               procedures, as agreed upon with the manager;

          o    at the time each housing loan was entered into and up to and including the closing date, it complied in all material respects with applicable laws and codes, including the Consumer Credit
               Legislation, if applicable;

          o    the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the closing date, complied in all material respects with applicable laws and codes including the Consumer
               Credit Legislation, if applicable;

          o    each housing loan is denominated and payable only in Australian dollars in Australia;

          o    the seller's standard form of loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

          o    as of the cut-off date, each housing loan satisfies the following eligibility criteria:

                    o    it is from the seller's general residential housing
                         loan product pool;

                    o    it is secured by a mortgage which constitutes a first
                         ranking mortgage over residential owner-occupied or
                         investment land situated in capital city metropolitan
                         areas or regional centers in Australia, which mortgage
                         is or will be registered under the relevant law
                         relating to the registration, priority or effectiveness
                         of any mortgage over land in any Australian
                         jurisdiction. Where a mortgage is not, or will not be
                         when registered, a first ranking mortgage, the sale
                         notice includes an offer from the seller to the issuer
                         trustee of all prior ranking registered mortgages;

                                       39

                    o    it is secured by a mortgage over a property which has
                         erected on it a residential dwelling and which is
                         required under the terms of the mortgage to be covered
                         by general insurance by an insurer approved in
                         accordance with the transaction documents;

                    o    it has an LVR less than or equal to 95% for
                         owner-occupied properties and 90% for
                         non-owner-occupied properties;

                    o    it was not purchased by the seller, but was approved
                         and originated by the seller in the ordinary course of
                         its business;

                    o    the borrower does not owe more than A$1,200,000 under
                         the housing loan;

                    o    the borrower is required to repay such loan within 30
                         years of the cut-off date;

                    o    no payment from the borrower is in arrears for more
                         than 30 consecutive days;

                    o    the sale of an equitable interest in the housing loan,
                         or the sale of an equitable interest in any related
                         mortgage or guarantee, does not contravene or conflict
                         with any law;

                    o    together with the related mortgage, it has been or will
                         be stamped, or has been taken by the relevant stamp
                         duties authority to be stamped, with all applicable
                         duty;

                    o    it is on fully amortizing repayment terms;

                    o    it is fully drawn;

                    o    it complies in all material respects with applicable
                         laws and codes, including, if applicable, the Consumer
                         Credit Legislation;

                    o    it is subject to the terms and conditions of St.George
                         Bank's Fixed Rate Loans, which bear a fixed rate of
                         interest for up to 5 years as of the cut off date; its
                         Great Australian Home Loan product; its Essential Home
                         Loan product; its Standard Variable Rate Home Loan
                         product, including sub products of Loyalty Loans, which
                         are entitled to a "loyalty" rate due to a home loan
                         relationship with St. George Bank of 5 years or more
                         and Discount Variable Rate Home Loans and Introductory
                         Fixed Rate Home Loans, which are available only for new
                         borrowers to St.George Bank; and

                    o    it has a maturity date of at least one (1) year before
                         the maturity date of the notes.

          The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the trust has actual notice to the contrary.

                                       40

BREACH OF REPRESENTATIONS AND WARRANTIES

          If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect within 120 days after the closing date, it must notify the other parties and the rating agencies not later than ten business days before 120 days after the closing date. If the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party,
St.George Bank shall be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

          Upon payment of the Unpaid Balance, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage and St.George Bank shall hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

          If the breach of a representation or warranty is discovered later than
120 days from the closing date, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.

SUBSTITUTION OF HOUSING LOANS

SELLER SUBSTITUTION

          The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee shall acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

          o    it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

          o    at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the final maturity date of the notes;

          o    the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

          o    the substitution will not adversely affect the rating of the notes.

OTHER SUBSTITUTIONS

          The issuer trustee must, at the manager's direction, at any time:

          o    replace a housing loan;

                                       41

          o    allow a borrower to replace the property securing a housing loan;
               or

          o    allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

                    o    the same borrower continues to be the borrower under
                         the new housing loan;

                    o    either the replacement mortgage or the replacement
                         property does not result in the related housing loan
                         failing to comply with the eligibility criteria or the
                         refinanced housing loan satisfies the eligibility
                         criteria, as the case may be;

                    o    any such replacement or refinancing occurs
                         simultaneously with the release of the previous
                         mortgage, property or housing loan, as the case may be;
                         and

                    o    the principal outstanding under the related housing
                         loan is, after the replacement or refinancing, the same
                         as before that replacement or refinancing.

SELECTION CRITERIA

          The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

          o    the substitute housing loan will have an Unpaid Balance within
               A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

          o    an outgoing housing loan secured by an owner-occupied or
               non-owner-occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner-occupied property, as the case may be;

          o    the substitute housing loan will have a current LVR no more than
               5% greater than the outgoing housing loan's current LVR, as determined at the time of substitution;

          o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or
               territory;

          o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

          o    in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.

OTHER FEATURES OF THE HOUSING LOANS

          The housing loans have the following features.

          o    Interest is calculated daily and charged monthly in arrears.

                                       42

          o    Payments can be on a monthly, two weekly or weekly basis.
               Payments are made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer.

          o    They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

                    o    New South Wales;

                    o    Victoria;

                    o    Western Australia;

                    o    Queensland;

                    o    South Australia;

                    o    Tasmania;

                    o    Northern Territory; or

                    o    the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

          The information in the following tables sets out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on March 7, 2005. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

          Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

          The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page
14, unless a revised prospectus is delivered to prospective investors.

                                       43

                            HOUSING LOAN INFORMATION
                               SEASONING ANALYSIS*

                                        BALANCE       AVERAGE     % BY        % BY
RANGE OF MONTHS           NUMBER      OUTSTANDING     BALANCE    NUMBER      BALANCE
OF SEASONING             OF LOANS        (A$)          (A$)     OF LOANS   OUTSTANDING
----------------------   --------   --------------   --------   --------   -----------

01 - 03 ..............       802    $  155,479,228   $193,864      5.27%       6.10%
04 - 06 ..............     3,061    $  633,302,143   $206,894     20.13%      24.86%
07 - 09 ..............     2,675    $  544,119,517   $203,409     17.59%      21.36%
10 - 12 ..............     1,186    $  214,902,012   $181,199      7.80%       8.44%
13 - 24 ..............     2,335    $  407,273,365   $174,421     15.36%      15.99%
25 - 36 ..............     1,306    $  202,951,147   $155,399      8.59%       7.97%
37 - 48 ..............       882    $  128,151,822   $145,297      5.80%       5.03%
49 - 60 ..............       295    $   39,726,527   $134,666      1.94%       1.56%
61+ ..................     2,662    $  221,074,489   $ 83,048     17.51%       8.68%
                          ------    --------------   --------    ------      ------
TOTAL ................    15,204    $2,546,980,250   $167,520    100.00%     100.00%
                          ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                                       44

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION*

                                                                  % BY         % BY
                                  NUMBER OF        TOTAL        NUMBER OF     TOTAL
REGION                           PROPERTIES   VALUATION (A$)   PROPERTIES   VALUATION
------------------------------   ----------   --------------   ----------   ---------

Australian Capital Territory
   - Inner City...............        417     $  114,555,483       2.78%       2.47%
Australian Capital Territory
   - Metro....................        299     $   76,449,302       1.99%       1.65%
                                   ------     --------------     ------      ------
                                      716     $  191,004,785       4.77%       4.11%
                                   ======     ==============     ======      ======

New South Wales - Inner City..         27     $   10,699,000       0.18%       0.23%
New South Wales - Metro.......      4,912     $1,953,652,970      32.73%      42.09%
New South Wales - Non-Metro...      2,446     $  637,420,347      16.30%      13.73%
                                   ------     --------------     ------      ------
                                    7,385     $2,601,772,317      49.21%      56.05%
                                   ======     ==============     ======      ======

Queensland - Inner City.......          9     $    2,693,500       0.06%       0.06%
Queensland - Metro............        824     $  235,345,648       5.49%       5.07%
Queensland - Non-Metro........        621     $  167,599,825       4.14%       3.61%
                                   ------     --------------     ------      ------
                                    1,454     $  405,638,973       9.69%       8.74%
                                   ======     ==============     ======      ======

South Australia - Inner City..         27     $    7,555,500       0.18%       0.16%
South Australia - Metro.......      2,098     $  518,087,445      13.98%      11.16%
South Australia - Non-Metro...         68     $   11,337,700       0.45%       0.24%
                                   ------     --------------     ------      ------
                                    2,193     $  536,980,645      14.61%      11.57%
                                   ======     ==============     ======      ======

Victoria - Inner City.........         38     $   12,372,700       0.25%       0.27%
Victoria - Metro..............      1,835     $  578,410,808      12.23%      12.46%
Victoria - Non-Metro..........        483     $   99,087,912       3.22%       2.13%
                                   ------     --------------     ------      ------
                                    2,356     $  689,871,420      15.70%      14.86%
                                   ======     ==============     ======      ======

Western Australia - Metro.....        782     $  193,870,956       5.21%       4.18%
Western Australia -
   Non-Metro..................         36     $    7,289,250       0.24%       0.16%
                                   ------     --------------     ------      ------
                                      818     $  201,160,206       5.45%       4.33%
                                   ======     ==============     ======      ======

Northern Territory -
   Inner City.................         26     $    5,573,000       0.17%       0.12%
Northern Territory -
   Non-Metro..................          3     $      580,000       0.02%       0.01%
                                   ------     --------------     ------      ------
                                       29     $    6,153,000       0.19%       0.13%
                                   ======     ==============     ======      ======

Tasmania - Inner City.........          3     $      640,000       0.02%       0.01%
Tasmania - Metro..............         25     $    4,361,000       0.17%       0.09%
Tasmania - Non-Metro..........         28     $    4,267,065       0.19%       0.09%
                                   ------     --------------     ------      ------
                                       56     $    9,268,065       0.37%       0.20%
                                   ======     ==============     ======      ======

TOTAL.........................     15,007     $4,641,849,411     100.00%     100.00%
                                   ======     ==============     ======      ======

The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

*    Totals may not sum exactly due to rounding.

                                       45

                        POOL PROFILE BY REPAYMENT METHOD*

                                                BALANCE       AVERAGE     % BY         % BY
                                  NUMBER      OUTSTANDING     BALANCE    NUMBER      BALANCE
AMORTIZATION TYPE                OF LOANS        (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   --------   --------------   --------   --------   -----------

Principal & Interest..........    13,929    $2,292,282,512   $164,569     91.61%      90.00%
Interest Based Repayment......     1,275    $  254,697,738   $199,763      8.39%      10.00%
                                  ------    --------------   --------     -----      ------
TOTAL.........................    15,204    $2,546,980,250   $167,520    100.00%     100.00%
                                  ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                      POOL PROFILE BY BALANCE OUTSTANDING*

                                  NUMBER                         WEIGHTED       % BY             % BY
                                 OF LOAN   BALANCE OUTSTANDING    AVERAGE       NUMBER         BALANCE
CURRENT BALANCE (A$)              GROUPS           (A$)           LVR (%)   OF LOAN GROUPS   OUTSTANDING
------------------------------   -------   -------------------   --------   --------------   -----------

0.01         -   20,000.00 ...       256      $    3,957,459      10.14%          1.88%          0.16%
20,000.01    -   30,000.00 ...       349      $    8,870,573      17.78%          2.56%          0.35%
30,000.01    -   50,000.00 ...       760      $   31,011,003      28.87%          5.57%          1.22%
50,000.01    -  100,000.00 ...     2,442      $  188,114,503      46.26%         17.91%          7.39%
100,000.01   -  150,000.00....     2,439      $  307,443,043      55.57%         17.89%         12.07%
150,000.01   -  200,000.00....     2,262      $  395,538,626      62.05%         16.59%         15.53%
200,000.01   -  250,000.00....     1,776      $  400,095,634      66.02%         13.03%         15.71%
250,000.01   -  300,000.00....     1,448      $  396,922,827      69.52%         10.62%         15.58%
300,000.01   -  350,000.00....       658      $  213,242,345      70.10%          4.83%          8.37%
350,000.01   -  400,000.00....       417      $  156,039,295      68.82%          3.06%          6.13%
400,000.01   -  450,000.00....       241      $  102,740,376      68.17%          1.77%          4.03%
450,000.01   -  500,000.00....       188      $   89,595,856      67.85%          1.38%          3.52%
500,000.01   -  550,000.00....       110      $   57,378,406      70.49%          0.81%          2.25%
550,000.01   -  600,000.00....       108      $   62,132,179      70.44%          0.79%          2.44%
600,000.01   -  650,000.00....        42      $   26,292,430      65.41%          0.31%          1.03%
650,000.01   -  700,000.00....        50      $   33,688,841      69.54%          0.37%          1.32%
700,000.01   -  750,000.00....        29      $   21,141,365      68.32%          0.21%          0.83%
750,000.01   -  800,000.00....        20      $   15,662,928      62.12%          0.15%          0.61%
800,000.01   -  850,000.00....        11      $    8,994,166      65.68%          0.08%          0.35%
850,000.01   -  900,000.00....        11      $    9,614,278      67.68%          0.08%          0.38%
900,000.01   -  950,000.00....         4      $    3,624,606      69.32%          0.03%          0.14%
950,000.01   -1,000,000.00....         4      $    3,925,811      67.05%          0.03%          0.15%
1,000,000.01 -1,050,000.00....         2      $    2,072,074      52.90%          0.01%          0.08%
1,050,000.01 -1,100,000.00....         4      $    4,273,446      64.27%          0.03%          0.17%
1,100,000.01 -1,150,000.00....         2      $    2,247,040      66.32%          0.01%          0.09%
1,150,000.01 -1,200,000.00....         2      $    2,361,138      59.03%          0.01%          0.09%
                                  ------      --------------      -----         ------         ------
TOTAL.........................    13,635      $2,546,980,250      63.42%        100.00%        100.00%
                                  ======      ==============      =====         ======         ======

*Totals may not sum exactly due to rounding.

                                       46

                         POOL PROFILE BY OCCUPANCY TYPE*

                                                BALANCE       AVERAGE     % BY         % BY
                                  NUMBER      OUTSTANDING     BALANCE    NUMBER      BALANCE
OCCUPANCY TYPE                   OF LOANS        (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   --------   --------------   --------   --------   -----------

Owner-Occupied................    11,444    $1,838,664,329   $160,666     75.27%      72.19%
Investment....................     3,760    $  708,315,921   $188,382     24.73%      27.81%
                                  ------    --------------   --------    ------      ------

TOTAL.........................    15,204    $2,546,980,250   $167,520    100.00%     100.00%
                                  ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                              POOL PROFILE BY LVR*

                                                                          % BY
                                  NUMBER        BALANCE      WEIGHTED    NUMBER       % BY
                                 OF LOANS     OUTSTANDING     AVERAGE   OF LOANS     BALANCE
CURRENT LVR (%)                   GROUPS         (A$)         LVR (%)    GROUPS    OUTSTANDING
------------------------------   --------   --------------   --------   --------   -----------

00.01 - 30.00.................     1,963    $  130,276,478     21.70%     14.40%       5.11%
30.01 - 35.00.................       616    $   78,859,077     32.63%      4.52%       3.10%
35.01 - 40.00.................       736    $  106,160,672     37.62%      5.40%       4.17%
40.01 - 45.00.................       790    $  118,208,694     42.72%      5.79%       4.64%
45.01 - 50.00.................       897    $  153,369,768     47.56%      6.58%       6.02%
50.01 - 55.00.................       980    $  179,995,233     52.61%      7.19%       7.07%
55.01 - 60.00.................     1,008    $  205,416,584     57.51%      7.39%       8.07%
60.01 - 65.00.................     1,098    $  226,374,039     62.50%      8.05%       8.89%
65.01 - 70.00.................     1,140    $  249,744,205     67.58%      8.36%       9.81%
70.01 - 75.00.................     1,162    $  270,431,357     72.55%      8.52%      10.62%
75.01 - 80.00.................     2,054    $  531,748,313     78.11%     15.06%      20.88%
80.01 - 85.00.................       261    $   63,345,343     83.12%      1.91%       2.49%
85.01 - 90.00.................       491    $  124,259,489     88.09%      3.60%       4.88%
90.01 - 95.00.................       439    $  108,791,000     93.04%      3.22%       4.27%
                                  ------    --------------    ------     ------      ------
TOTAL.........................    13,635    $2,546,980,250     63.42%    100.00%     100.00%
                                  ======    ==============    ======     ======      ======

*Totals may not sum exactly due to rounding.

                                       47

                        POOL PROFILE BY YEAR OF MATURITY*

                                                 BALANCE       AVERAGE     % BY         % BY
                                 NUMBER OF     OUTSTANDING     BALANCE    NUMBER      BALANCE
        MATURITY YEAR              LOANS          (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   ---------   --------------   --------   --------   -----------

   2006                                 5    $       87,220   $ 17,444      0.03%   <0.01%
   2007                                16    $      854,884   $ 53,430      0.11%       0.03%
   2008                                31    $      661,449   $ 21,337      0.20%       0.03%
   2009                                72    $    2,197,946   $ 30,527      0.47%       0.09%
   2010                                39    $    1,580,897   $ 40,536      0.26%       0.06%
   2011                                54    $    2,024,039   $ 37,482      0.36%       0.08%
   2012                                83    $    3,728,868   $ 44,926      0.55%       0.15%
   2013                                72    $    3,657,992   $ 50,805      0.47%       0.14%
   2014                               184    $    9,243,635   $ 50,237      1.21%       0.36%
   2015                                55    $    3,803,648   $ 69,157      0.36%       0.15%
   2016                                90    $    6,050,221   $ 67,225      0.59%       0.24%
   2017                               123    $    8,313,343   $ 67,588      0.81%       0.33%
   2018                               112    $    8,613,632   $ 76,907      0.74%       0.34%
   2019                               365    $   30,137,997   $ 82,570      2.40%       1.18%
   2020                               277    $   20,889,165   $ 75,412      1.82%       0.82%
   2021                               335    $   25,675,753   $ 76,644      2.20%       1.01%
   2022                               552    $   48,778,874   $ 88,368      3.63%       1.92%
   2023                               412    $   38,926,212   $ 94,481      2.71%       1.53%
   2024                               674    $   74,324,046   $110,273      4.43%       2.92%
   2025                               267    $   36,163,192   $135,443      1.76%       1.42%
   2026                               523    $   77,059,117   $147,341      3.44%       3.03%
   2027                               833    $  125,332,822   $150,460      5.48%       4.92%
   2028                             1,244    $  211,834,298   $170,285      8.18%       8.32%
   2029                             3,023    $  544,345,023   $180,068     19.88%      21.37%
   2030                               240    $   43,052,208   $179,384      1.58%       1.69%
   2031                                50    $    7,483,215   $149,664      0.33%       0.29%
   2032                               139    $   27,406,290   $197,168      0.91%       1.08%
   2033                               777    $  151,847,465   $195,428      5.11%       5.96%
   2034                             4,250    $  966,486,205   $227,409     27.95%      37.95%
   2035                               307    $   66,420,593   $216,354      2.02%       2.61%
                                   ------    --------------   --------    ------      ------

TOTAL.........................     15,204    $2,546,980,250   $167,520    100.00%     100.00%
                                   ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                                       48

                      DISTRIBUTION OF CURRENT COUPON RATES*

                                                 BALANCE       AVERAGE     % BY         % BY
RANGE OF CURRENT                 NUMBER OF     OUTSTANDING     BALANCE    NUMBER      BALANCE
COUPON RATES (%)                   LOANS          (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   ---------   --------------   --------   --------   -----------

5.01 - 5.50...................          3    $      564,021   $188,007      0.02%       0.02%
5.51 - 6.00...................        358    $   75,377,548   $210,552      2.35%       2.96%
6.01 - 6.50...................        940    $  174,308,577   $185,435      6.18%       6.84%
6.51 - 7.00...................      9,685    $1,853,177,411   $191,345     63.70%      72.76%
7.01 - 7.50...................      4,201    $  441,851,022   $105,178     27.63%      17.35%
7.51 - 8.00...................         16    $    1,681,518   $105,095      0.11%       0.07%
8.01 - 8.50...................          1    $       20,154   $ 20,154      0.01%   <0.01%
                                   ------    --------------   --------    ------      ------

TOTAL.........................     15,204    $2,546,980,250   $167,520    100.00%     100.00%
                                   ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                            POOL PROFILE BY PRODUCT*

                                                 BALANCE       AVERAGE     % BY         % BY
                                 NUMBER OF     OUTSTANDING     BALANCE    NUMBER      BALANCE
LOAN PRODUCT                       LOANS          (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   ---------   --------------   --------   --------   -----------

1 Year Fixed..................        280    $   58,917,273   $210,419      1.84%       2.31%
2 Year Fixed..................        179    $   25,930,778   $144,865      1.18%       1.02%
3 Year Fixed..................      1,061    $  178,780,758   $168,502      6.98%       7.02%
4 Year Fixed..................         32    $    5,077,420   $158,669      0.21%       0.20%
5 Year Fixed..................        684    $  110,714,168   $161,863      4.50%       4.35%
St.George Essential/Great
   Australian Home Loan.......      4,548    $  678,326,294   $149,148     29.91%      26.63%
Standard Variable.............      2,788    $  268,404,150   $ 96,271     18.34%      10.54%
Other Variable................      5,632    $1,220,829,409   $216,767     37.04%      47.93%
                                   ------    --------------   --------    ------      ------

TOTAL.........................     15,204    $2,546,980,250   $167,520    100.00%     100.00%
                                   ======    ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                                       49

                  DISTRIBUTION OF MONTHS REMAINING TO MATURITY*

                                 NUMBER       BALANCE       AVERAGE     % BY         % BY
RANGE OF MONTHS                    OF       OUTSTANDING     BALANCE    NUMBER      BALANCE
REMAINING TO MATURITY             LOANS        (A$)          (A$)     OF LOANS   OUTSTANDING
------------------------------   ------   --------------   --------   --------   -----------

  1 -  36.....................       27   $    1,035,234   $ 38,342      0.18%       0.04%
 37 -  48.....................       36   $      850,928   $ 23,637      0.24%       0.03%
 49 -  60.....................       72   $    2,310,467   $ 32,090      0.47%       0.09%
 61 -  72.....................       35   $    1,551,087   $ 44,317      0.23%       0.06%
 73 -  84.....................       68   $    2,365,422   $ 34,786      0.45%       0.09%
 85 -  96.....................       92   $    4,328,307   $ 47,047      0.61%       0.17%
 97 - 108.....................       74   $    3,782,104   $ 51,110      0.49%       0.15%
109 - 120.....................      175   $    9,250,129   $ 52,858      1.15%       0.36%
121 - 132.....................       46   $    3,243,764   $ 70,517      0.30%       0.13%
133 - 144.....................      103   $    7,178,074   $ 69,690      0.68%       0.28%
145 - 156.....................      129   $    8,300,261   $ 64,343      0.85%       0.33%
157 - 168.....................      137   $   10,806,514   $ 78,880      0.90%       0.42%
169 - 180.....................      403   $   32,954,203   $ 81,772      2.65%       1.29%
181 - 192.....................      248   $   19,047,825   $ 76,806      1.63%       0.75%
193 - 204.....................      397   $   31,206,471   $ 78,606      2.61%       1.23%
205 - 216.....................      584   $   53,334,507   $ 91,326      3.84%       2.09%
217 - 228.....................      425   $   40,829,049   $ 96,068      2.80%       1.60%
229 - 240.....................      605   $   70,514,478   $116,553      3.98%       2.77%
241 - 252.....................      244   $   33,198,450   $136,059      1.60%       1.30%
253 - 264.....................      707   $  105,230,726   $148,841      4.65%       4.13%
265 - 276.....................      899   $  140,152,868   $155,899      5.91%       5.50%
277 - 288.....................    1,349   $  234,130,399   $173,558      8.87%       9.19%
289 - 300.....................    2,816   $  510,241,514   $181,194     18.52%      20.03%
301 - 312.....................       20   $    3,229,494   $161,475      0.13%       0.13%
313 - 324.....................       74   $   11,455,195   $154,800      0.49%       0.45%
325 - 336.....................      214   $   43,847,158   $204,893      1.41%       1.72%
337 - 348.....................    1,120   $  214,770,047   $191,759      7.37%       8.43%
349 - 360.....................    4,105   $  947,835,576   $230,898     27.00%      37.21%
                                 ------   --------------   --------    ------      ------

TOTAL ........................   15,204   $2,546,980,250   $167,520    100.00%     100.00%
                                 ======   ==============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                                       50

     DISTRIBUTION OF MONTHS REMAINING TO INTEREST BASED REPAYMENT END DATE*

RANGE OF MONTHS                  NUMBER      BALANCE      AVERAGE     % BY         % BY
REMAINING TO INTEREST BASED        OF      OUTSTANDING    BALANCE    NUMBER      BALANCE
REPAYMENT END DATE                LOANS       (A$)         (A$)     OF LOANS   OUTSTANDING
------------------------------   ------   ------------   --------   --------   -----------

  1 -  12.....................       81   $ 14,926,257   $184,275      6.35%       5.86%
 13 -  24.....................       88   $ 18,245,270   $207,333      6.90%       7.16%
 25 -  36.....................      166   $ 32,089,707   $193,311     13.02%      12.60%
 37 -  48.....................      300   $ 63,625,275   $212,084     23.53%      24.98%
 49 -  60.....................      234   $ 47,572,008   $203,299     18.35%      18.68%
 61 -  72.....................        1   $    209,116   $209,116      0.08%       0.08%
 73 -  96.....................        2   $    175,012   $ 87,506      0.16%       0.07%
 97 - 108.....................       16   $  2,509,061   $156,816      1.25%       0.99%
109 - 120.....................       36   $  6,889,844   $191,385      2.82%       2.71%
121 - 132.....................        1   $    178,043   $178,043      0.08%       0.07%
133 - 144.....................        1   $    160,151   $160,151      0.08%       0.06%
145 - 156.....................        6   $  1,100,919   $183,487      0.47%       0.43%
157 - 168.....................      151   $ 28,553,235   $189,094     11.84%      11.21%
169 - 180.....................      192   $ 38,463,843   $200,333     15.06%      15.10%
                                  -----   ------------   --------    ------      ------

TOTAL.........................    1,275   $254,697,738   $199,763    100.00%     100.00%
                                  =====   ============   ========    ======      ======

*Totals may not sum exactly due to rounding.

                        DISTRIBUTION OF MORTGAGE INSURER*

                                 NUMBER                                 % BY
                                   OF        BALANCE       WEIGHTED    NUMBER       % BY
                                  LOANS    OUTSTANDING      AVERAGE   OF LOANS     BALANCE
MORTGAGE INSURER                 GROUPS        (A$)         LVR (%)    GROUPS    OUTSTANDING
------------------------------   ------   --------------   --------   --------   -----------

Commonwealth of Australia
   (managed by GE Mortgage
   Insurance Company Pty
   Ltd).......................      178   $   13,093,872     58.88%      1.31%       0.51%
GE Mortgage Insurance Company
   Pty Ltd....................      647   $   61,928,386     51.66%      4.75%       2.43%
GE Mortgage Insurance Company
   Pty Ltd (LMI Policy).......    7,756   $1,463,676,285     60.23%     56.88%      57.47%
St.George Insurance Pte Ltd...    1,851   $  406,108,373     82.02%     13.58%      15.94%
St.George Insurance Pte Ltd
   (LMI Policy)...............    3,203   $  602,173,336     59.94%     23.49%      23.64%
                                 ------   --------------    ------     ------      ------

TOTAL.........................   13,635   $2,546,980,250     63.42%    100.00%     100.00%
                                 ======   ==============    ======     ======      ======

* Totals may not sum exactly due to rounding.

                                       51

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

          The housing loans included in the assets of the trust were originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited.
References herein to St.George Bank as an originator include those housing loans originated by St.George Bank in its own name and under certain trade names.

APPROVAL AND UNDERWRITING PROCESS

          Each lending officer of St.George Bank must undertake a formal training program conducted by St.George Bank and pass an examination to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

          Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist for approval where the lending proposal exceeds the lending officer's delegated authority, or does not meet the
Bank's standard credit policy.

          All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy St.George
Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section.
Borrowers are not charged different rates of interest based on their credit quality.

          The approval process consists of determining the valuation of the proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.

          St.George uses the following five methods to determine the security property value:

          o    (RATE NOTICES) The Bank will accept an original current financial year rate notice showing the unimproved or improved capital value of the property unless the LVR is greater than 75%, the total loan amount secured is greater than A$500,000, or lender's mortgage insurance is required, or when certain types of
               security, loan purposes or loan types are involved.

                                       52

          o    (PURCHASE PRICE) The purchase price of a property may be used unless the loan amount is greater than A$500,000, lender's mortgage insurance is required, when certain types of security, loan purposes or loan types are involved, or where the contract price is out of character for the type and location of the property being purchased.

          o    (RESTRICTED VALUATION) St.George Bank requires valuers to be members of the Australian Property Institute. The panel valuer provides an opinion based on an external inspection of the property giving an indicative market value range. St.George Bank uses the mid point of this range in circumstances where the rates notice, purchase price or existing security value cannot be used, or if the range exceeds A$100,000 and/or 20%. This method cannot be used if the total amount secured is over A$500,000, the customer believes the market value of the property being
               purchased is above A$1 million, lender's mortgage insurance is required, or for certain types of security, loan purposes, loan types or where the valuer has recommended a valuation be
               prepared.

          o    (VALUATION) A valuation is required when lender's mortgage insurance is required, the total amount secured exceeds A$500,000 for certain types of security, loan purposes and loan types, and where other methods of security value cannot be used.

          o    (EXISTING VALUE SECURITY) Value for existing security property determined by the above methods may be used except where the LVR is greater than 75% or where lender's mortgage insurance is required and the valuation report is older than 12 months.

          St.George Bank requires panel valuers to be members of the Australian
Property Institute. In some Bank SA loans, valuations have been undertaken by internal bank valuers. These valuations are prepared by internal bank valuers who are supervised by a St.George Bank employee who is a member of the
Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The
LVR may not exceed 95% for owner-occupied properties or 90% for non-owner-occupied properties. For housing loans approved on or after February
23, 2004, the amount of any premium for mortgage insurance which may be capitalized to the borrower's housing loan principal is excluded when calculating the LVR of that housing loan (although when calculating LVR for the purposes of the eligibility criteria, to allow a housing loan to be equitably assigned to the issuer trustee, this premium is taken into account).

          Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as employment checks, including a review of the applicant's last two years of employment history and tax returns. It also conducts credit checks and enquiries through a credit reporting agency in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

          The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5%
deposit in genuine savings. Gifts,

                                       53

inheritance and selected assets (deposits and/or publicly listed shares at least in value to the required 5%) are not genuine savings and are not considered as part of the minimum "5% deposit" requirement, unless held for a minimum of six months. Money borrowed from other sources is not considered as part of the minimum "5% deposit" requirement.

          St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

          All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees will also be obtained in other circumstances.

          St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of the signed acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, the loan advance is drawn/made and settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices. A condition of settlement is that the mortgagor establishes and maintains full replacement property insurance on the security property for the duration of the loan contract's term.

          St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

ST.GEORGE BANK'S PRODUCT TYPES

STANDARD VARIABLE RATE HOME LOAN

          This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the interest rate does follow movements in the financial markets. Standard Variable Rate Home Loans may be converted to a Fixed Rate Loan product or other product at the borrower's request, subject to payment of a "switch fee" and the Bank's consent.

          Additional sub products of the Standard Variable Rate Home Loan product are available. They include the St.George Bank Loyalty Loan where existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of five years or more are entitled to a "loyalty" rate whenever their loan is at the Standard Variable Rate Home Loan interest rate.
New St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be
0.25% below the Standard Variable Rate Home Loan interest rate until January 1,
2006.

                                       54

          Another sub product is the Discount Variable Rate Home Loan Product, which is only available for new borrowers to St.George Bank. It commences with a discounted interest rate for the first year, which reverts to the Standard
Variable Rate Home Loan interest rate at the end of that period. This product has an early termination fee, which is payable if the loan is discharged within the first two years of settlement. For loans approved after March 16, 2003, the early termination fee is payable if the loan is discharged within the first three years of settlement.

          Customers that meet loan size or defined contribution thresholds may also be eligible for "Professional Pricing" that provides for discounts of up to current Professional Package discounts of 0.70% off the Standard Variable Home
Loan interest rate for the life of the loan.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

          The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than,
St.George Bank's Standard Variable Rate Home Loan product. Consistent with the
Standard Variable Rate Home Loan, the interest rates set under the St.George
Great Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George
Great Australian Home Loan could fluctuate independently of other variable rates.

          The St.George Great Australian Home Loan product may be converted to a
Fixed Rate Loan at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee". Lump sum payments are permitted under the St.George Great Australian Home Loan product at any time without penalty.
Partial interest offset is available, however, 100% interest offset is not permitted under this product. See "--Interest Offset" below. Loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer from a St.George Bank transaction account or by direct debit from an account held at an external financial institution approved by St.George. This product was removed from sale on August 25, 2001 when the St.George Essential
Home Loan was introduced (see below).

ST.GEORGE ESSENTIAL HOME LOAN

          The St.George Essential Home Loan product has a variable interest rate that is not linked to St.George Bank's Standard Variable Rate Home Loan product.
Consistent with the Standard Variable Rate Home Loan product, the interest rates set under the St.George Essential Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Essential Home Loan product could fluctuate independently of other variable rates.

          The St.George Essential Home Loan product may be converted to a Fixed
Rate Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee".

FIXED RATE LOAN

          A Fixed Rate Loan is a loan where the interest rate is fixed for a selected period of one, two, three, four or five years. Generally the Bank also offers an One-Year Introductory Fixed Rate Home Loan which is only available to new borrowers of St.George Bank. At the end of the

                                       55

fixed rate period, the loans will automatically convert to the Standard Variable
Rate Home Loan interest rate. Economic break-costs may apply for Fixed Rate
Loans that are prepaid or changed before the end of the fixed interest period.

          In addition to economic break-costs that may be payable, as with the
Discount Variable Rate Home Loan, the One Year Introductory Fixed Rate Home Loan
has an early termination fee, which is payable if the housing loan is discharged within the first two years of settlement. For housing loans approved after March
16, 2003, the early termination fee is payable if the housing loan is discharged within the first three years of settlement.

          The servicer will not allow the interest rate on a Fixed Rate Loan product to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes. All requests for interest rates to be re-fixed at the end of the current fixed rate term are subject to the St.George Bank's agreement, and where applicable, payment of a fee.

SPECIAL FEATURES OF THE HOUSING LOANS

          Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

          St.George Bank will consider requests from borrowers to change from a
Fixed Rate Loan product to a variable interest rate loan product, or vice versa.
The servicer will not allow the conversion of a housing loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate loan product converting to a Fixed Rate Loan product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure. Prior to
August 2003, the "Professional Pricing" product provided for discounts of up to
0.10% off the standard Fixed Rate Loan interest rate for the term of the fixed rate period for new borrowers that meet loan size or defined contribution thresholds. Although St.George Bank no longer offers the Professional Pricing product, there may be some fixed rate housing loans which have the benefit of this product. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest rate period.

INTEREST BASED REPAYMENT OPTION

          In addition to standard principal and interest repayments, borrowers may also choose an "Interest Based" repayment option on Discount Variable Rate,
Standard Variable Rate, Essential, One Year Introductory Fixed Rate and Fixed
Rate Home Loans. Each Interest Based repayment is calculated by St.George Bank by taking the interest rate specified in the repayment notice notifying the borrower of the amount of the Interest Based repayment, calculating one year's interest charges at that rate on the balance owing on the loan account as of a specified date and dividing such amount by 12 and adding any monthly administration fee. The Interest Based repayment amount does not vary according to the number of days in a month. In shorter months, the repayment amount may be greater than the actual interest accrued whereby such excess reduces the balance owed on the loan account. In longer months, the repayment amount may be slightly less than the actual interest accrued and such amount of accrued but unpaid interest is

                                       56

added to the balance owed on the loan account and is capitalized. A borrower is permitted to make additional repayments, which may be subject to economic break-costs in the case of a fixed rate loan, on its Interest Based repayment loan. A borrower may have an Interest Based term of up to 15 years throughout the term of the loan with St.George Bank. Interest Based repayment loans always convert to principal and interest for at least one year to ensure repayment of the loan. A borrower may change between Interest Based and principal and interest repayment options throughout the loan term, so long as the borrower does not exceed the maximum Interest Based term of 15 years and provided that the borrower is not changing repayment options during a fixed rate term.
Repayment offset is also available for borrowers on certain housing loans with
Interest Based repayments. See "--Interest Offset" below.

FURTHER ADVANCES

          A borrower may, if the terms of their housing loan so allow, request a further advance from St.George Bank which amount if approved and drawn takes the outstanding principal amount of their housing loan above the scheduled amortized principal amount of their housing loan. Such an advance is to be distinguished from a redraw (described below), which is for an amount up to the scheduled amortized principal amount. Such an advance may be used by the borrower for any purpose.

          Where a further advance which is not a redraw is requested by a borrower, that advance may (at the borrower's option) be treated as either:

          o    a separate loan; or

          o    an increase to the principal amount of the relevant housing loan held by the issuer trustee.

          Some of the housing loans in the housing loan pool as of the cut-off date were originated as these separate loans. All of these separate loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

          If the advance takes the form of a separate loan and is sought by the borrower after the cut-off date, and the aggregate of the existing housing loan and the separate loan meets the eligibility and servicing criteria, the separate loan will be approved and settled by St.George Bank.

          St.George Bank will provide the funding for the separate loan, which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the separate loan or the mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts owing actual or contingent, under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the new loan.

          Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the trust in priority to any separate loan advanced by St.George Bank after the cut-off date.

                                       57

          If the further advance takes the form of an increase in the principal amount of the existing housing loan above the scheduled principal balance of the housing loan and St.George Bank's applicable underwriting and credit criteria are satisfied, then (i) if certain restrictions (as discussed below) are satisfied, St.George Bank may make such further advance and will be reimbursed by the issuer trustee for such further advance or (ii) otherwise, St.George Bank will arrange to have that housing loan removed as an asset of the trust in consideration of payment to the issuer trustee of an amount equal to the then
Unpaid Balance of that housing loan.

          St.George Bank may not make such a further advance, unless, in addition to satisfying the applicable underwriting and credit criteria:

          o    the further advance is made not more than one year after the closing date;

          o    the aggregate amount of that further advance and other further advances made on or before the relevant funding date, does not exceed 5% of the total initial Invested Amount of all notes;

          o    no carryover charge offs subsist at the relevant funding date;

          o    the aggregate outstanding principal balance of housing loans which are 60 days or more in arrears as at the relevant funding date is less than 4% of the aggregate outstanding principal balance of all housing loans at that time;

          o    following the further advance, the weighted average LVR of all housing loans is less than or equal to the weighted average LVR of all housing loans when acquired by the issuer trustee on the closing date;

          o    if following the further advance, the LVR of the relevant housing loan is greater than 80% (or greater than 75%, in the case of a housing loan with a loan amount greater than A$1 million), a
               Specific Insurance Policy is entered into by the issuer trustee in respect of that housing loan; and

          o    after the further advance is made, the housing loan satisfies the eligibility criteria.

SUBSTITUTION OF SECURITY

          A borrower may apply to the servicer to achieve the following:

          o    substitute a different property in place of the existing
               mortgaged property; or

          o    release a mortgaged property under an existing loan contract.

          If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan after the substituted security is registered.

          If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

                                       58

          o    a new property subject to a mortgage satisfies the eligibility criteria;

          o    the principal outstanding under the housing loan does not
               increase;

          o    the purchase of the new property by the borrower occurs
               simultaneously with the discharge of the original mortgage; and

          o    the new property is acceptable to the relevant mortgage insurer.

          If any of the following conditions occur, then the Unpaid Balance will be repaid by St.George Bank and the housing loan will cease to be an asset of the trust:

          o    the new property does not satisfy the eligibility criteria;

          o    the principal outstanding under the housing loan will change
               (i.e., increase); or

          o    settlement does not occur simultaneously with discharge.

          That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

REDRAW

          The general terms and conditions of the variable rate housing loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. As of June 23, 2004, there is no minimum redraw amount. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently,
St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

PAYMENT HOLIDAY

          The borrower may be allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the housing loan and the scheduled amortized principal balance of the housing loan. The servicer may agree that a borrower does not need to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday would not lead the related housing loan to be considered delinquent.

EARLY REPAYMENT

          A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate or an introductory variable rate housing loan contract approved from November 1, 1996 to January 7, 2001 inclusive. However, in the case of loans

                                       59

approved prior to November 1, 1996, the equivalent of one month's interest may be payable as an early repayment fee.

          A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a Fixed Rate Loan product. Any housing loan approved after November 1, 1996 and before May 15, 1999 and on a fixed rate at the time of the break will be subject to an economic break fee which will not exceed:

          o    three months' interest, if the housing loan had an original fixed rate term of one to three years;

          o    four months' interest, if the housing loan had an original fixed rate term of four years; or

          o    five months' interest, if the housing loan had an original fixed rate term of five years.

          Any housing loan approved on or after May 16, 1999 or if approved before this date and the loan only became subject to a fixed rate on or after
February 1, 2000 and the loan is currently on a fixed rate at the time of the break, it will not be subject to these limits on break fees.

          Currently the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment of the break fee is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

          From February 1, 2000 regardless of the date of origin of a housing loan, if the housing loan is switched to a Fixed Rate Loan product from that time, the economic break fee will apply without any limit.

          With the Introductory Variable Rate and Introductory One-Year Fixed
Rate loans approved from January 8, 2001, an early repayment fee of up to
A$1,000 may be payable if the loan is repaid before the second anniversary of the drawdown.

          With the Introductory Variable Rate and Introductory One-Year Fixed
Rate loans approved from March 16, 2003, an early termination fee of 0.9% of the balance owing on the day of discharge may be payable if the loan is repaid before the third anniversary of the drawdown.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

          A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch, the related housing loans in the pool still satisfy the eligibility criteria. St.George Bank requires notification from the borrower, and St.George reserves the right to change the interest rate or the fees charged with respect to the housing loan.

                                       60

CAPITALIZED FEES

          A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the remaining term of the housing loan.

COMBINATION OR "SPLIT" HOUSING LOANS

          A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different types of interest rates.
Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

          If a housing loan is split, each separate loan will remain in the trust as long as each individual loan matures before the final maturity date of the notes issued by the issuer trustee as trustee of a trust. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the issuer trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.

INTEREST OFFSET

          St.George Bank offers borrowers two interest offset features which may be linked to the borrower's housing loan which reduce (offset) interest charged to the housing loan account. One option is called "partial offset" and offsets the interest notionally accrued in the borrower's linked savings account against the interest calculated on the borrower's housing loan and charged on a monthly basis. It has only been available on Interest Based Fixed Rate Loans since March
2003. The second option is called "100% interest offset" and the amount of interest charged on the housing loan is calculated on the difference between the housing loan balance and the balance in the linked savings account. This feature is only available on Standard Variable Rate Home Loans, Discount Variable Rate
Home Loans and Introductory Fixed Rate Home Loans. St.George Bank does not actually pay interest on the balance(s) held in the linked savings account, but reduces the amount of interest which is payable by the borrower under the borrower's housing loan. The borrower continues to make the borrower's scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset.

          As of February 2004, an additional option, "repayment offset", is available for borrowers with 100% interest offset attached to an investment housing loan with Interest Based repayments. Repayment offset allows a borrower to have their housing loan repayment reduced by the amount of the interest offset benefit, so the offset reduces their repayment, not the housing loan principal. This feature is only available for investment/non-regulated housing loans.

          St.George Bank will pay to the trust the aggregate of all interest amounts offset in respect of housing loans in the trust on a monthly basis.
These amounts will constitute Finance Charge Collections and Principal
Collections for the relevant period. Only one nominated borrower to the housing loan needs to have ownership status of the linked savings account.

                                       61

          If at any time there is no basis swap in place, St.George Bank must ensure that the interest rate applicable to the borrower's deposit account is such that St.George Bank, as servicer, will not be required to increase the threshold rate as described in "Description of the Notes--The Interest Rate
Swaps--Threshold Rate."

          If, following a Title Perfection Event, the issuer trustee as trustee of the trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

NO SET OFF AGAINST AMOUNTS OWING TO ST.GEORGE

          Under the housing loan documentation, borrowers have waived their right to set off against all deposits held with St.George Bank.

ADDITIONAL FEATURES

          St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section.
However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees,
St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL

          Those housing loans with an LVR in excess of 80% (or in excess of 75%, in the case of a housing loan with a loan amount greater than A$1 million) at the time of origination are each insured under a specific mortgage insurance policy by St.George Insurance Pte Ltd, GE Mortgage Insurance Company Pty Ltd or
the Commonwealth of Australia. The seller has entered into a lender's mortgage insurance policy for those housing loans with an LVR of 80% or below (or 75% or below, in the case of a housing loan with a loan amount greater than A$1 million) at the time of origination with each of GE Mortgage Insurance Company
Pty Ltd and St.George Insurance Pte Ltd, the benefit of which will be assigned with any housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

SPECIFIC INSURANCE POLICIES

          The seller has entered into a number of specific mortgage insurance policies in relation to each of the housing loans which had an LVR of over 80%
(or over 75%, in the case of a housing loan with a loan amount greater than A$1 million) on the date it was originated. Each such insurance policy, each a
SPECIFIC INSURANCE POLICY, was provided by any one of St.George Insurance Pte
Ltd, GE Mortgage Insurance Company Pty Ltd or the Commonwealth of Australia,
each a SPECIFIC INSURER.

                                       62

          The seller will assign in equity its interest in each Specific
Insurance Policy to the issuer trustee on the closing date when it assigns the relevant housing loan and mortgage. The consent of the relevant insurer is required for that assignment, and also for the servicer to service the insured housing loans. The seller is required to ensure that these consents are obtained on or before the closing date.

AMOUNTS RECOVERABLE

          The amount recoverable under each Specific Insurance Policy will generally be the amount owing in relation to the relevant housing loan
(including unpaid principal, accrued interest at any non-default rate, proper tax, amounts paid by the seller in respect of maintenance and preservation of the property, reasonable enforcement costs, certain limitations and reasonable sale costs (subject in certain instances to the Specific Insurer's consent or to maximum claim thresholds)), less all amounts recovered from enforcement of the mortgage and housing loan and any amounts previously received from the Specific
Insurer.

          Generally, a further advance under a housing loan will only be covered by a Specific Insurance Policy if it is a redraw, complies with the restrictions set out above under "St.George Residential Loan Program--Special Features of the
Housing Loans--Further Advances" or if the relevant insurer has previously consented to that advance. The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a Specific
Insurance Policy.

          There are a number of requirements and restrictions imposed on the insured under each Specific Insurance Policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the
Specific Insurance Policy, these may include:

          o    the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

          o    the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be
               effective;

          o    if there is a material omission or misstatement by the insured in relation to the policy;

          o    that any premium is not paid when due or within the relevant grace period (if any);

          o    if there is physical damage to the relevant mortgaged property;

          o    a breach by the insured of the policy; and

          o    certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

                                       63

EXCLUSIONS

          A Specific Insurance Policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence, contamination and requisition by or under the order of any Government authority.

UNDERTAKING

          Under a Specific Insurance Policy, the insured may have an obligation to, among other things:

          o    report arrears or other defaults on the relevant housing loan;

          o    report amounts outstanding under that relevant housing loan;

          o    report the insolvency or bankruptcy of any borrower or guarantor of a housing loan;

          o    report any material physical damage to the property which could result in a claim;

          o    report procedures being taken in respect of a defaulted housing loan (including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property);

          o    make all claims within a particular period and in a particular form; and

          o    ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

VARIANCE BETWEEN POLICIES

          Each Specific Insurance Policy has different provisions. The above is a summary of certain provisions - some may not relate to, or may differ from, a particular Specific Insurance Policy. In particular, some Specific Insurance
Policies have an aggregate limit on the total amount which may be claimed by the insured under all Specific Insurance Policies with the relevant Specific
Insurer.

SERVICER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

          Under the servicing agreement, the servicer undertakes to:

          o    act in accordance with the terms of any mortgage insurance policy;

          o    not do or omit to do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy;
               and

          o    promptly make claims and notify the trust manager when claims are made.

                                       64

          Under the various insurance policies, the servicer also has certain obligations to report to the insurers in respect of the housing loans (including outstanding principal balance and scheduled principal balance), defaults and proceedings under the Consumer Credit Legislation.

ST.GEORGE INSURANCE PTE LTD

          St.George Insurance Pte Ltd is a wholly owned subsidiary of St.George
Bank Limited. St.George Insurance Pte Ltd provides mortgage insurance to
St.George Bank Limited for residential lending products and was established for this purpose in 1989.

          St.George Insurance Pte Ltd has an independent board of directors and is domiciled in Singapore with three of the directors being external to the
St.George Bank Group. It operates independently from St.George Bank Limited and is responsible for its own profitability and returns upon equity. St.George
Insurance Pte Ltd currently mortgage insures in excess of A$20 billion of the
St.George Bank Limited residential lending portfolio.

          As of September 30, 2004 it had shareholders equity of A$166.790 million, reserves of A$124.847 million and current assets of A$204.197 million.
The profit after tax for the year was A$36.368 million which represented a return on equity of 24.48%.

          St.George Insurance Pte Ltd is independently rated A by S&P, A2 by
Moody's and AA- by Fitch Ratings.

          The business and registered address of St.George Insurance Pte Ltd is
18 Cross Street, #04-00, Marsh & McLennan Centre, Singapore 048423.

GE MORTGAGE INSURANCE COMPANY PTY LTD AND THE COMMONWEALTH OF AUSTRALIA

          Certain of the mortgage insurance policies have become liabilities of the Commonwealth of Australia by reason of the transfers described below. These mortgage insurance policies are now managed by GE Mortgage Insurance Company Pty
Ltd (ABN 60 106 974 305) on behalf of the Commonwealth of Australia.

          Housing Loans Insurance Corporation was an Australian Commonwealth
Government statutory authority established under the Housing Loans Insurance Act
1965 of Australia. In December 1997, the Commonwealth Government:

          o    transferred the liabilities of the Housing Loans Insurance
               Corporation, in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the
               Commonwealth Government;

          o    appointed a new corporation, Housing Loans Insurance Corporation
               Limited (ABN 61 071 466 344), which changed its name to Housing
               Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia;

                                       65

          o    sold the business of Housing Loans Insurance Corporation to GE
               Capital Australia (ABN 60 008 562 534) an indirect wholly owned subsidiary of the General Electric Company; and

          o    Housing Loans Insurance Corporation Pty Ltd changed its name to
               GE Mortgage Insurance Pty Ltd in February 2000.

          The Commonwealth of Australia has a local currency rating of AAA by
S&P and Fitch Ratings and Aaa by Moody's.

          GE Capital Mortgage Insurance Corporation (Australia) Pty Limited
commenced operations in March 1998 and was established by General Electric
Company as a sister company to GE Mortgage Insurance Pty Ltd. It is also a wholly owned subsidiary of GE Capital Australia.

          Together GE Mortgage Insurance Pty Ltd and GE Capital Mortgage
Insurance Corporation (Australia) Pty Limited insured all loans between December
15, 1997 and March 31, 2004.

          On March 31, 2004, the lenders mortgage insurance businesses
(including all of the LMI policies written during such period) of GE Mortgage
Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty
Limited were transferred to a new entity named GE Mortgage Insurance Company Pty
Limited.

          The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act of 1973 (Cth) (the "Act") approved by both APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GE Mortgage Insurance Pty Ltd and the other scheme effected the transfer of LMI policies issued by GE Capital Mortgage Insurance Corporation
(Australia) Pty Limited.

          Upon the completion of the transfer, the then current claims paying ratings for both GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance
Corporation (Australia) Pty Limited (AA by S&P and Fitch Ratings and Aa2 by
Moody's) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of GE Mortgage Insurance Company Pty Ltd.

          As at April 1, 2004, GE Mortgage Insurance Company Pty Ltd had total assets of A$1,662,413,000 and shareholder's equity of A$1,066,603,000. As at
December 31, 2004, GE Mortgage Insurance Company Pty Ltd had (unaudited) total assets of A$1,871,485,140 and (unaudited) shareholder's equity of
A$1,146,976,867.

          On or about May 24, 2004, GE Mortgage Insurance Company Pty Ltd became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity,
Genworth Financial, Inc. ("Genworth Financial") (NYSE: GNW). Genworth Financial
is a leading insurance company in the United States, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers in 20 countries including the U.S., Canada, Australia, and more than a dozen European countries. Genworth Financial's rated mortgage insurance companies have financial strength ratings of AA (Very Strong) from
S&P, Aa2 (Excellent) from Moody's and AA (Very Strong) from Fitch Ratings.

                                       66

          General Electric Company is currently the majority owner of Genworth
Financial, Inc. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General
Electric Company is rated AAA by S&P and Aaa by Moody's. General Electric
Company is the indirect owner of lenders mortgage insurance business in the
United States, United Kingdom, Canada, New Zealand and Australia.

          The principal place of business of GE Mortgage Insurance Company Pty
Limited is Level 23, 259 George Street, Sydney, New South Wales, Australia.

LENDERS MORTGAGE INSURANCE POLICIES

GENERAL

          The seller has entered into a lenders mortgage insurance policy with each of St.George Insurance Pte Ltd and GE Mortgage Insurance Company Pty Ltd,
the LMI POLICIES, to cover housing loans that had an LVR of 80% or below (or 75%
or below, in the case of housing loans with a loan amount greater than A$1 million) as of the date on which they were originated. Under the LMI Policies,
St.George Insurance Pte Ltd and GE Mortgage Insurance Company Pty Ltd, each an
LMI INSURER, will insure the issuer trustee with effect from the closing date for losses and in respect of the housing loans which are covered by the LMI
Policies. Each LMI Policy attaches a list of the insured housing loans.

          Each LMI Policy is different, however, they cover the following matters.

PERIOD OF COVER

          The issuer trustee has the benefit of the relevant LMI Policy in respect of each relevant housing loan from the date the relevant LMI Policy is assigned to it in respect of the housing loan until the earliest of:

          o    the date the housing loan is repaid in full;

          o    the date the housing loan or mortgage securing the housing loan is assigned, transferred or mortgaged (other than under the security trust deed) to a person other than to a person who is or becomes an insured;

          o    the date the housing loan ceases to be secured by the mortgage
               (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

          o    the original expiry date of the housing loan or as extended with the consent of the LMI Insurer or as varied by a court under the
               Credit Code; or

          o    the date the policy is cancelled in respect of the relevant housing loan in accordance with the policy.

                                       67

COVER FOR LOSSES

          Each LMI Insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

          o    the balance of the housing loan at the loss date together with any interest and certain fees or charges outstanding at the loss date (as defined below);

          o    fees and charges paid or incurred by the insured on or before the loss date; and

          o    such other amounts which the relevant LMI Insurer, in its
               absolute discretion, approves,

which the issuer trustee is entitled to recover under the housing loan contract or any mortgage guarantee,

less deductions including:

          o    the sale price of, or compensation for (in the case of compulsory acquisition), the relevant mortgaged property;

          o    any amount received by the issuer trustee under any collateral security;

          o    rents and other profits or proceeds in relation to the relevant mortgaged property;

          o    sums received under any policy of insurance relating to the relevant mortgaged property not applied in restoration or repair;

          o    the value of the issuer trustee's interest in the relevant mortgaged property in the case of foreclosure;

          o    any interest whether capitalized or not that exceeds interest at the lesser of the rate on the such other amounts (including fines or penalties) and the rate, if any, prescribed by Consumer Credit
               Legislation;

          o    any fees or charges whether capitalized or not, that are not of the type or which exceed the maximum amounts specified below:

                    o    premiums for general insurance policies, levies and
                         other charges payable to a body corporate under a
                         strata title system, rates, taxes and other statutory
                         charges;

                    o    reasonable and necessary legal and other fees and
                         disbursements of enforcing or protecting the issuer
                         trustee's rights under the housing loan contract, up to
                         the maximum amount stated in the schedule to the LMI
                         Policy;

                    o    repair, maintenance and protection of the mortgaged
                         property, up to the maximum amount or proportion of the
                         value of the property stated in the schedule to the LMI
                         Policy;

                                       68

                    o    reasonable costs of the sale of the mortgaged property
                         by the issuer trustee, up to the maximum amount stated
                         in the schedule to the LMI Policy,

                         provided that if the Consumer Credit Code applies to
                         the housing loan then fees and charges that exceed the
                         fees and charges recoverable under the Consumer Credit
                         Code (less any amount that must be accounted for to the
                         borrower and the mortgagor) shall be excluded;

          o    losses directly arising out of the physical damage to the
               property other than:

                    o    losses arising from fair, wear and tear; or

                    o    losses which were recovered and applied in the
                         restoration or repair of the mortgaged property prior
                         to the loss date or which were recovered under a policy
                         of insurance and were applied to reduce the amount
                         outstanding under the housing loan;

          o    any amounts by which a claim may be reduced under that LMI
               Policy; and

          o    any deductible or other amount specified in the schedule in respect of the housing loan.

          The loss date for a housing loan includes the date on which the relevant mortgaged property is sold, the date on which the relevant mortgaged property is foreclosed on, or such date as the relevant LMI Insurer otherwise agrees. Under the LMI Policy from GE Mortgage Insurance Company Pty Ltd, the loss date also includes where the relevant mortgaged property is compulsorily acquired or sold by a government for public purposes.

          In addition, the amount payable by the insured in respect of a housing loan will not exceed the amount required to pay out that housing loan in accordance with the Consumer Credit Legislation on the last date prior to the relevant loss date on which such payment could be made.

ISSUER TRUSTEE'S INTEREST EXTINGUISHED

          Under the LMI Policy from St.George Insurance Pte Ltd, if the issuer trustee assigns its equitable interest in a housing loan to the seller then the seller will be entitled to the benefit of the LMI Policy in so far as it applies to the relevant housing loan.

REFUSAL OR REDUCTION IN CLAIM

          Under the LMI Policies, the amount of a claim may be refused or reduced by the relevant LMI Insurer for any loss in respect of a housing loan by the amount that fairly represents the extent to which the interest of the relevant LMI Insurer has been prejudiced by St.George Bank's or the issuer trustee's (or the trust manager on its behalf) failure to comply with any condition, provision or requirement of the policy.

                                       69

UNDERTAKINGS

          Under the LMI Policies, the issuer trustee, or the trust manager on its behalf, is required, among other things, to:

          o    pay any premium within 28 days of the date of the LMI Policy;

          o    not make any misrepresentation or breach the duty of disclosure;

          o    ensure there is a mortgage manager in respect of the housing loan at all times and, in certain circumstances, replace that mortgage manager;

          o    ensure there is a condition in the loan contract for a housing loan that the mortgaged property is kept insured under an
               approved general insurance policy;

          o    where a mortgage is not a first mortgage, take such action as the relevant LMI Insurer may require with respect to that prior mortgage;

          o    if a housing loan is for the purpose of (either solely or partly)
               or in connection with, the construction, refurbishment or
               renovation of any building the issuer trustee must not, other than in accordance with the lending guidelines, make any advance:

                    o    before the borrower (and the mortgagor if not the
                         borrower) and the builder have entered into a contract
                         which precludes the borrower (and the mortgagor if not
                         the borrower) from being charged more than a specified
                         price inclusive of all expenses;

                    o    intended to be paid to the builder before the building
                         has been inspected in accordance with the relevant LMI
                         Policy to ensure that construction is sound and
                         substantially in accordance with plans and
                         specifications;

                    o    after a default without the approval of the relevant
                         LMI Insurer;

          o    notify the relevant LMI Insurer of any additional advance made on the security of the mortgaged property, and where the additional advance is approved under the relevant LMI Policy, pay any additional premium required by the relevant LMI Insurer;

          o    ensure the mortgage has been duly registered with the land titles office in the State or Territory in which the property is
               situated (or the mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected); and

          o    ensure the loan contract for the housing loan, any mortgage guarantee or any collateral security is duly stamped in each relevant State or Territory (or all steps required by the
               relevant State or Territory stamp office have been taken and the issuer trustee pays stamp duty when it falls due).

                                       70

ACTIONS REQUIRING CONSENT

          Under the LMI Policies, neither the issuer trustee nor the trust manager on its behalf, shall, without the prior approval of the relevant LMI
Insurer, among other things:

          o    make any additional advance (in certain circumstances) upon the security of the property that ranks for payment ahead of the housing loan;

          o    materially alter the terms of the housing loan contract, any mortgage guarantee or any collateral security; or

          o    allow its rights to be reduced against the borrower, the
               mortgagor, any mortgage guarantor, any provider of any collateral security or the mortgaged property.

          o    approve any transfer or assignment of the mortgaged property without full discharge of the housing loan;

          o    contravene any provision of the relevant LMI Policy; or

          o    consent to a further advance by an approved prior mortgagee upon the security of the approved prior mortgage.

EXCLUSIONS

          The LMI Policies do not cover any loss arising from:

          o    any war or warlike activities;

          o    the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the nuclear fuel;

          o    the existence or escape of any pollution or environmentally hazardous material;

          o    the fact that the housing loan, any mortgage or guarantee or any collateral security is void or unenforceable; or

          o    where Consumer Credit Legislation applies, any failure of the housing loan contract, any mortgage or guarantee or Collateral
               Security to comply with the requirements of the Consumer Credit
               Legislation.

CLAIMS

          Under the LMI Policies, a claim for a loss in respect of an insured loan must be lodged within 28 days after the loss date unless in its absolute discretion the LMI Insurer otherwise agrees. Where a claim is not lodged within
28 days after the loss date the claim shall be reduced for any loss and damage the relevant LMI Insurer suffers by reason of the delay in lodgment of the claim.

                                       71

          Claims are payable within 14 days of receipt by GE Mortgage Insurance
Company Pty Ltd of the completed claim form.

          After making a claim, GE Mortgage Insurance Company Pty Ltd may require an assignment to it by the issuer trustee of the relevant insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to appoint GE Mortgage Insurance Company Pty Ltd as its attorney to exercise the rights of the issuer trustee in relation to the insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to take such action (including legal proceedings) in relation to the relevant insured mortgage, mortgage guarantee or collateral security as GE Mortgage
Insurance Company Pty Ltd requests, or require the issuer trustee to undertake and certify that the relevant insured mortgage, mortgage guarantee or collateral security is valid.

AFTER A CLAIM

          Any amount received by the issuer trustee in relation to a housing loan which is subject to a claim under an LMI Policy must be notified to the relevant LMI Insurer immediately and will be:

          o    immediately paid to the relevant LMI Insurer, to the extent that the relevant LMI Insurer has wholly or partly paid a claim; or

          o    applied to reduce the balance of the amount payable by the relevant LMI Insurer, to the extent that the claim has not been paid.

          Any such amount received will be held on trust for the relevant LMI
Insurer pending such payment.

                            DESCRIPTION OF THE NOTES

GENERAL

          The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes pursuant to the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New
South Wales. The following summary describes the material terms of the US$
notes. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

          The US$ notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and US$1 in excess thereof. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by the Depository Trust Company ("DTC") upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ noteholders will refer to

                                       72

distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$ notes in accordance with DTC's procedures.

          US$ noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream,
Luxembourg") or Euroclear Bank S.A./N.V as operator of the Euroclear System
("Euroclear"), in Europe , if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede &
Co., as nominee for DTC will be the registered noteholder of the US$ notes.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in
Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customer's securities accounts in the depositaries' name on the books of DTC.

          DTC has advised the manager that it is:

          o    a limited-purpose trust company organized under the New York
               Banking Law;

          o    a "banking organization" within the meaning of the New York
               Banking Law;

          o    a member of the Federal Reserve System;

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code; and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Exchange Act.

          DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

          Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream,
Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant European

                                       73

international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and
Euroclear participants may not deliver instructions directly to their system's depositary.

          Because of time-zone differences, credits of securities in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

          Purchases of US$ notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ notes on DTC's records. The ownership interest of each actual US$ noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$
noteholders will not receive written confirmation from DTC of their purchase.
However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the US$ notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ noteholders. US$ noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the US$ notes is discontinued.

          To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the US$ notes; DTC's records reflect only the identity of the DTC participants to whose accounts the US$ notes are credited, which may or may not be the actual beneficial owners of the US$ notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose

                                       74

accounts the US$ notes are credited on the record date, identified in a listing attached to the proxy.

          Principal and interest payments on the US$ notes will be made to DTC.
DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US$ noteholders is the responsibility of DTC participants and indirect participants.

          DTC may discontinue providing its services as securities depositary for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive notes are required to be printed and delivered.

          According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,
Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

          Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

          The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

          The Euroclear System is owned by Euroclear Clearance System Public
Limited Company and operated through a license agreement by Euroclear Bank
S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the
"Euroclear Operator"). The Euroclear operator is regulated and examined by the
Belgian Banking and Finance Commission and the National Bank of Belgium.

                                       75

          Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the US$ notes held through Clearstream, Luxembourg or
Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US$
noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of US$ notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          None of the issuer trustee, the manager, the servicer, the note trustee, the calculation agent, the principal paying agent, the note registrar or the paying agent, if any, will have responsibility for any aspect of the records relating to or payments made on account of ownership interests of book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interests.

DEFINITIVE NOTES

          US$ notes issued in definitive form are referred to in this prospectus as "definitive notes." US$ notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if one of the following events occurs:

          o    the principal paying agent advises the manager in writing, that
               DTC is no longer willing or able to discharge properly its responsibilities as depository for the US$ notes, and the manager is not able to locate a qualified successor; or

          o    after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of US$ notes,

                                       76

               advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the US$ noteholders.

          If either of these events occurs, DTC is required to notify all of its participants of the availability of definitive notes. US$ notes will be serially numbered if issued in definitive form.

          Definitive notes will be transferable and exchangeable at the offices of the note registrar which is initially the principal paying agent located at
The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York
10286, United States of America. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date for the definitive notes.

DISTRIBUTIONS ON THE NOTES

          Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

          o    interest and principal receipts from the housing loans;

          o    proceeds from enforcement of the housing loans;

          o    proceeds from claims under the mortgage insurance policies; and

          o    payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

          The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, if any, to the owners of the US$ notes as of the related quarterly determination date if the US$ notes are held in book-entry form, or, if the US$
notes are held in definitive form, the last day of the prior calendar month. If payments are made by the issuer trustee to the principal paying agent after 1:00
p.m. New York time in the case of the US$ notes (or in the case of the Class A-2 notes, after 1:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.

                                       77

KEY DATES AND PERIODS

          The following are the relevant dates and periods for the allocation of cashflows and their payments.

MONTHLY COLLECTION PERIOD..........   in relation to a monthly payment date,
                                      means the calendar month which precedes
                                      the calendar month in which the monthly
                                      payment date occurs. However, the first
                                      and last monthly collection periods are as
                                      follows:

                                      o    first: period from and excluding the
                                           cut-off date to and including March
                                           31, 2005.

                                      o    last: period from but excluding the
                                           last day of the calendar month
                                           preceding the termination date to and
                                           including the termination date.

MONTHLY DETERMINATION DATE.........   The date which is 2 business days before a
                                      monthly payment date.

MONTHLY PAYMENT DATE...............   17th day of each calendar month, or, if
                                      the 17th day is not a business day, then
                                      the next business day, unless that
                                      business day falls in the next calendar
                                      month, in which case the monthly payment
                                      date will be the preceding business day,
                                      beginning in April 2005.

QUARTERLY COLLECTION PERIOD........   in relation to a quarterly payment date,
                                      means the three monthly collection periods
                                      that precede the calendar month in which
                                      the quarterly payment date falls. However,
                                      the first and last quarterly collection
                                      periods are as follows:

                                      o    first: period from and excluding the
                                           cut-off date to and including May 31,
                                           2005;

                                      o    last: period from but excluding the
                                           last day of the prior quarterly
                                           collection period to and including
                                           the termination date.

QUARTERLY DETERMINATION DATE.......   The date which is 2 business days before a
                                      quarterly payment date.

QUARTERLY PAYMENT DATE.............   17th day of each of March, June, September
                                      and December or, if the 17th day is not a
                                      business day, then the next business day,
                                      unless that business day falls in the next
                                      calendar month, in which case the
                                      quarterly payment date will be the
                                      preceding business day. The first
                                      quarterly payment date will be in June
                                      2005.

                                       78

EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days:

MONTHLY COLLECTION PERIOD..........   June 1st to June 30th

MONTHLY DETERMINATION DATE.........   July 15th

MONTHLY PAYMENT DATE...............   July 17th

MONTHLY COLLECTION PERIOD..........   July 1st to July 31st

MONTHLY DETERMINATION DATE.........   August 15th

MONTHLY PAYMENT DATE...............   August 17th

MONTHLY COLLECTION PERIOD..........   August 1st to August 31st

QUARTERLY COLLECTION PERIOD........   June 1st to August 31st

QUARTERLY DETERMINATION DATE.......   September 15th

QUARTERLY PAYMENT DATE.............   September 17th

INTEREST PERIOD....................   June 17th to September 16th

CALCULATION OF TOTAL AVAILABLE FUNDS

          On each monthly Determination Date and quarterly Determination Date, the manager will calculate the Available Income, principal draws and liquidity draws for the immediately preceding monthly collection period or quarterly collection period, respectively. The sum of those amounts is the Total Available
Funds.

AVAILABLE INCOME

          AVAILABLE INCOME for a monthly collection period means the aggregate of:

          o    the FINANCE CHARGE COLLECTIONS for that collection period, which are:

               o    the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income
                    payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

                    o    amounts on account of interest recovered during that
                         collection period from the enforcement of a housing
                         loan;

                                       79

                    o    any payments by the seller to the issuer trustee on the
                         repurchase of a housing loan during that collection
                         period which are attributable to interest;

                    o    any break fees paid by borrowers under fixed rate
                         housing loans received during that collection period;

                    o    any amount paid to the issuer trustee by the seller
                         equal to the amount of any interest which would be
                         payable by the seller to a borrower on amounts standing
                         to the credit of the borrower's loan offset account if
                         interest was payable on that account, to the extent
                         attributable to interest on the housing loan; and

                    o    any interest on collections paid by the seller under
                         clause 5.2(b)(ii) of the servicing agreement and
                         received by the issuer trustee during that collection
                         period;

               o    all other amounts in respect of interest, fees and other
                    amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

                    o    from the seller, servicer or custodian, in respect of
                         any breach of a representation, warranty or undertaking
                         contained in the transaction documents;

                    o    from the seller, servicer or custodian under any
                         obligation under the transaction documents to indemnify
                         or reimburse the issuer trustee for any amount;

                    o    from St.George under the deed of indemnity in respect
                         of any losses arising from a breach by the custodian of
                         its obligations under the custodian agreement;

                    o    from the issuer trustee in its personal capacity in
                         respect of any breach of a representation, warranty or
                         undertaking in respect of which it is not entitled to
                         be indemnified out of the assets of the trust, or any
                         indemnity from the issuer trustee in its personal
                         capacity contained in the transaction documents; and

                    o    from the manager in respect of any breach of a
                         representation, warranty or undertaking of the manager
                         in respect of a breach of which it is not entitled to
                         be indemnified out of the assets of the trust, or any
                         indemnity from the manager, contained in the
                         transaction documents,

                         in each case, which the manager determines to be in
                         respect of interest, fees and other amounts in the
                         nature of income payable under the housing loans and
                         related security and other rights with respect thereto;
                         and

                                       80

               o    recoveries in the nature of income received, after a Finance
                    Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

               LESS:

               o    governmental charges collected by or on behalf of the issuer trustee for that collection period; and

               o    the aggregate of all bank fees and charges due to the
                    servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that collection period;

          PLUS:

          o    to the extent not included in Finance Charge Collections:

               o    any amount received by or on behalf of the issuer trustee in relation to that collection period on or by the payment date immediately following the end of that collection period with respect to net receipts under the basis swap or the
                    fixed-floating rate swap (and for this purpose net receipts under the basis swap will be determined before any other
                    payments);

               o    any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds
                    credited to the collection account;

               o    amounts in the nature of interest otherwise paid by the
                    seller, the servicer or the manager to the issuer trustee
                    during that collection period in respect of collections held by it;

               o    all other amounts received by or on behalf of the issuer
                    trustee during that collection period in respect of the
                    assets of the trust in the nature of income; and

               o    all amounts received by or on behalf of the issuer trustee in the nature of interest during that collection period from any provider of a support facility, other than the redraw
                    facility, under a support facility, and which the manager
                    determines should be accounted for in respect of a Finance
                    Charge Loss,

but excluding any interest credited to a collateral account of a support facility or any eligible credit support transferred to the issuer trustee in accordance with a currency swap.

Available Income for a quarterly collection period will be the sum of the
Available Income for the three monthly collection periods included in that quarterly collection period.

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PRINCIPAL DRAWS

          If the manager determines on any Determination Date that the Available
Income of the trust for the collection period ending immediately prior to that
Determination Date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply
Principal Collections collected during that collection period to cover the
Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

LIQUIDITY RESERVE

          As at the closing date, A$20,540,163 (representing 0.80% of the A$
Equivalent of proceeds raised from issuing the notes) will be deposited into the
Liquidity Account. If on any Determination Date the manager determines that
Available Income plus any principal draws will be insufficient to meet the Total
Payments for the relevant payment date, the manager must direct the issuer trustee to draw on the Liquidity Account for an amount equal to the lesser of such Liquidity Shortfall and the amount in the Liquidity Account at that time.
This is referred to as a LIQUIDITY DRAW. A Liquidity Draw for a collection period will constitute part of the Total Available Funds for that collection period.

          The amount in the Liquidity Account is required to equal the LIQUIDITY
LIMIT, which means at any time, the amount equal to 0.80% of the aggregate outstanding principal amount of the housing loans at such time. To the extent that the amount in the Liquidity Account for a quarterly Determination Date exceeds the then current Liquidity Limit, the amount in the Liquidity Account will be reduced by the Surplus Amount in accordance with the cashflow allocation methodology set out below.

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

          In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute TOTAL PAYMENTS.

MONTHLY TOTAL PAYMENTS

          On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller; and

          o    second, any interest payable by the issuer trustee under the redraw facility.

          The issuer trustee shall only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds

                                       82

remain from which to make the payment after amounts with priority to that payment have been distributed.

QUARTERLY TOTAL PAYMENTS

          On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller;

          o    second, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the quarterly collection period;

          o    third, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

          o    fourth, any fees payable by the issuer trustee under the redraw facility;

          o    fifth, without duplication, any amounts that would have been payable under this cashflow, other than amounts which would have been payable sixth to tenth inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient
               Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

          o    sixth, pari passu and rateably as between themselves:

               o    any interest payable by the issuer trustee under the redraw facility;

               o    the payment to the currency swap provider of the A$ Class
                    A-1 Interest Amount at that date, which is thereafter to be applied to payments of interest to the Class A-1
                    noteholders;

               o    the payment to the currency swap provider of the A$ Class
                    A-2 Interest Amount at that date, which is thereafter to be applied to payments of interest to the Class A-2
                    noteholders;

               o    payments to the Class A-3 noteholders of interest accrued on the Class A-3 notes;

               o    payment to the fixed-floating rate swap provider of the net amount (if any) due to it under the fixed-floating rate
                    swap; and

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               o    payment to the basis swap provider of the net amount (if
                    any) due to it under the basis swap;

          o    seventh, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

          o    eighth, the payment of the interest on the Class B notes;

          o    ninth, any amounts that would have been payable under the next bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee; and

          o    tenth, the payment of interest on the Class C notes.

          The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

TRUST EXPENSES

          TRUST EXPENSES are, in relation to a collection period, in the following order of priority:

          o    first, taxes payable in relation to the trust for that collection period;

          o    second, any expenses relating to the trust for that collection period which are not already covered in the following seven bullet points;

          o    third, pari passu, the issuer trustee's fee, the security
               trustee's fee and the note trustee's fee for that collection period;

          o    fourth, the servicer's fee for that collection period;

          o    fifth, the manager's fee for that collection period;

          o    sixth, the custodian's fee for that collection period;

          o    seventh, pari passu, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

          o    eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, the note registrar, a paying agent or the calculation agent in relation to the trust under the transaction documents, for that collection period; and

          o    ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of a currency swap.

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INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

          Up to, but excluding, the Optional Redemption Date, the interest rate for the US$ notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that Interest
Period plus 0.06%. If the issuer trustee has not redeemed all of the US$ notes on or before the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after the Optional Redemption Date will be equal to LIBOR on the related quarterly Determination Date plus 0.12%.

          The OPTIONAL REDEMPTION DATE means the quarterly payment date falling immediately after the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial principal balance of the notes.

          Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-2 notes for the related Interest Period will be equal to EURIBOR on the quarterly Determination Date immediately prior to the start of that
Interest Period plus 0.06%. If the issuer trustee has not redeemed all of the
Class A-2 notes on or before the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after the Optional Redemption
Date will be equal to EURIBOR on the related quarterly Determination Date plus
0.12%.

          The interest rate for the Class A-3 notes, the Class B notes and the
Class C notes for a particular Interest Period will be equal to the Three Month
Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus a margin. The margin applicable to the Class
A-3 notes will increase on and from the Optional Redemption Date if the Class
A-3 notes have not been redeemed by that date.

          Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-3 notes for the related Interest Period will be equal to the
Three Month Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus 0.15%. If the issuer trustee has not redeemed all of the Class A-3 notes on or before the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after the Optional Redemption Date will be equal to the Three Month Bank Bill Rate on the related quarterly Determination Date plus 0.30%.

          With respect to any payment date, interest on a note will be calculated as the product of:

          o    the outstanding principal balance of a note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to that note on such day;

          o    at the interest rate for that note; and

          o    a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the US$ notes and the Class A-2 notes, or 365 days for the
               Class A-3 notes, the Class B notes and the Class C notes.

                                       85

          A note will stop earning interest on any date on which the Stated
Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

          A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

CALCULATION OF LIBOR

          In respect of the US$ notes, on the second LIBOR Business Day before the beginning of each Interest Period, the calculation agent will determine
LIBOR for the next Interest Period.

CALCULATION OF EURIBOR

          In respect of the Class A-2 notes, on the second EURIBOR Business Day before the beginning of each Interest Period, the calculation agent will determine EURIBOR for the next Interest Period.

EXCESS AVAILABLE INCOME

GENERAL

          On each quarterly Determination Date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly Determination Date exceed the
Total Payments for that same quarterly collection period.

DISTRIBUTION OF EXCESS AVAILABLE INCOME

          On each quarterly Determination Date, the manager must apply any
Excess Available Income for the related quarterly collection period in the following order of priority:

          o    first, to reimburse all Principal Charge Offs for that quarterly collection period;

          o    second, towards all Liquidity Draws which have not been repaid as at that quarterly payment date;

          o    third, to repay all principal draws which have not been repaid as of that quarterly payment date;

          o    fourth, pari passu and rateably between themselves, based on the
               Redraw Principal Outstanding and, in the case of the US$ notes on the Class A-1 A$ Equivalent of the Stated Amount of the US$
               notes, and in the case of the Class A-2 notes on the Class A-2 A$
               Equivalent of the Stated Amount of the Class A-2 notes and in the case of the Class A-3 notes on the Stated Amount of the Class A-3 notes:

                                       86

               o    to pay the currency swap provider the Class A-1 A$
                    Equivalent of any Carryover Class A Charge Offs in respect of the US$ notes to be paid to the US$ noteholders;

               o    to pay the currency swap provider the Class A-2 A$
                    Equivalent of any Carryover Class A Charge Offs in respect of the Class A-2 notes to be paid to the Class A-2
                    noteholders;

               o    as a payment to the Class A-3 noteholders in or towards
                    reinstating the Stated Amount of the Class A-3 notes to the extent of any Carryover Class A Charge Offs in respect of
                    the Class A-3 notes; and

               o    to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

          o    fifth, reinstatement of an amount equal to the Carryover Class B
               Charge Offs relating to the Class B notes;

          o    sixth, reinstatement of an amount equal to the Carryover Class C
               Charge Offs relating to the Class C notes; and

          o    seventh, at the direction of the manager, to pay the residual income beneficiary any remaining Excess Available Income.

          The issuer trustee shall make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

          Any amount applied pursuant to the first six clauses above will be treated as Principal Collections.

          Once distributed to the residual income beneficiary, any Excess
Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual income beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

PRINCIPAL COLLECTIONS

          On each monthly Determination Date and quarterly Determination Date, the manager must determine Principal Collections for the monthly collection period or quarterly collection period, respectively, ending immediately prior to the related monthly Determination Date or quarterly Determination Date.
PRINCIPAL COLLECTIONS are the sum of:

          o    all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

                                       87

          o    all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:

               o    amounts on account of principal recovered from the
                    enforcement of a housing loan, other than under a mortgage insurance policy;

               o    any payments by the seller to the issuer trustee on the
                    repurchase of a housing loan under the master trust deed
                    during that collection period which are attributable to
                    principal; and

               o    any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the
                    seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if
                    interest was payable on that account to the extent
                    attributable to principal on the housing loan;

          o    all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than a currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

          o    all amounts received by or on behalf of the issuer trustee during that collection period:

               o    from the seller, the servicer, the manager, Perpetual
                    Trustees Consolidated Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the transaction
                    documents, and in the case of Perpetual Trustees
                    Consolidated Limited and the manager, in respect of a breach of which it is not entitled to be indemnified out of the
                    assets of the trust; and

               o    from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount or from Perpetual Trustees Consolidated Limited, in its personal capacity, under any obligation under the
                    transaction documents to indemnify the trust,

               in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

          o    any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including any Class A-1 A$
               Equivalent or Class A-2 A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

                                       88

          o    any amount of Excess Available Income to be applied to pay or reinstate a Principal Charge Off or a carryover charge off, as applicable, on a note;

          o    any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date;

          o    any Excess Available Income to be applied to repay Liquidity
               Draws made on a previous payment date;

          o    any Surplus Amount for that payment date; and

          o    any amounts retained during that collection period for
               anticipated shortfalls in payments or to reimburse further redraws and further advances which have not been applied for those purposes on a payment date,

less any amounts paid by the issuer trustee to replace a housing loan as described in the section entitled "Description of the Assets of the
Trust--Substitution of Housing Loans."

          On the closing date, the sum of the Class A-1 A$ Equivalent of the total initial outstanding Principal Amount of the US$ notes, the Class A-2 A$
Equivalent of the total initial outstanding Principal Amount of the Class A-2 notes and the total initial outstanding Principal Amount of the Class A-3 notes, the Class B notes and the Class C notes issued by the issuer trustee may exceed the sum of the housing loan principal as of the cut-off date and the balance of the liquidity reserve. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first quarterly payment date.

INITIAL PRINCIPAL DISTRIBUTIONS

MONTHLY PRINCIPAL DISTRIBUTIONS

          On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

          o    first, to allocate to Total Available Funds any principal draw;
               and

          o    second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date.

          The issuer trustee shall only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

                                       89

QUARTERLY PRINCIPAL DISTRIBUTIONS

          On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal
Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, to allocate to Total Available Funds any principal draws;

          o    second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date or quarterly payment date;

          o    third, subject to the limits described under "Description of the
               Transaction Documents--The Redraw Facility", to repay pari passu and rateably any redraws and further advances provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws and further advances;

          o    fourth, to repay all principal outstanding under the redraw facility on that payment date; and

          o    fifth, to retain in the collection account as a provision to reimburse further redraws and further advances an amount up to the Redraw Retention Amount for the next quarterly collection period.

          The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

          Only after initial principal distributions have been satisfied will
Principal Collections be available to repay the Principal Amount of Class A notes, Class B notes and Class C notes in accordance with the relevant principal allocation methodology set out below.

PRINCIPAL DISTRIBUTIONS PRIOR TO THE STEPDOWN DATE OR AFTER A TRIGGER EVENT

          On each quarterly payment date prior to the Stepdown Date, or if a
Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal
Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, all initial principal distributions for that collection period;

          o    second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

                                       90

          o    third, pari passu and rateably among the US$ notes, the Class A-2 notes and the Class A-3 notes:

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap relating to the US$ notes,
                         an amount equal to the lesser of:

                         o    the US$ noteholders' proportionate share of the
                              amount available for distribution; and

                         o    the Class A-1 A$ Equivalent of the Invested Amount
                              of all US$ notes;

                         which is thereafter to be applied as payments of
                         principal on the US$ notes;

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap relating to the Class A-2
                         notes, an amount equal to the lesser of:

                         o    the Class A-2 noteholders' proportionate share of
                              the amount available for distribution; and

                         o    the Class A-2 A$ Equivalent of the Invested Amount
                              of all Class A-2 notes;

                         which is thereafter to be applied as payments of
                         principal on the Class A-2 notes;

                    o    as a payment to the Class A-3 noteholders of principal
                         on the Class A-3 notes, an amount equal to the lesser
                         of:

                         o    the Class A-3 noteholders' proportionate share of
                              the amount available for distribution; and

                         o    the Invested Amount of all Class A-3 notes;

          o    fourth, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the lesser of:

                    o    the remaining amount available for distribution; and

                    o    the Invested Amount of all Class B notes;

          o    fifth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the lesser of:

                    o    the remaining amount available for distribution; and

                    o    the Invested Amount of all Class C notes; and

          o    sixth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to

                                       91

               in the preceding clauses, the issuer trustee first must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the
               Residual Income Beneficiary as a distribution of capital of the trust.

          The issuer trustee shall only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

PRINCIPAL DISTRIBUTIONS ON AND AFTER THE STEPDOWN DATE FOR SO LONG AS NO TRIGGER
EVENT EXISTS

          On each quarterly payment date on and after the Stepdown Date, for so long as no Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, all initial principal distributions for that collection period;

          o    second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

          o    third, pari passu and rateably among the US$ notes, the Class A-2 notes and the Class A-3 notes out of the Class A Principal
               Distribution Amount:

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap relating to the US$ notes,
                         an amount equal to the lesser of:

                         o    the US$ noteholders' proportionate share of the
                              Class A Principal Distribution Amount; and

                         o    the Class A-1 A$ Equivalent of the Invested Amount
                              of all US$ notes which is to be applied as
                              principal on the US$ notes;

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap relating to the Class A-2
                         notes, an amount equal to the lesser of:

                         o    the Class A-2 noteholders' proportionate share of
                              the Class A Principal Distribution Amount; and

                         o    the Class A-2 A$ Equivalent of the Invested Amount
                              of all Class A-2 notes which is to be applied as
                              principal on the Class A-2 notes;

                                       92

                    o    as a payment to the Class A-3 noteholders of principal
                         on the Class A-3 notes, an amount equal to the lesser
                         of:

                         o    the Class A-3 noteholders' proportionate share of
                              the Class A Principal Distribution Amount; and

                         o    the Invested Amount of all Class A-3 notes;

          o    fourth, as a payment to the Class B noteholders out of the Class
               B Principal Distribution Amount, an amount equal to the lesser of:

                         o    the Class B Principal Distribution Amount; and

                         o    the aggregate Invested Amount of the Class B notes
                              on that payment date;

          o    fifth, as a payment to the Class C noteholders out of the Class C
               Principal Distribution Amount, an amount equal to the lesser of:

                         o    the Class C Principal Distribution Amount; and

                         o    the aggregate Invested Amount of the Class C notes
                              on that payment date; and

          o    sixth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding
               clauses, the issuer trustee first must pay remaining Principal
               Collections to the seller in reduction of the principal
               outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual Income
               Beneficiary as a distribution of capital of the trust.

          The issuer trustee shall only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

REDRAWS AND FURTHER ADVANCES

          The seller, after receiving confirmation that it may do so from the manager, may make redraws or further advances to borrowers under the housing loans. The seller will be reimbursed for any redraw or further advance for which it has not previously been reimbursed.

          On each quarterly Determination Date the manager shall determine an amount, not to exceed 2% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in addition to any prepayments of principal that it anticipates will be received from borrowers during the quarterly collection period in which that quarterly Determination Date

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occurs, to fund redraws and further advances. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.

          In addition to the seller's right of reimbursement, the issuer trustee shall, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws or further advances made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

          o    the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

          o    any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.

          If the manager determines on any business day that there is a Redraw
Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day up to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.

APPLICATION OF PRINCIPAL CHARGE OFFS

ALLOCATING LIQUIDATION LOSSES

          On each quarterly Determination Date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

          o    the amount of those Liquidation Losses which are attributable to
               Finance Charge Losses; and

          o    the amount of those Liquidation Losses which are attributable to
               Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

INSURANCE CLAIMS

          If, on any monthly Determination Date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

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          Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

          If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

          o    the maximum amount available under the mortgage insurance policy has been exhausted;

          o    the mortgage insurance policy has been terminated in respect of that housing loan;

          o    the mortgage insurer is entitled to reduce the amount of the claim; or

          o    the mortgage insurer defaults in payment of a claim;

then a MORTGAGE SHORTFALL will arise if:

          o    the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

          o    any damages or other amounts payable by the seller or the
               servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal,

is insufficient to meet the full amount of the Principal Loss.

          The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

          If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly Determination
Date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

          o    reduce pari passu and rateably as between themselves the Stated
               Amount of the Class C notes by the amount of that excess until the Stated Amount of the Class C notes is zero;

          o    if the Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the preceding
               paragraph, reduce pari passu and rateably as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

                                       95

          o    if the Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the preceding
               paragraph, reduce pari passu and rateably as between the Class A notes and the redraw facility with respect to the balance of that excess:

                    o    rateably as between each of the Class A notes, the
                         Stated Amount of each of the Class A notes (or, where
                         applicable, the Euro Equivalent or the US$ Equivalent
                         (as the case may be) of the amount of that excess which
                         is so attributable), until the Stated Amount of that
                         Class A note is zero; and

                    o    the Redraw Principal Outstanding under the redraw
                         facility, applied against draws under the redraw
                         facility in reverse chronological order of their
                         drawdown dates, until the Redraw Principal Outstanding
                         is zero.

PAYMENTS INTO US$ ACCOUNT

          The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the US$ currency swap, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

          The issuer trustee shall, on the direction of the manager or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the US$ notes;

          o    reinstating the Stated Amount of the US$ notes, to the extent of
               Carryover Class A Charge Offs in respect of the US$ notes; and

          o    principal on the US$ notes, until their outstanding principal balance is reduced to zero.

PAYMENTS INTO EURO ACCOUNT

          The principal paying agent shall open and maintain a Euro account into which the currency swap provider shall deposit amounts denominated in Euros. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in Euros payable to the issuer trustee by the currency swap provider under the Euro currency swap into the Euro account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the

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manager or the servicer receives any amount denominated in Euros from the currency swap provider under the Euro currency swap, they will also promptly pay that amount to the credit of the Euro account.

PAYMENTS OUT OF EURO ACCOUNT

          The issuer trustee shall, on the direction of the manager or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the Euro account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the Class A-2 notes;

          o    reinstating the Stated Amount of the Class A-2 notes, to the extent of Carryover Class A Charge Offs in respect of the Class
               A-2 notes; and

          o    principal on the Class A-2 notes, until their outstanding
               principal balance is reduced to zero.

THE INTEREST RATE SWAPS

FIXED-FLOATING RATE SWAP

          The issuer trustee will enter into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

          The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.

          The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three Month Bank Bill Rate plus an agreed margin. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

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          The fixed-floating rate swap commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.

BASIS SWAP

          The issuer trustee will enter into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest.

          The issuer trustee will pay the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month
Bank Bill Rate plus an agreed margin. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

          The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap.

APPLICATION OF INCREASED INTEREST

          After the interest rates on the notes increase after the Optional
Redemption Date, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.

THRESHOLD RATE

          If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the Determination Date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the servicer and the seller of the threshold rate on the relevant payment date. The threshold rate means, at any time, 0.25%
per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive Determination Date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable

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rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.

          If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

FIXED-FLOATING RATE SWAP DOWNGRADE

          If the fixed-floating rate swap provider's rating falls below:

          o    a short term rating of F1 or long term rating of A by Fitch
               Ratings;

          o    a short term rating of A-1 by S & P; or

          o    a short term rating of P-1 or long term rating of A2 by Moody's,

the fixed-floating rate swap provider is required, at its cost, to do one of the following:

          o    deposit a cash collateral amount into a cash collateral account;

          o    replace itself as fixed-floating rate swap provider with a party that has a rating greater than or equal to A-1 by S&P, F1 (short term) and A (long term) by Fitch Ratings and who is suitably rated so that its appointment as fixed-floating rate swap
               provider does not result in a downgrade of the notes by Moody's;
               or

          o    enter into an arrangement which each relevant rating agency confirms in writing will reverse or avoid any note downgrade.

          Where the fixed-floating rate swap provider is downgraded to a rating of less than short term A-1 by S&P, less than F2 (short term) or BBB+ (long term) by Fitch Ratings or less than P-1 short term by Moody's, the relevant time limit is five business days. Otherwise, the relevant time limit is 30 days.
However, if the fixed-floating rate swap provider is downgraded below F2 (short term) or BBB+ (long term) by Fitch Ratings, it must either be replaced or enter into an arrangement acceptable to each rating agency that will reverse or avoid any note downgrade.

          If, in the case of the fixed-floating rate swap, there is a downgrade of the fixed-floating rate swap provider's long term debt rating below BBB- by
S&P, the fixed-floating rate swap provider must immediately provide cash collateral sufficient to enable the designated rating agencies to confirm that the downgrade will not cause a reduction in, or withdrawal of, the rating of the notes and must be immediately replaced by a suitably rated swap provider.

BASIS SWAP DOWNGRADE

          If the basis swap provider's rating falls below:

          o    a short term rating of F1 or long term rating of A by Fitch
               Ratings;

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          o    a short term rating of A-1 by S & P; or

          o    a short term rating of P-1 or long term rating of A2 by Moody's,

          and the threshold rate is greater than the mortgage rate (as specified in the basis swap confirmation), the basis swap provider shall pay immediately
(and in any event no later than three business days) an amount equal to the next payment due by it into a cash collateral account established in accordance with the basis swap.

SWAP COLLATERAL ACCOUNT

          If a swap provider (other than the currency swap provider) provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must as soon as is practicable:

          o    establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank; and

          o    the swap provider must deposit the cash collateral in the swap collateral account.

          The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

          o    entering into a substitute swap;

          o    refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

          o    withdrawing any amount which has been incorrectly deposited into the swap collateral account;

          o    paying any applicable bank account taxes or equivalent taxes payable in respect of the swap collateral account; or

          o    funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

          In this section, Approved Bank means a bank which has a short term rating of at least A-1+ from S&P, P-1 (short term) and A2 (long term) from
Moody's and F1 (short term) from Fitch Ratings.

THE CURRENCY SWAPS

US$ CURRENCY SWAP AND EURO CURRENCY SWAP

          Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the US$ notes are denominated in
United States dollars and the payment obligations of the issuer trustee on the
Class A-2 notes are denominated in Euros. To hedge its currency

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exposure, the issuer trustee will enter into a US$ currency swap with respect to the US$ notes and a Euro currency swap with respect to the Class A-2 notes with the currency swap provider.

          Each currency swap will be governed by a standard form ISDA Master
Agreement, as amended by a supplementary schedule and credit support annex and confirmed by a related confirmation.

          Under the currency swaps, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if
any, to be paid to the US$ noteholders and Class A-2 noteholders as a payment of principal on the US$ notes and the Class A-2 notes, and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in U.S. dollars or Euros, as the case may be, which is equivalent to such Australian dollar payment. The equivalent U.S. dollar payment will be calculated using an exchange rate of US$0.7930 = A$1.00, which is fixed for the term of the US$ currency swap. The equivalent Euro payment will be calculated using an exchange rate of (euro) 0.598802395 = A$1.00, which is fixed for the term of the Euro currency swap.

          In addition, under the currency swaps, on each quarterly payment date the issuer trustee will pay to the currency swap provider the applicable A$
Class A Interest Amount in respect of the US$ notes and Class A-2 notes, respectively, and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in U.S. dollars to the US$
noteholders and an amount equal to the interest payable in Euros to the Class
A-2 noteholders.

          If on any quarterly payment date, the issuer trustee is unable to make the full floating rate payment, the US$ floating rate payment or Euro floating rate payment, as applicable, to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

          The purchase price for the US$ notes will be paid by investors in U.S.
dollars and the purchase price for the Class A-2 notes will be paid by investors in Euros, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in U.S. dollars or Euros, as applicable. In return the issuer trustee will be paid by the currency swap provider the A$
Equivalent of that U.S. dollar amount or Euro amount, as applicable.

TERMINATION BY THE CURRENCY SWAP PROVIDER

          With respect to each of the US$ currency swap and the Euro currency swap, the currency swap provider shall have the right to terminate such currency swap in the following circumstances:

          o    if the issuer trustee fails to make a payment under the relevant currency swap within ten business days of its due date;

          o    an Insolvency Event with respect to the issuer trustee occurs and the currency swap is not novated to a third party within 30 days or the issuer trustee merges into another

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               entity without that entity properly assuming responsibility for the obligations of the issuer trustee under a currency swap;

          o    if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the relevant currency swap, the relevant currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the relevant currency swap provider will have the right to terminate a
               currency swap;

          o    the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it receives payments from which amounts have been withheld, but only if all of the notes will be redeemed at their
               outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest; or

          o    if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

          With respect to each of the US$ currency swap and the Euro currency swap, there are a number of circumstances in which the issuer trustee has the right to terminate such currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

          o    where the currency swap provider fails to make a payment under the relevant currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming
               responsibility for the obligation of the relevant currency swap provider under a currency swap;

          o    if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the relevant currency swap, the relevant currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

          o    if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable; or

          o    if the currency swap provider breaches any obligation to transfer eligible collateral support to the issuer trustee or transfer or enter into another arrangement required by the rating agencies in accordance with the relevant currency swap in the event it is downgraded.

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          The issuer trustee may only terminate such currency swap with the prior written consent of the note trustee. Each party may terminate such currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under such currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE

          If at any time the currency swap provider does not have a credit rating equal to or higher than the Required Rating it must, at its cost alone:

          o    within 30 days of a downgrade of the currency swap provider's credit rating to lower than P-1 (short term) by Moody's or A-1+
               (short term) by S&P, not lower than F2 (short term) by Fitch
               Ratings and not lower than A3 (long term) by Moody's or BBB+
               (long term) by Fitch Ratings, or such greater period as agreed with each relevant rating agency:

               o    transfer eligible credit support to the issuer trustee in
                    accordance with the credit support annex to that currency
                    swap;

               o    procure a novation of the rights and obligations of the
                    currency swap provider under that currency swap to a
                    replacement currency swap provider with the Required Rating;
                    or

               o    enter into such other arrangement as each rating agency has confirmed will result in the avoidance or reversal of any
                    withdrawal or downgrade of the credit ratings assigned by it to the class of notes to which that currency swap relates;
                    or

          o    within five business days of a downgrade of the currency swap provider's credit rating to lower than A3 (long term) by Moody's, or such greater period as agreed with each relevant rating agency:

               o    transfer eligible credit support to the issuer trustee in
                    accordance with the credit support annex to that currency
                    swap;

               o    procure a novation of the rights and obligations of the
                    currency swap provider under that currency swap to a
                    replacement currency swap provider with the Required Rating;
                    or

               o    enter into such other arrangement as each rating agency has confirmed will result in the avoidance or reversal of any
                    withdrawal or downgrade of the credit ratings assigned by it to the class of notes to which that currency swap relates;
                    or

          o    within five business days of a downgrade of the currency swap provider's credit rating to lower than F2 (short term) or BBB+
               (long term) by Fitch Ratings:

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               o    procure a novation of the rights and obligations of the
                    currency swap provider under that currency swap to a
                    replacement currency swap provider with the Required Rating;
                    or

               o    enter into such other arrangement as each rating agency has confirmed will result in the avoidance or reversal of any
                    withdrawal or downgrade of the credit ratings assigned by it to the class of notes to which that currency swap relates;
                    or

          o    within three business days after a downgrade of the currency swap provider's credit rating to lower than BBB- (long term) by S&P:

               o    transfer eligible credit support to the issuer trustee in
                    accordance with the credit support annex to that currency
                    swap; and

               o    procure a novation of the rights and obligations of the
                    currency swap provider under that currency swap to a
                    replacement currency swap provider with the Required Rating.

          "REQUIRED RATING" means a credit rating of not less than:

          o    A-1+ (short term) by S & P;

          o    P-1 (short term) and A2 (long term) by Moody's; and

          o    F1 (short term) and A+ (long term) by Fitch Ratings.

TERMINATION PAYMENTS

          On the date of termination of the US$ currency swap or Euro currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is an event of default under the security trust deed unless such currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the notes.

          The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the determining party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap.

REPLACEMENT OF A CURRENCY SWAP

          If the US$ currency swap or the Euro currency swap is terminated prior to the day upon which the notes are repaid in full, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace such currency swap, but only on the condition that:

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          o    the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of a
               currency swap will be paid in full when due in accordance with the supplementary terms notice and the currency swap;

          o    the ratings assigned to the notes are not adversely affected; and

          o    the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under a currency swap or the relevant transaction under a currency swap.

          If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into a replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.

CURRENCY SWAP PROVIDER

          The US$ currency swap provider and the Euro currency swap provider will be The Royal Bank of Scotland plc.

THE ROYAL BANK OF SCOTLAND PLC

          The Royal Bank of Scotland Group plc (the "Group") is the holding company of one of the world's largest banking and financial services groups, with a market capitalization of (pound)55.6 billion at the end of 2004.
Headquartered in Edinburgh, the Group operates in the United Kingdom, the United
States and internationally through its two principal subsidiaries, The Royal
Bank of Scotland plc ("RBS") and National Westminster Bank Plc ("NatWest"). Both
RBS and NatWest are major United Kingdom clearing banks whose origins go back over 275 years. The Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

          The Group had total assets of (pound)583 billion and ordinary shareholders' funds of (pound)31.9 billion at December 31, 2004.

          The short term, unsecured and unguaranteed debt obligations of RBS are currently rated A-1+ by S&P, P-1 by Moody's and F1+ by Fitch. The long term unsecured and unguaranteed debt obligations of RBS are currently rated AA by
S&P, Aa1 by Moody's and AA+ by Fitch.

          In its capacity as the currency swap provider, RBS will be acting through its branch at 135 Bishopsgate, London EC2M 3UR, England.

          The information contained herein with respect to RBS and the Group relates to and has been obtained from it. Delivery of this prospectus shall not create any implication that there has been no change in the affairs of RBS or the Group since the date hereof, or that the information contained or referred to herein is correct as of any time subsequent to its date.

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WITHHOLDING OR TAX DEDUCTIONS

          All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted.
Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

          If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

          o    on the next quarterly payment date the issuer trustee or a paying agent would be required to deduct or withhold from any payment of principal or interest in respect of the notes or a currency swap in respect of any notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

          o    the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be
               receivable, whether or not actually received by the issuer trustee during such collection period (but, for the avoidance of doubt, this bullet point does not apply to the failure by the issuer trustee to receive any interest on any housing loan merely by reason of the failure by the relevant borrower to pay required interest in breach of the relevant housing loan arrangement),

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of those notes and any amounts required under the security trust deed to be paid in priority to or pari passu with those notes redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of all the outstanding principal balance of those notes at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of all the outstanding principal balance of a class of notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

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REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

          If an event of default occurs under the security trust deed while the
Class A notes, Class B notes or Class C notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the
Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting
Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and they may have an impact upon the issuer trustee's ability to repay all amounts outstanding in relation to the notes. If the trust terminates while notes are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed and supplementary terms notice. See "Description of the Transaction Documents--The Security Trust
Deed."

OPTIONAL REDEMPTION OF THE NOTES

          At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders owning all of the outstanding principal balance of the notes so agree, the Stated Amount, of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on or after the quarterly payment date on which the A$ Equivalent of the total Stated Amount of all notes is equal to or less than 10% of the A$ Equivalent of the total initial outstanding principal balance of the notes; provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than
60 nor less than 45 days' notice to noteholders of this redemption in accordance with the applicable conditions of the notes.

FINAL MATURITY DATE

          The issuer trustee must pay the Stated Amount and accrued and unpaid interest, if any, in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Stated
Amount and accrued and unpaid interest, if any, within ten business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

          Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

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          o    the date on which the outstanding principal balance of the note is reduced to zero;

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

          o    the final maturity date of the notes.

TERMINATION OF THE TRUST

TERMINATION EVENTS

          The trust shall continue until, and shall terminate on the later of:

          o    its Termination Date;

          o    the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the
               Termination Date so far as reasonably practicable and reasonably commercially viable; and

          o    the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

REALIZATION OF TRUST ASSETS

          On the occurrence of a Termination Date, subject to St.George Bank's right of first refusal, the issuer trustee, in consultation with the manager or the residual income beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

SELLER'S RIGHT OF FIRST REFUSAL

          As soon as practical after the Termination Date of the trust, the manager will direct the issuer trustee to offer, by written notice to St.George
Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans for their Unpaid
Balance, for performing housing loans, and their fair market value, for non-performing housing loans;

                                      108

provided that, if the fair market value of a housing loan is less than its
Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

          The issuer trustee is not entitled to sell any housing loans unless
St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a
Trust Expense.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

          After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "Distribution of
Total Available Funds" and "Principal Distributions", and in accordance with any directions given to it by the manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual income beneficiary.

PRESCRIPTION

          A US$ note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the US$ note, the effect of which would be to reduce the Stated Amount of such US$ note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant US$ note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

          The note trust deed contains provisions for each class of non-A$
noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of non-A$ notes may take or consent to any action permitted to be taken by such class of non-A$ noteholders under the note trust deed. Notwithstanding the foregoing, the written consent of holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the relevant class or classes of non-A$ notes shall be required to accomplish the following:

          o    direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the security trust deed;

          o    override on behalf of that class of non-A$ noteholders any waiver by the note trustee of a breach of any provisions of the
               transaction documents or an event of default under the security trust deed;

          o    removal of the current note trustee or appointment of a new note trustee; and

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          o    approve the basis of incurring any costs, disbursements,
               outgoings and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be
               indemnified (unless the note trustee reasonably considers the incurring of those costs disbursements, outgoings and expenses to be necessary).

REPORTS TO NOTEHOLDERS

          On each quarterly Determination Date, the manager will, in respect of the collection period ending before that Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing the following information:

          o    the outstanding principal balance and the Stated Amount of each class of notes;

          o    the interest payments and principal distributions on each class of notes;

          o    the Available Income;

          o    the Total Available Funds;

          o    the aggregate of all redraws and further advances made during that quarterly collection period;

          o    the Redraw Shortfall, if any;

          o    the Payment Shortfall, if any;

          o    the principal draw, if any, for that quarterly collection period, together with all principal draws made before the start of that quarterly collection period and not repaid;

          o    the Principal Collections;

          o    the Principal Charge Off, if any;

          o    the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next quarterly payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;

          o    the Class A Charge Offs, the Class B Charge Offs, the Class C
               Charge Offs and the Redraw Charge Offs, if any;

          o    all carryover charge offs on the redraw facility on the notes, if any;

          o    if required, the threshold rate at that quarterly Determination
               Date;

          o    the interest rates on the notes for the related Interest Period;

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          o    scheduled and unscheduled payments of principal on the housing loans;

          o    the amount standing to the credit of the Liquidity Account as at that Determination Date;

          o    aggregate outstanding principal balance of the fixed rate housing loans and the aggregate principal balance of the variable rate housing loans; and

          o    delinquency and loss statistics with respect to the housing loans.

          Unless and until definitive US$ notes are issued beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

          Unless and until definitive US$ notes are issued, periodic and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting
DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each US$
noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the
Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of September 2005.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except the note trust deed and the credit support annex for each currency swap, are governed by the laws of New South Wales, Australia. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the note trust deed is governed by New York law. The credit support annex for each currency swap is governed by the laws of England and
Wales. A copy of the master trust deed and the servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

          The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with
Australia and New Zealand Banking Group Limited at is offices at 68 Pitt Street,
Sydney, NSW 2000, Australia, which has a short term rating of P-1 from Moody's,
A-1+ from S&P and F1+ from Fitch Ratings. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust.

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This account will not be used for any purpose other than for the trust. This account will be an interest bearing account.

          The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the trust's account shall be in Authorized
Investments that will mature not later than the business day preceding the applicable payment date.

MODIFICATIONS

          The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual income beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

          o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          o    necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

          o    appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any
               government, including, without limitation, an alteration,
               addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the
               Australian Commissioner or Deputy Commissioner of Taxation or any
               governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade
               Securitisation Programme trusts;

          o    any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the non-A$
               notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the non-A$ noteholders or any class of non-A$
               noteholders. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of noteholders. A basic terms modification requires the

                                      112

               sanction of all non-A$ noteholders. A similar sanction is
               required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the
               percentage of the aggregate outstanding principal balance
               required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

          o    in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

          Unless a higher percentage is required by the Trust Indenture Act of
1939, as amended (the "TRUST INDENTURE ACT"), except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual income beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual income beneficiary, as the case may be.

THE ISSUER TRUSTEE

          Perpetual Trustee Consolidated Limited is appointed as trustee of the trust and, in such capacity, as issuer of the notes on the terms set out in the master trust deed and the supplementary terms notice.

POWERS

          The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the notes. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from the manager.

DUTIES

          The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as

                                      113

a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

          Under the master trust deed, each noteholder and the residual income beneficiary acknowledges that:

          o    the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

          o    the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer
               Event or a Title Perfection Event has occurred in relation to the trust other than where it has actual notice;

          o    the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a
               Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

          o    in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

          o    in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

          The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

ANNUAL COMPLIANCE STATEMENT

          The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents.

DELEGATION

          In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or
Territory legislation governing the operation of trustee companies.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

          The issuer trustee and security trustee are entitled to a combined quarterly fee based on a percentage (agreed to in writing between the parties)
of the aggregate outstanding principal

                                      114

balance of the housing loans on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.

          If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee is entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank shall be conclusive and binding on the manager and the issuer trustee so far as the law allows.

          The issuer trustee will be reimbursed out of the assets of the trust for all expenses incurred in connection with the performance of its obligations in respect of the trust, but not general overhead costs and expenses. These expenses will be TRUST EXPENSES.

REMOVAL OF THE ISSUER TRUSTEE

          The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

          A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that 6 month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense.

          The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of Issuer Trustee's Default. The issuer trustee will indemnify the manager and the trust for these costs. These costs are not payable out of the assets of the trust.

          The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

          The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

          Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice

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the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

          The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual income beneficiary, the manager or any other person or for any loss howsoever caused in respect of the trust or to any noteholder, the residual income beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

          The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability arising under or in connection with the transaction documents or the trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability.
Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or Default.

          The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual income beneficiary. These include, but are not limited to, the following:

          o    Subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

          o    The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a
               Title Perfection Event.

          o    The issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

          The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

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RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

          The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the trust except for fraud, negligence or
Default.

          The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit
Legislation. The servicer also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust.
The issuer trustee is also indemnified by St.George Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George
Bank in relation to the due diligence procedures agreed with the issuer trustee.

THE MANAGER

POWERS

          The manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

          The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

          The manager has the absolute discretion to recommend Authorized
Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

          The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

          The manager is entitled to a quarterly fee for each quarterly collection period equal to 0.09% per annum of the aggregate outstanding principal balance of housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date.

          The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.

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REMOVAL OR RETIREMENT OF THE MANAGER

          The manager shall retire as trust manager if the issuer trustee so directs in writing following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the trust for those costs.

          The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 90 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

          On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 90 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

LIMITATION OF MANAGER'S LIABILITY

          The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

          o    the manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the trust; and

          o    subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or
               contributed to by the breach of its obligations under any
               transaction documents.

THE NOTE TRUSTEE

GENERAL

          The Bank of New York will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at 101 Barclay Street, Floor 21 West, New York, New York 10286,
United States of America. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust

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deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the note trustee.

          The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

          The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency.
The issuer trustee may also remove the note trustee in the following circumstances:

          o    if the note trustee becomes insolvent;

          o    if the note trustee ceases its business;

          o    if the note trustee fails to comply with any of its obligations under any transaction document to which it is a party and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within
               14 days after the earlier of the following:

                    o    the note trustee becoming aware of this failure; and

                    o    receipt by the note trustee of written notice with
                         respect to this failure from either the issuer trustee
                         or the manager; or

          o    if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act with respect to the trust or the note trust deed.

          Holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the non-A$ notes may require the issuer trustee to remove the note trustee.

          The resignation, removal or retirement of any note trustee shall not become effective until a successor note trustee is appointed that meets the requirements set forth in the note trust deed.

NOTE TRUSTEE'S FEES AND EXPENSES

          The issuer trustee shall reimburse the note trustee for all costs and expenses of the note trustee properly incurred in acting as the note trustee and in connection with any legal proceedings brought by the note trustee to enforce any obligation under the note trust deed and the non-A$ Notes.

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          If, at any time, the note trustee undertakes any of the acts contemplated in the fourth paragraph under "--The Note Trustee as Voting
Mortgagee" below or it undertakes duties which it considers expedient or necessary under the note trust deed or, it is requested to undertake (by the issuer trustee) duties which are exceptional or beyond the scope of its normal duties, the note trustee shall be entitled to additional remuneration as provided under the note trust deed.

INDEMNIFICATION

          Without prejudice to the right of indemnity by law given to trustees and subject to the transaction documents, the issuer trustee has agreed to indemnify the note trustee from and against all losses, cost, liability, expenses and damages arising out of or in connection with the execution of the note trust, except to the extent that they result from the fraud, negligence or willful default on the part of the note trustee or its appointees.

THE SECURITY TRUST DEED

GENERAL

          P.T. Limited of Level 7, 39 Hunter Street, Sydney, New South Wales,
Australia will be the security trustee. P.T. Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and
Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, the note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment, redraws and further advances, and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

NATURE OF THE CHARGE

          A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

          A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed.

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On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

          The security trustee is appointed to act as trustee on behalf of the
Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any
Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders and the Class C noteholders or other Mortgagees. The security trustee does not guarantee the success of any class of notes nor the payment of principal or interest on any class of notes.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

          The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

          o    The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

          o    The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

          o    Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

          o    The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any
               collateral security.

          o    Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

          o    The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Mortgagees and others as if it were not security trustee and may receive
               consideration for services in connection with any transaction document or otherwise without having to account to the
               Mortgagees.

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EVENTS OF DEFAULT

          Each of the following is an event of default under the security trust deed:

          o    the issuer trustee fails to pay:

                    o    any interest within 10 business days of the quarterly
                         payment date on which the interest was due to be paid
                         to noteholders; or

                    o    any other amount owing to a Mortgagee within 10
                         business days of the due date for payment, or within
                         any applicable grace period agreed with the relevant
                         Mortgagee, or where the Mortgagee is a non-A$
                         noteholder, with the note trustee;

                    provided, that no event of default shall have occurred
                    pursuant to the two immediately preceding bullet points if the amounts which the issuer trustee failed to pay were
                    subordinated to the payment of amounts due to the Class A
                    noteholders while any amounts remain owing to Class A
                    noteholders or to any other person, which rank in priority to amounts due to Class A noteholders;

          o    the issuer trustee fails to perform or observe any other
               provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice (or such longer period as may be specified in the notice) from the security trustee requiring the failure to be remedied;

          o    an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

          o    the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

          o    any security interest over the trust assets is enforced;

          o    all or any part of any transaction document, other than the basis swap, the redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than the basis swap, the redraw facility or a currency swap; or

          o    without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees,

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                    o    the trust is wound up, or the issuer trustee is
                         required to wind up the trust under the master trust
                         deed or applicable law, or the winding up of the trust
                         commences;

                    o    the trust is held or is conceded by the issuer trustee
                         not to have been constituted or to have been
                         imperfectly constituted; or

                    o    unless another trustee is appointed to the trust under
                         the transaction documents, the issuer trustee ceases to
                         be authorized under the trust to hold the property of
                         the trust in its name and to perform its obligations
                         under the transaction documents.

          Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the
Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

          The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

          o    the Noteholder Mortgagees alone for as long as amounts
               outstanding under the notes are 75% or more of the total Secured
               Moneys, and

          o    otherwise, the note trustee, acting on behalf of the non-A$
               noteholders, and each other Mortgagee.

          Neither the security trustee nor the manager may call a meeting of
Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

          The security trustee must promptly convene a meeting of the Voting
Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

          Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as
Voting Mortgagee or as a representative. A representative is, in the case of

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any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each non-A$ noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

          A resolution of all the Voting Mortgagees, including an Extraordinary
Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

          A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting
Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

          o    declare the charge to be enforceable;

          o    declare all Secured Moneys immediately due and payable;

          o    convert the floating charge to a fixed charge over any or all of the trust assets; or

          o    appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

          If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting
Mortgagees, including enforcing the charge.

          Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder
Mortgagees representing more than 50% of the A$ Equivalent outstanding principal balance of all the notes. No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

          The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate A$ Equivalent outstanding principal balance of the non-A$ notes, or such higher percentage as may be required by the
Trust Indenture Act. Any such modification, waiver,

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authorization or determination shall be binding on the non-A$ noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

          If an event of default under the security trust deed occurs and is continuing, upon receiving written notice thereof, the note trustee shall deliver to each non-A$ noteholder notice of such event of default within 90 days of the date that the note trustee became aware, by having received written notice, of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the non-A$ noteholders.

          The rights, remedies and discretion of the non-A$ noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the non-A$ noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the non-A$ noteholders without inquiry about compliance with the note trust deed.

          The note trustee may vote under the security trust deed, or otherwise direct the security trustee under the security trust deed, or take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the, the security trust deed, the note trust deed, or any non-A$
notes.

          Subject to the note trustee being indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur, the note trustee:

          o    shall only be bound to undertake any of the acts contemplated in the preceding paragraph if it is directed to do so in writing by the holders of at least 75% of the aggregate A$ Equivalent outstanding principal balance of the non-A$ notes (or such higher amount as may be required by the Trust Indenture Act); and

          o    shall, if an Extraordinary Resolution of Voting Mortgagees elects not to direct the security trustee to enforce the security trust deed in circumstances where the security trustee could enforce the security trust deed, at the direction of the non-A$
               noteholders in accordance with the above bullet point, direct the security trustee to enforce the security trust deed on behalf of the non-A$ noteholders.

          If any of the non-A$ notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the non-A$
notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

          o    a sufficient amount would be realized to discharge in full all amounts owing to the non-A$ noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the non-A$ notes; or

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          o    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective
               liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

          The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary
Resolution of the Voting Mortgagees in accordance with the security trust deed.
The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

          If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting
Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting
Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

          The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

          The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

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          o first, to pay pro rata:

               o    any fees and other expenses due to the security trustee, the note trustee, the calculation agent, the note registrar or a paying agent;

               o    any unpaid fees and paid expenses incurred in relation to
                    the operation and administration of the trust, including the issuer trustee's fees and expenses; and

               o    the receiver's remuneration;

          o    second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

          o    third, to pay unpaid Accrued Interest Adjustment due to the seller;

          o    fourth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

          o    fifth, to pay, pro rata:

               o    monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap
                    provider;

               o    monetary liabilities of the issuer trustee to the Class A
                    noteholders;

               o    unreimbursed redraws and further advances, to the seller;
                    and

               o    all monetary liabilities of the issuer trustee to the
                    currency swap provider under the currency swaps relating to the US$ notes or the Class A-2 notes, but without
                    double-counting with payments described above;

          o    sixth, pari passu and rateably, any monetary liabilities of the issuer trustee to Class B noteholders;

          o    seventh, pari passu and rateably, any monetary liabilities of the issuer trustee to Class C noteholders;

          o    eighth, to pay, pari passu and rateably, any amounts not covered in this section owing to any Mortgagee under any transaction document;

          o    ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

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          o    tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

          The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver,
Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

          With respect to the foregoing, the A$ EQUIVALENT of the Principal
Amount owed to the US$ noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

          o    if the US$ currency swap is then in full force and effect, the A$
               exchange rate (as defined in the supplementary terms notice)
               multiplied by the aggregate amount of Secured Monies owing with respect to the US$ notes; or

          o    if the US$ currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the occurrence of an early termination date under the relevant currency swap multiplied by the aggregate amount of Secured
               Monies owing with respect to the US$ notes.

          Further, with respect to the foregoing, the A$ EQUIVALENT of the
Principal Amount owed to the Class A-2 noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

          o    if the Euro currency swap is then in full force and effect, the
               A$ exchange rate (as defined in the supplementary terms notice)
               multiplied by the aggregate amount of Secured Monies owing with respect to the Class A-2 notes; or

          o    if the Euro currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the occurrence of an early termination date under the relevant currency swap multiplied by the aggregate amount of Secured
               Monies owing with respect to the Class A-2 notes.

          Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

          The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined quarterly fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "Issuer Trustee and Security Trustee Fees and Expenses."

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          If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents upon default by any other party, the security trustee shall be entitled to additional remuneration.

INDEMNIFICATION

          The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

          The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed.

          Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

          o    an Insolvency Event occurs in relation to the security trustee in its personal capacity;

          o    the security trustee ceases business;

          o    the security trustee fails to comply with any of its obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

               o    the security trustee's having become actually aware, by
                    virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that
                    failure; and

               o    the security trustee's having received written notice with respect thereto from the manager; or

          o    there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

          Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and
who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the
Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the Voting
Mortgagees may elect a Voting Mortgagee to act as security trustee.

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          Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

AMENDMENT

          The issuer trustee and the security trustee may, following at least ten business days written notice to the rating agencies and with the written approval of the manager and the Noteholder Mortgagees, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an
Extraordinary Resolution, or such greater percentage as may be required by the
Trust Indenture Act, of the Voting Mortgagees is required.

THE REDRAW FACILITY

REDRAWS AND FURTHER ADVANCES

          If the seller consents to a redraw or a further advance, it will transmit funds in the amount of the redraw or the further advance to the borrower.

          The seller is entitled to be reimbursed for the amount of any redraws and any further advance on any of the housing loans which it pays to borrowers:

          o    first, from Principal Collections available at the time the redraw or the further advance is made;

          o    second, from any available Redraw Retention Amount; and

          o    third, from drawings under the redraw facility agreement, to the extent that it is available.

          The seller will be reimbursed for redraws and further advances from
Principal Collections in priority to principal payments on the notes.

THE REDRAW FACILITY AGREEMENT

          Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by the seller to the extent that Principal
Collections and the available Redraw Retention Amount are insufficient to fund redraws and further advances. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit.
The redraw limit is equal to 2% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit will be
A$51,350,408.58. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the

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rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

DRAWING ON THE REDRAW FACILITY

          A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

          o    the Redraw Shortfall; and

          o    the redraw limit less the greater of zero and the total principal amount of all outstanding draws under the redraw facility, less the total Carryover Redraw Charge Offs, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.

CONDITIONS PRECEDENT TO DRAWING

          The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:

          o    there is currently no event of default under the redraw facility;
               and

          o    the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

AVAILABILITY FEE

          An availability fee accrues daily from the date of the redraw facility agreement at a rate of 0.10% per annum on an amount equal to the redraw limit, less outstanding redraw advances, less Carryover Redraw Charge Offs. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

INTEREST

          With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One
Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be
0.30% per annum, unless the draw has been outstanding for twelve months or more, at which time the margin will be 0.40% per annum for that draw. The interest shall be payable on

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each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.

REPAYMENT OF DRAWS ON THE REDRAW FACILITY

          The issuer trustee shall, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

          It is an event of default under the redraw facility agreement if:

          o    an amount is available for payment to the redraw facility
               provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

          o    an Insolvency Event occurs in relation to the trust;

          o    an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

          o    the Termination Date occurs in relation to the trust; or

          o    an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.

CONSEQUENCES OF AN EVENT OF DEFAULT

          At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

          o    declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable and the issuer trustee shall be required immediately to pay the principal outstanding together with interest, fees and all such other moneys; and

          o    cancel the redraw limit.

TERMINATION

          The redraw facility will terminate on the earliest of the following:

          o    the date on which the notes are redeemed in full;

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          o    the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

          o    the date on which the issuer trustee enters into a replacement redraw facility;

          o    the date on which Crusade Management Limited retires or is removed as manager;

          o    the date on which the issuer trustee has canceled all of the redraw limit;

          o    the date which is one year after the final maturity date of the notes;

          o    the date on which the redraw limit is cancelled in full by the redraw facility provider, which it may do at any time; and

          o    364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.

THE SERVICING AGREEMENT

SERVICING OF HOUSING LOANS

          The servicer is required to administer the housing loans in the following manner:

          o    in accordance with the servicing agreement;

          o    in accordance with St.George Bank's procedures manual and
               policies as they apply to those housing loans from time to time;
               and

          o    with the same degree of diligence and care expected of an
               appropriately qualified servicer of similar financial products.

          In performing any services under the servicing agreement the servicer shall take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

          Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

          o    to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

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          o    to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

          The servicer has undertaken, among other things, the following:

          o    If so directed by the issuer trustee following a Title Perfection
               Event, it will promptly take action to perfect the issuer
               trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering
               transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

          o    To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

          o    If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

          o    To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

          o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the
               servicer's procedures manual or its ordinary course of business.

          o    It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.

          o    It will set the interest rate on the housing loans in accordance with the requirements of the supplementary terms notice.

          o    It will give notice in writing to the issuer trustee and the rating agencies if it becomes aware of the occurrence of any
               Servicer Transfer Event.

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          o    It will maintain in effect all qualifications, consents,
               licenses, permits, approvals, exemptions, filings and
               registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

          o    It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse
               Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

          o    It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to the trust and the assets of the trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

UNDERTAKINGS BY THE SELLER

          St.George Bank, in its capacity as seller, has undertaken, among other things, the following under the servicing agreement:

          o    It will maintain in effect all qualifications, consents,
               licenses, permits, approvals, exemptions, filings and
               registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the
               servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

          o    It will act in accordance with the terms of any mortgage
               insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

          o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the
               Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

          o    It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering

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               the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

          o    It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

COLLECTIONS

          The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the collection account within two business days following its receipt of the collections, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the supplementary terms notice.

SERVICING COMPENSATION AND EXPENSES

          The servicer will receive a fee for servicing the housing loans based upon the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

          The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

          The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a
Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.

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REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

          The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occur:

          o    the servicer suffers an Insolvency Event;

          o    the servicer fails to pay any amount within 10 business days of receipt of a notice to do so;

          o    the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

          o    any representation, warranty or certification made by the
               servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable
               satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a
               Material Adverse Effect;

          o    it becomes unlawful for the servicer to perform the services under the servicing agreement; or

          o    the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note.

          The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

RESIGNATION

          The servicer may voluntarily resign after giving 90 days notice to the rating agencies, the manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

          The manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the
90-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

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TERMINATION OF SERVICING AGREEMENT

          The servicing agreement will terminate on the earlier of:

          o    the date on which the servicing agreement is terminated pursuant to a Servicer Transfer Event;

          o    the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

          o    the date on which the issuer trustee replaces the servicer with a successor servicer; and

          o    the date on which the servicer is replaced after resigning.

AMENDMENT

          The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

THE CUSTODIAN AGREEMENT

DOCUMENT CUSTODY

          The custodian is responsible for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.

          The custodian's duties and responsibilities include:

          o    holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

          o    ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

          o    maintaining in safe custody a record of the physical movement of the title documents.

          In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

          The custodian undertakes, among other things:

          o    to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

          o    to comply with the mortgage insurance policies; and

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          o    to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.

AUDIT

          The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

COMPENSATION OF THE CUSTODIAN

          The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

INDEMNITY

          The custodian also indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement. This indemnity is limited to the extent further described in the custodian agreement.
Under the deed of indemnity, St.George Bank also indemnifies the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

REMOVAL AND RETIREMENT OF THE CUSTODIAN

          The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

          o    the custodian has suffered an Insolvency Event;

          o    if the custodian is a related company of the seller, either

               o    the long term rating of the seller falls below:

                    o    BBB from Fitch Ratings; or

                    o    Baa2 from Moody's, or

                    o    BBB from S&P, or

               o    a Title Perfection Event has occurred;

          o    the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a
               Material Adverse Effect and, if capable of remedy, the

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               custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the
               manager;

          o    any representation, warranty or certification made by the
               custodian is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;

          o    it has become unlawful for the custodian to perform its custodial services;

          o    a Servicer Transfer Event has occurred; or

          o    the custodian has not complied with the requirements of the custodian agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

          The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within ten business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

THE SELLER LOAN AGREEMENT

          The value of the housing loan pool as of the cut-off date, and the consideration payable by the issuer trustee to the seller for the housing loans, is A$2,546,980,250. If the net proceeds received by the issuer trustee from the issuance of the notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

                                  THE SERVICER

SERVICING OF HOUSING LOANS

          Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in
Kogarah and at St.George Bank's retail branches and

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telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans.
Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent Housing Loans. See "Description of the Transaction
Documents--The Servicing Agreement."

COLLECTION AND ENFORCEMENT PROCEDURES

          Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

          When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 7 days delinquent the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

          The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.

          Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

          o    arrears history;

          o    equity in the property; and

          o    arrangements made with the borrower to meet overdue payments.

          If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

          o    guarantees;

          o    government assistance schemes;

          o    mortgagee sale; and

          o    claims on mortgage insurance.

          It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

                                      141

COLLECTION AND FORECLOSURE PROCESS

          When a housing loan is 14 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. At 24 days delinquent, a further letter is generated and at around 30 days delinquent phone calls are made.

          When a housing loan is more than 60 days delinquent, a default notice is sent advising the relevant borrower that if the matter is not rectified within a period of 31 days, the St.George Bank is entitled to commence enforcement proceedings without further notice. A statement of claim will normally be issued to a borrower on an account which is greater than 120 days delinquent, if satisfactory arrangements are not in place. At any time a housing loan is more than 150 days delinquent, St.George Bank may apply for judgment in the Supreme Court of the relevant jurisdiction. Generally at greater than 150 days delinquent, St.George Bank applies for a writ of possession and generally when a housing loan is delinquent for 180 days, the sheriff is in a position to set an eviction date.

          Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances, if the account continues to be in arrears, the relevant mortgaged property is placed on the market and sold via either private treaty or auction. These time frames assume that the relevant borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

          It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale. See also "Legal Aspects of the Housing Loans--Enforcement of Registered Mortgages."

          Under St.George Bank's housing loan product specifications, housing loans which are subject to a variable rate of interest enable a borrower to have a "payment holiday" where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required under the relevant housing loan. In accordance with the relevant product specifications, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as and when the amount of missed payments is greater than the excess payments.

          The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

                                      142

SERVICER DELINQUENCY EXPERIENCE

          In January 1997, St.George Bank merged with the Advance Bank Group to form the fifth largest banking group in Australia. Prior to this time, delinquency data was separately reported by each banking organization.

          The following table summarizes the combined experience of St.George
Bank loans and loans acquired in the merger with Advance Bank. The table expresses the number of delinquent loans at period end as a percentage of the total number of loans serviced.

                                      143

              ST. GEORGE BANK ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS*

Sixth Month Period          SEPTEMBER      MARCH      SEPTEMBER      MARCH      SEPTEMBER      MARCH      SEPTEMBER
Ending:                     30, 1998     31, 1999     30, 1999     31, 2000     30, 2000     31, 2001     30, 2001
------------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

Portfolio At:
Outstanding Balance
   (A$000's)............   27,166,041   27,220,578   28,009,778   28,897,605   29,663,323   30,299,666   32,368,904
Number of Loans
   Outstanding..........      368,913      366,810      362,710      361,225      357,960      353,259      359,823
Percentage of Delinquent
   Loans:
30 to 59 days...........         1.01%        1.31%        0.89%        1.04%        0.92%        1.38%        0.87%
60 to 89 days...........         0.27%        0.33%        0.26%        0.26%        0.26%        0.43%        0.26%
90 to 119 days..........         0.21%        0.17%        0.15%        0.19%        0.13%        0.22%        0.14%
120 days or more........         0.19%        0.19%        0.21%        0.21%        0.16%        0.23%        0.14%
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Delinquencies.....         1.68%        2.00%        1.51%        1.70%        1.47%        2.26%        1.41%
Foreclosures............         0.06%        0.04%        0.03%        0.03%        0.04%        0.04%        0.04%
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Delinquencies and
   Foreclosures.........         1.74%        2.04%        1.54%        1.73%        1.51%        2.30%        1.45%
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Loan Losses as a % of
   Total Outstanding
   Balance**............        0.006%       0.003%       0.004%       0.004%       0.002%       0.003%       0.010%
                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

Sixth Month Period            MARCH      SEPTEMBER      MARCH      SEPTEMBER      MARCH      SEPTEMBER
Ending:                     31, 2002     30, 2002     31, 2003     30, 2003     31, 2004     30, 2004
------------------------   ----------   ----------   ----------   ----------   ----------   ----------

Portfolio At:
Outstanding Balance
   (A$000's)............   33,791,965   35,082,974   37,394,310   42,196,810   44,770,499   48,606,632
Number of Loans
   Outstanding..........      359,081      355,331      359,328      370,061      368,605      373,281
Percentage of Delinquent
   Loans:
30 to 59 days...........         0.80%        0.69%        0.81%        0.60%        0.65%        0.49%
60 to 89 days...........         0.25%        0.20%        0.25%        0.18%        0.20%        0.18%
90 to 119 days..........         0.10%        0.09%        0.11%        0.10%        0.10%        0.08%
120 days or more........         0.12%        0.10%        0.10%        0.11%        0.12%        0.10%
                           ----------   ----------   ----------   ----------   ----------   ----------
Total Delinquencies.....         1.27%        1.07%        1.28%        1.00%        1.07%        0.84%
Foreclosures............         0.02%        0.04%        0.03%        0.01%        0.01%        0.01%
                           ----------   ----------   ----------   ----------   ----------   ----------
Total Delinquencies and
   Foreclosures.........         1.29%        1.11%        1.31%        1.01%        1.08%        0.85%
                           ----------   ----------   ----------   ----------   ----------   ----------
Loan Losses as a % of
   Total Outstanding
   Balance**............        0.007%       0.006%       0.015%       0.005%       0.005%       0.004%
                           ==========   ==========   ==========   ==========   ==========   ==========

*    Totals may not sum exactly due to rounding.

**   Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

                                       144

          There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total one-to-four-family residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the one-to-four-family real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

          The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans (including Interest Based repayment option housing loans) and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller.
Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

          Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

          o    refinancing by mortgagors with other financiers;

          o    receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

                                       145

          o    receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

          o    repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

          o    receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

          o    repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

          o    receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

          o    receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

          o    repurchased by St.George Bank under its right of first refusal;
               or

          o    sold to a third party.

          The prepayment amounts described above are reduced by:

          o    principal draws;

          o    repayment of redraw advances; and

          o    the Redraw Retention Amount retained in the collection account.

          Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

          o    the degree to which a note is purchased at a discount or premium;
               and

          o    the degree to which the timing of payments on the note is
               sensitive to prepayments, liquidations and purchases of the housing loans.

          A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

                                      146

WEIGHTED AVERAGE LIVES

          The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each
U.S. dollar in respect of principal repayable under the note is reduced to zero.

          Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

          The following table is based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

          The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

          For the purpose of the following table, it is assumed that:

          o    the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:*

                   REMAINING                                     REMAINING
              AGGREGATE PRINCIPAL               ORIGINAL TERM     TERM TO
                     AMOUNT         INTEREST   TO MATURITY IN   MATURITY IN
POOL NUMBER            A$           RATE %**      MONTHS**        MONTHS**
-----------   -------------------   --------   --------------   -----------
     1         $   25,415,174.91     6.948%          138             91
     2         $   61,923,419.59     6.978%          230            162
     3         $  214,045,617.98     6.984%          285            216
     4         $  270,162,660.90     6.896%          301            263
     5         $  928,788,726.09     6.742%          313            299
     6         $1,046,644,650.98     6.675%          360            353
               -----------------     -----           ---            ---
   Total       $2,546,980,250.45     6.759%          325            305
               =================     =====           ===            ===

*    TOTALS MAY NOT SUM EXACTLY DUE TO ROUNDING

**   WEIGHTED AVERAGE

                                      147

          o    the cut-off date is the close of business on March 7, 2005;

          o    closing date for the notes is March 16, 2005;

          o    payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs,
               commencing in June 2005 and are made in accordance with the priorities described in this prospectus;

          o    the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

          o    the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, including in the month of February, 2005, which will have principal payments based on one full month's collections, with no defaults;

          o    there are no redraws, further advances, substitutions or payment holidays with respect to the housing loans;

          o    all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

          o    principal collections are distributed according to the rules of distribution set forth in this prospectus;

          o    all payments under the swaps are made as scheduled;

          o    the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

          o    the exchange rate is US$0.7930 = A$1.00.

          It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans, and the inclusion of Interest Based repayment option housing loans, could produce slower or faster distributions of principal than indicated
in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

                                      148

          In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

          o    multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

          o    summing the results, and

          o    dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

                                      149

              PERCENT OF INITIAL PRINCIPAL BALANCE AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES +

                                                     CLASS A-1 NOTES
                                        ----------------------------------------
DATE                                      0%     22%    24%    28%    30%    35%
-------------------------------------   -----   ----   ----   ----   ----   ----
Initial Percent......................     100    100    100    100    100    100
   March 17, 2006....................      98     76     74     70     68     63
   March 17, 2007....................      96     58     55     49     46     40
   March 17, 2008....................      94     44     40     34     31     25
   March 17, 2009....................      92     34     30     24     22     16
   March 17, 2010....................      90     25     22     17     15     10
   March 17, 2011....................      87     19     16     12     10      6
   March 17, 2012....................      85     15     12      8      7      4
   March 17, 2013....................      82     11      9      6      4      2
   March 17, 2014....................      79      8      6      4      3      1
   March 17, 2015....................      76      6      5      2      2      1
   March 17, 2016....................      73      4      3      2      1      *
   March 17, 2017....................      70      3      2      1      1      0
   March 17, 2018....................      66      2      1      1      *      0
   March 17, 2019....................      62      2      1      *      0      0
   March 17, 2020....................      58      1      1      0      0      0
   March 17, 2021....................      54      1      *      0      0      0
   March 17, 2022....................      49      *      *      0      0      0
   March 17, 2023....................      45      *      0      0      0      0
   March 17, 2024....................      40      0      0      0      0      0
   March 17, 2025....................      36      0      0      0      0      0
   March 17, 2026....................      31      0      0      0      0      0
   March 17, 2027....................      26      0      0      0      0      0
   March 17, 2028....................      22      0      0      0      0      0
   March 17, 2029....................      17      0      0      0      0      0
   March 17, 2030....................      12      0      0      0      0      0
   March 17, 2031....................       9      0      0      0      0      0
   March 17, 2032....................       7      0      0      0      0      0
   March 17, 2033....................       4      0      0      0      0      0
   March 17, 2034....................       1      0      0      0      0      0
   March 17, 2035....................       0      0      0      0      0      0

             Weighted Average Life --
                      To Call (Years)   16.08   3.41   3.12   2.68   2.49   2.10
                  To Maturity (Years)   16.23   3.70   3.39   2.90   2.70   2.28

+    Totals may not sum exactly due to rounding.

*    Representing amounts greater than zero and less than 0.50% of the initial bond balance.

                                      150

                                 USE OF PROCEEDS

          The proceeds from the sale of the US$ notes, after being exchanged pursuant to the US$ currency swap, will amount to A$756,620,429 and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages, as well as to fund the liquidity reserve and to acquire other Authorized Investments.

                       LEGAL ASPECTS OF THE HOUSING LOANS

          The following discussion is a summary of the material legal aspects of
Australian residential housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between
States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

          There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

NATURE OF HOUSING LOANS AS SECURITY

          There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title." The housing loans in the proposed housing loan pool are all secured by Torrens title land.

          "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title for registration.

                                      151

          Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

STRATA TITLE

          "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots) which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as
"common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

          All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the
Torrens title system. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

          o    cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

          o    where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

          As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government. In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property. Leasehold property may become subject to native title claims. Native title was only recognized by the Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on

                                      152

whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth enacted the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further Native Title
Act, passed by the Australian Capital Territory Legislative Assembly in 1994.
These laws operate in tandem in the Australian Capital Territory to regulate dealings with property interest which may affect native title. The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to December 23, 1996 or by the Australian
Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

          The law relating to the granting of securities over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land. Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

          In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

          In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of
Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

                                      153

          Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ST.GEORGE BANK AS MORTGAGEE

          St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

          Prior to any Title Perfection Event, St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George
Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager (on behalf of the issuer trustee) is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

ENFORCEMENT OF REGISTERED MORTGAGES

          Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents should provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

          o    The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

          o    The mortgagee may, in limited circumstances, lease the property to third parties.

          o    The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural
               constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

          o    The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

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          o    The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered
               mortgages under the relevant Torrens title legislation in each
               State or Territory of Australia. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of
               property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

          A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given.
Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

          Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

          The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

          The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

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          o    the disposition was made to defraud creditors; or

          o    the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

          o    the transaction involves a transfer within five years of the commencement of the bankruptcy and ending on the date of the bankruptcy for which no consideration or less than market value was given.

          The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act
2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

          o    when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

          o    within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

          Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statutes expressly imposes liability on "passive"
lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, mortgagees who do not assume active management of the property are specifically excluded from the definitions of one or more of these categories.

          Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

          Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.
These security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

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INSOLVENCY CONSIDERATIONS

          The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of
St.George Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

          If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--Security
Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied.
The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The
Security Trust Deed--Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the
Class A notes in full, some or all of the Class A noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

          Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

          The majority of the housing loans are regulated by the Consumer Credit
Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

          o    vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

          o    reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

          o    reduce or cancel establishment fees or fees payable on prepayment or early termination if they are unconscionable;

          o    have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

          o    obtain an order for a civil penalty against the seller in
               relation to a breach of certain key requirements of the Consumer
               Credit Legislation, the amount of which may be

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               set off against any amount payable by the borrower under the applicable housing loan; or

          o    obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

          The issuer trustee will become liable for compliance with the Consumer
Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable for criminal fines in relation to breaches of the Consumer Credit
Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

          Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit
Legislation in respect of a mortgage.

          In addition:

          o    each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

          o    each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the housing loan complies, in all material respects, with applicable laws,
               including the Consumer Credit Legislation.

          In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

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                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

          The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US$
notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986
(the "Code"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe
& Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

          Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ notes by investors that are given special treatment under the United States federal income tax laws, including:

          o    banks and thrifts;

          o    insurance companies;

          o    regulated investment companies;

          o    dealers in securities;

          o    investors that will hold the notes as a position in a "straddle"
               for tax purposes or as a part of a "synthetic security,"
               "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

          o    foreign investors;

          o    trusts and estates; and

          o    pass-through entities, the equity holders of which are any of the foregoing.

          Additionally, the discussion regarding the US$ notes is limited to the
United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ notes as "capital assets" within the meaning of Section 1221 of the
Code.

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          It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US$
notes, including the advisability of making any election discussed under "Market
Discount".

          The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United
States, other than in connection with its issuance of the US$ notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee and the trust will not be subject to United States federal income tax.

          In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness.

GENERAL

          Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report interest income on the US$ notes you hold in accord with your method of accounting.

SALE OF NOTES

          Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell a US$
note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ note. Your adjusted tax basis in a note will equal your cost for the US$ note, decreased by any amortized premium and any payments other than interest made on the US$ note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long term capital gain or loss if the US$ note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other U.S. income.

MARKET DISCOUNT

          In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US$ note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections
1276 and 1278 of the Code with regard to the note.

          In the case of a sale or other disposition of a US$ note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated

                                      160

as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

          In the case of a partial principal payment of a US$ note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

          Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

          o    for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

          o    for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
               interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

          Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.
Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

          Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

          In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US$ note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a US$ note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with

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corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$ notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium.
We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

          Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US$ notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate of 28% is currently in effect and under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding.
Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                             AUSTRALIAN TAX MATTERS

          The following statements refer to the material Australian tax consequences for holders of the US$ notes who are not Australian residents of purchasing, holding and disposing of the US$ notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus and which is subject to change, possibly with retroactive effect. Purchasers of US$ notes should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the US$ notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

          Under current Australian tax law, non-resident holders of US$ notes are not subject to Australian income tax on payments of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (Cth) (the "1936 ACT")
that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) unless those securities are held as part of a business carried on, at or through a permanent establishment in Australia.
However, interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid to such non-residents may be subject to interest withholding tax, which is currently imposed at the rate of 10%. A premium on

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redemption, if any, would generally be treated as an amount in the nature of interest for this purpose.

          Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax is available where the following prescribed conditions are met.

          These conditions are:

          o    the issuer trustee is a company that is a resident of Australia, or a non-resident carrying on business at or through a permanent establishment in Australia, when it issues the notes and when interest, as defined in section 128A(1AB) of the 1936 Act, is paid; and

          o    the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act or which satisfied the definition of a global bond under subsection
               128F(10) of the 1936 Act.

          The issuer trustee will seek to issue the US$ notes in a way that will satisfy the public offer test and otherwise meet the requirements of section
128F of the 1936 Act.

          If the requirements for exemption under section 128F of the 1936 Act are met with respect to the US$ notes, payments of principal and interest, and any premium upon redemption made to a non-resident noteholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

          The section 128F public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the US$ notes were being, or would later be acquired directly or indirectly by an Offshore Associate of the issuer trustee, other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the
US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

          The section 128F exemption from Australian withholding tax will also not apply to interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid by the issuer trustee to a person if, at the time of the payment, the issuer trustee knew, or had reasonable grounds to suspect, that the person was one of its Offshore Associates other than one receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

          Tax will also be deducted (at the rate of 48.5%) from interest payments to an Australian resident noteholder, or a non-resident holding notes through a permanent establishment in Australia, who does not provide the issuer trustee with an Australian tax file number or an Australian business number or proof of an appropriate exemption to quote such number.

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PROFIT ON SALE

          Under existing Australian law, non-resident holders of US$ notes will not be subject to Australian income tax on profits derived from the sale or disposal of those notes provided that:

          o    the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

          o    the profits do not have an Australian source.

          The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of
Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

          There are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes.
However, such amounts will be covered by the exemption in section 128F of the
1936 Act (provided that all of the requirements of that section are satisfied).

NO PAYMENT OF ADDITIONAL AMOUNTS

          Although the US$ notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the 1936 Act, if the issuer trustee is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the
Commonwealth of Australia in respect of the US$ notes, the issuer trustee is not obliged to pay any additional amounts in respect of such deduction or withholding.

GOODS AND SERVICES TAX

          Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

          In the case of supplies made by the issuer trustee:

          o    if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

          o    if the supply is "input taxed", which includes financial
               supplies, the issuer trustee is not liable to pay goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

                                       164

          On the basis of the current goods and services tax legislation, the issue of the US$ notes and the payment of interest or principal on the US$ notes to you are unlikely to be taxable supplies.

          Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's associated goods and services tax liability, if any, if:

          o    the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld;
               and

          o    the increase will not result in the downgrading or withdrawal of the rating of any notes.

          If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you. The ATO has recently issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer. However, the ATO is currently reviewing its position in this regard.

          The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

          The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

          o    the property is no longer being used as a residence;

                                       165

          o    the property is used as commercial residential premises such as a hostel or boarding house;

          o    the borrower is the first vendor of the property -the borrower built the property; or

          o    the mortgaged property has not been used predominantly as a residence.

          Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

          Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

          Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the US$ notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia should not be subject to Australian stamp duty.

CONSOLIDATION

          Under the Income Tax Assessment Act 1997 (Cth), the 'head company' of an Australian consolidatable tax group may elect for the group to consolidate for Australian tax purposes from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Making an election to consolidate is optional. However, the former tax concessions for transactions between members of the same wholly owned group, including loss transfers and asset roll-overs, were repealed from July 1, 2003
(or, for consolidated tax groups with a 'head company' with a substituted accounting period, from the start of the company's tax year commencing after
July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year).

          A consolidatable tax group consists of a 'head company' and all of its wholly owned subsidiaries including trusts (provided that all members are 100%
wholly owned by the head company). A consequence of the 'head company' making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly owned trusts) will be included in the consolidated tax group. That is, it is not possible to elect to leave certain wholly owned entities outside the consolidated tax group.

          The trust will not qualify as a wholly owned subsidiary of a head company as all of the units in the trust will not be owned, directly or indirectly, by a single holding company.

                                       166

Specifically, a single residual capital unit in the trust will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member. Accordingly, the trust cannot be a member of a consolidatable group for the purposes of the consolidation rules.

THIN CAPITALISATION

          The thin capitalization rules exempt most securitisation vehicles from their operation. It is expected that the trust would meet the criteria for this securitisation vehicle exemption.

          Even if the rules did apply to the trust, on the basis that the residual income beneficiary of the trust is presently entitled to the income of the trust, any resultant tax liability would be met by the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

DEBT/EQUITY RULES

          The Debt/Equity rules under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

NON-COMPLIANCE WITHHOLDING REGULATIONS

          Regulations may be made that require amounts to be withheld (on account of tax liabilities) from certain payments (excluding payments of interest, or amounts in the nature of interest) made by an Australian resident entity (such as the trust) to foreign residents. However, the rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of foreign residents. Also, the explanatory material to the rules states that regulations will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. Accordingly, it seems unlikely, at this stage, that repayments of principal on the notes would be the subject of such regulations.
Also, having regard to the types of payments that the Australian Federal
Government has so far announced will be the subject of such regulations, it is not expected that any payments made in respect of the notes will be covered by regulations of this kind.

TAXATION OF FOREIGN EXCHANGE GAINS AND LOSSES

          The Income Tax Assessment Act 1997 (Cth) contains a comprehensive set of rules for the Australian taxation of foreign denominated transactions.
Although the US$ notes will be denominated in US$, the rules would only potentially operate in relation to noteholders that were residents of Australia, or that held the notes in carrying on a business at or through a permanent establishment in Australia. Where the rules applied to such noteholders, any foreign currency gains or losses realized by them upon the satisfaction of their rights under the notes to receive amounts of U.S. currency would be brought to account for Australian tax purposes at that time.

TAX REFORM PROPOSALS--TAXATION OF TRUSTS AS COMPANIES

          Under existing Australian law, on the basis that the residual income beneficiary of the trust is presently entitled to the income of the trust any tax liability in respect of the income of

                                       167

the trust is borne directly by the residual income beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In determining the income of the trust to which the residual income beneficiary is presently entitled, the master trust deed does not require the accounts of the trust to be prepared in strict compliance with general Australian accounting or reporting standards. Rather, the master trust deed requires that the income of the trust is determined by recognizing interest income, interest expense, swap payments and swap receipts on a daily accruals basis, and other items of income and expense on a cash basis, in each case disregarding unrealized gains and losses.

          On February 27, 2001, the Australian Federal Government withdrew draft legislation under which non-fixed trusts were proposed to be taxed as companies and announced it would begin a new round of consultations with interested parties in relation to this proposal. In November 2002, the Board of Taxation considering the reform of the Australian tax laws as they apply to non-fixed trusts issued a report recommending that the Australian Federal Government retain the current flow-through treatment of distributions of non-assessable amounts by non-fixed trusts rather than adopting a company type taxation model, and recommended some incidental amendments to the tax law. On December 12, 2002 the Australian Federal Government announced its intention to amend the taxation laws in accordance with the recommendations of the Board of Taxation. Although the Australian Federal Government has not expressly confirmed that it will not adopt a company-type taxation model for non-fixed trusts, such course is unlikely given the report of the Board of Taxation and the Government's response to that report.

          In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee would calculate the net
(taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It would be a liability of the issuer trustee. There is presently no suggestion of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes. As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

          Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal
Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a

                                       168

re-examination of the merits of the issues determined by the proceedings in the
New York State or United States Federal Court, as applicable, unless:

          o    the proceedings in New York State or United States Federal Court,
               as applicable, involved a denial of the principles of natural justice;

          o    the judgment is contrary to the public policy of the relevant
               Australian jurisdiction;

          o    the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

          o    the judgment is a penal or revenue judgment; or

          o    there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as
               applicable.

          A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New
York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Crusade Management Limited has appointed CT
Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as
its agent upon whom process may be served in any such action.

          All of the directors and executive officers of Crusade Management
Limited, and certain experts named in this prospectus, reside outside the United
States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the
United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States.
Crusade Management Limited has been advised by its Australian counsel Allens
Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the
United States.

                       EXCHANGE CONTROLS AND LIMITATIONS

          The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply, including:

          o    certain Yugoslav entities or individuals;

          o    Jemaah Islamiah;

                                       169

          o    the Government of Zimbabwe, any public authority or controlled entity of the Government of Zimbabwe and certain other
               individuals identified by the Reserve Bank of Australia;

          o    the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban;

          o    Osama bin Laden, the Al-Qaeda organization and certain other individuals identified by the Reserve Bank of Australia as being linked to terrorism; and

          o    the persons whose names are published in the Commonwealth
               Government Gazette Gn42 of 2001 as amended by Commonwealth
               Government Gazette Gn37 of 2002 and Commonwealth Government
               Gazette Gn49 of 2002, and the persons whose names are listed under the Suppression of the Financing of Terrorism Act 2002
               (Commonwealth).

                              ERISA CONSIDERATIONS

          Subject to the considerations discussed in this section, the US$ notes are eligible for purchase by Benefit Plans (as defined below).

          Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing or other "employee benefit plans", subject to Title I of ERISA, as well as any plan described by section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with respect to these Benefit Plans. A violation of these
"prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit
Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

          Some transactions involving the purchase, holding or transfer of the
US$ notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the US$ notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the
Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable.
An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature;"
however, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance, that the US$

                                       170

notes should be treated as debt without substantial equity features for purposes of the regulation and that the US$ notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the US$
notes could change after their initial issuance if the trust incurs losses.

          However, without regard to whether the US$ notes are treated as an equity interest for these purposes, the acquisition or holding of the US$ notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller, the security trustee, the underwriters, any swap provider, the custodian or other persons providing services to the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a US$ note. Included among these exemptions are:

          o    Prohibited Transaction Class Exemption 96-23, regarding
               transactions effected by "in-house asset managers";

          o    Prohibited Transaction Class Exemption 90-1, regarding
               investments by insurance company pooled separate accounts;

          o    Prohibited Transaction Class Exemption 95-60, regarding
               transactions effected by insurance company general accounts;

          o    Prohibited Transaction Class Exemption 91-38, regarding
               investments by bank collective investment funds; and

          o    Prohibited Transaction Class Exemption 84-14, regarding
               transactions effected by "qualified professional asset managers."

          Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the US$ notes.

          By your acquisition of a US$ note, you shall be deemed to represent and warrant that your purchase and holding of the US$ note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

          Benefit Plans that are governmental plans, as defined in Section 3(32)
of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

          If you are a plan fiduciary considering the purchase of US$ notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues

                                       171

and their potential consequences. The Class A-2 notes, the Class A-3 notes, the
Class B notes and Class C notes are not eligible for purchase by Benefit Plans.

                         LEGAL INVESTMENT CONSIDERATIONS

          The US$ notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ notes as legal investments for you.

                              AVAILABLE INFORMATION

          Crusade Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the US$ notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway,
New York, New York 10279. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The
SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address
"http://www.sec.gov."

                              RATINGS OF THE NOTES

          The issuance of the Class A-1 notes, the Class A-2 notes and the Class
A-3 notes will be conditioned on obtaining a rating of AAA by S&P and Fitch
Ratings and Aaa by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by S&P and Fitch Ratings. The issuance of the Class C notes will be conditioned on obtaining a rating of A by S&P and
AA- by Fitch Ratings. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The

                                       172

Commonwealth of Australia's current foreign currency long term debt rating is
AAA by S&P, Aaa by Moody's and AA+ by Fitch Ratings. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

          Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom Deutsche
Bank Securities Inc. is acting as representative, and each underwriter has severally agreed to purchase from the issuer trustee, the following respective
Principal Amounts of the US$ notes:

                                               PRINCIPAL AMOUNT OF
                                                 CLASS A-1 NOTES
             UNDERWRITER                              (US$)
             -----------                       -------------------
             Deutsche Bank Securities Inc.         $270,000,000
             J.P. Morgan Securities Inc.           $270,000,000
             Greenwich Capital Markets, Inc.       $ 60,000,000
                                                   ------------
             Total                                 $600,000,000
                                                   ============

          The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriting agreement will be governed by and construed in accordance with the laws of the State of New York.

          The underwriters propose to offer the US$ notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession of 0.048% of the principal amount per note. The underwriters and selling group members may reallow a discount not in excess 0.024% of the principal amount per US$ note on sales to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

          St.George Bank estimates that the out-of-pocket expenses for this offering will be approximately US$1.1 million. Certain of these expenses will be reimbursed by the underwriters on the closing date.

          The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

                                       173

          St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

          In connection with the offering of the US$ notes, the underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions.

          o    Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

          o    Stabilizing transactions involve bids to purchase the US$ notes in the open market for the purpose of pegging, fixing or
               maintaining the price of the US$ notes.

          o    Syndicate covering transactions involve purchases of the US$
               notes in the open market after the distribution has been
               completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

          In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In addition, one of the underwriters, Greenwich Capital Markets,
Inc., is affiliated with the currency swap provider, The Royal Bank of Scotland plc.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

          Each underwriter has agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the date of the issue of the
US$ notes, will not offer or sell any US$ notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended)) or the Financial
Services and Markets Act 2000 (the "FSMA"); (b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done in relation to the US$ notes in, from or otherwise involving the United Kingdom;
and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any US$ notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer trustee.

          Neither this prospectus nor the US$ notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The communication

                                       174

of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene the FSMA.

REPUBLIC OF IRELAND

          Each underwriter has agreed that:

          o    except in circumstances which do not constitute an offer to the public within the meaning of the Irish Companies Acts 1963 to
               2003, as amended from time to time (the "Irish Acts"), it has not offered or sold and will not offer or sell any US$ notes in
               Ireland or elsewhere, by means of any documents prior to
               application for listing of the US$ notes being made and the Irish
               Stock Exchange having approved the relevant listing particulars in accordance with the European Communities (Stock Exchange)
               Regulations 1984 (the "1984 Regulations") and thereafter by means of any document other than:

               o    the relevant listing particulars; and/or

               o    a form of application issued in connection with the US$
                    notes which indicates where the relevant listing particulars can be obtained or inspected or which is issued with the
                    relevant listing particulars;

          o    it has not made and will not make any offer of US$ notes which would require a prospectus to be issued under the European
               Communities (Transferable Securities and Stock Exchange)
               Regulations 1992 of Ireland; and

          o    it has complied with and will comply with all applicable
               provisions of the Irish Acts, the 1984 Regulations and the Irish
               Investment Intermediaries Act, 1995 (as amended) (including, without limitation, Sections 9, 23 (including any advertising restrictions made thereunder) and 50, and will conduct itself in accordance with a code of conduct drawn up pursuant to Section
               37) with respect to anything done by it in relation to the US$
               notes.

SINGAPORE

          Each underwriter has acknowledged that (1) this prospectus has not been and will not be registered as a prospectus with the Monetary Authority of
Singapore and (2) the US$ notes are offered by the issuer trustee pursuant to exemptions invoked under the Securities and Futures Act, Chapter 289 of
Singapore (the "SFA"). Accordingly, each underwriter has represented and agreed that neither this prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the US$
notes will be distributed or circulated by it nor will the US$ notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than to (i) persons in
Singapore under circumstances in which any offer, sale or invitation of US$
notes does not constitute an offer, sale or invitation to the public in
Singapore; or (ii) the public or any member of the public in Singapore pursuant to, and in accordance with the conditions of, an exemption

                                       175

invoked under Sub-division (4) of Division 1 of Part XIII of or other applicable provision of the SFA and to persons to whom any US$ notes may be offered or sold under any such exemptions.

HONG KONG

          Each underwriter has represented and agreed that:

          o    it has not offered or sold and will not offer or sell in Hong
               Kong, by means of any document, any US$ notes other than to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong; and

          o    it has not issued or had in its possession for the purposes of issue, any advertisement, invitation or document relating to the
               US$ notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to US$
               notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of
               Hong Kong and any rules made thereunder.

AUSTRALIA

          No offering circular, prospectus or other disclosure document in relation to any US$ notes has been lodged with the Australian Securities and
Investments Commission or the Australian Stock Exchange Limited. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

          o    has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the US$ notes;

          o    will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

          o    has not distributed and will not distribute any draft,
               preliminary or definitive prospectus, or any advertisement or other offering material relating to any US$ notes,

in Australia, its territories or possessions unless:

          o    the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Crusade Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under

                                       176

               Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations
               Regulations made under the Corporations Act 2001 (Cth); and

          o    the offer, invitation or distribution complies with all
               applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and
               Investments Commission or the Australian Stock Exchange.

          Each underwriter has agreed that it must offer the US$ notes for which it subscribes for sale within 30 days of the issue of those US$ notes. Such offer must only be by one of the following means (or a combination thereof):

          o    as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the Bloomberg System or any other electronic financial information system which is used by financial markets for dealing in notes such as the US$ notes, specifying in such offer the name of the issuer, the name of the issuer trust, the maturity date of the US$ notes, the principal amount of the US$ notes and the price at which the US$ notes are offered for sale; or

          o    by the underwriter offering those US$ notes for sale to at least
               10 persons, each, an INVESTOR, each of whom must be:

                    o    carrying on a business of providing finance, or
                         investing or dealing in securities, in the course of
                         operating in the financial markets; and

                    o    not known or reasonably suspected by the underwriter to
                         be an associate within the meaning of Section 128F of
                         the 1936 Act of any of the others; or

          o    to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

          In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew, or had reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired (directly or indirectly) by an Offshore
Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

KINGDOM OF SPAIN

          Each underwriter has represented and agreed that the US$ notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of 28 July 1988 (Ley
24/1988, de 28 de julio, del Mercado de Valores) as amended and restated, and
Royal Decree 291/1992, of 27 March, on Issues and Public Offerings

                                       177

of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas
Publicas de Venta de Valores) as amended and restated and the decrees and regulations made thereunder. Neither the US$ notes nor the prospectus have been verified or registered in the administrative registries of the Spanish
Securities Markets Commission (Comision Nacional del Maercado de Valores).
Accordingly, the US$ notes may not be sold, offered or distributed in Spain except in circumstances which do not constitute a public offer of securities in
Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.

OTHER JURISDICTIONS

          The distribution of this prospectus and the offering and sale of the
US$ notes in certain other foreign jurisdictions may be restricted by law. The
US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ notes or possesses or distributes this prospectus or any other offering material.

                               GENERAL INFORMATION

AUTHORIZATION

          The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes.
The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Consolidated Limited passed on March 8, 2005.

LITIGATION

          The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

          The US$ notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number 22882T AA 1, ISIN US22882TAA16 and Common Code 021490121.

                                  ANNOUNCEMENT

          By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

                                       178

          o    the US$ notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

          o    in connection with the issue, DTC will confer rights in the US$
               notes to the noteholders and will record the existence of those rights; and

          o    as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

          Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allens
Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US$ notes for St.George
Bank and Crusade Management Limited. McKee Nelson LLP, New York, New York will act as United States legal counsel to the underwriters.

                                       179

                                    GLOSSARY

1936 ACT                    see page 162.

A$ CLASS A-1 INTEREST       means, for any quarterly payment date, in relation
AMOUNT                      to a confirmation for US$ notes, the amount, in
                            Australian dollars, which is calculated:

                                 o    on a daily basis at the applicable rate
                                      set out in the US$ currency swap relating
                                      to that US$ note, which shall be
                                      AUD-BBR-BBSW, as defined in the
                                      Definitions of the International Swaps and
                                      Derivatives Association, Inc., at the
                                      first day of the Interest Period ending
                                      on, but excluding, that payment date with
                                      a designated maturity of 90 days plus a
                                      margin;

                                 o    on the Class A-1 A$ Equivalent of the
                                      aggregate of the outstanding principal
                                      balance of that US$ note as of the first
                                      day of the Interest Period ending on, but
                                      excluding, that payment date; and

                                 o    on the basis of the actual number of days
                                      in that Interest Period and a year of 365
                                      days.

A$ CLASS A-2 INTEREST       means, for any quarterly payment date, in relation
AMOUNT                      to a confirmation for Class A-2 notes, the amount,
                            in Australian dollars, which is calculated:

                                 o    on a daily basis at the applicable rate
                                      set out in the Euro currency swap relating
                                      to that Class A-2 note, which shall be
                                      AUD-BBR-BBSW, as defined in the
                                      Definitions of the International Swaps and
                                      Derivatives Association, Inc., at the
                                      first day of the Interest Period ending
                                      on, but excluding, that payment date with
                                      a designated maturity of 90 days plus a
                                      margin;

                                 o    on the Class A-2 A$ Equivalent of the
                                      aggregate of the outstanding principal
                                      balance of that Class A-2 note as of the
                                      first day of the Interest Period ending
                                      on, but excluding, that payment date; and

                                 o    on the basis of the actual number of days
                                      in that Interest Period and a year of 365
                                      days.

A$ EQUIVALENT               see page 128.

                                       180

ACCRUED INTEREST            means the amount equal to any interest and fees
ADJUSTMENT                  accrued on the housing loans up to, but excluding,
                            the closing date and which were unpaid as of the
                            close of business on the closing date.

APPROVED BANK               means:

                                 o    a bank, other than St.George Bank, which
                                      has a short term rating of at least A-1+
                                      from S&P, P-1 from Moody's and F1 from
                                      Fitch Ratings;

                                 o    a bank, including St.George Bank, which
                                      has a short term rating of at least F1
                                      from Fitch Ratings, P-1 from Moody's and
                                      A-1 from S&P, provided that the total
                                      value of deposits held by the bank in
                                      relation to a trust does not exceed twenty
                                      percent of the sum of the aggregate of the
                                      Stated Amounts of the notes; or

                                 o    St.George Bank, provided that:

                                      o    St.George Bank has a short term
                                           rating of at least F1 from Fitch
                                           Ratings, P-1 from Moody's and A-1+
                                           from S & P; or

                                      o    if St.George Bank does not have a
                                           short term rating of at least F1 from
                                           Fitch Ratings, P-1 from Moody's and
                                           A-1+ from S&P, the rating agencies
                                           have confirmed that the holding of a
                                           bank account by the issuer trustee
                                           with St.George Bank will not result
                                           in a downgrading of the credit rating
                                           assigned or to be assigned to the
                                           notes.

ARREARS PERCENTAGE          means for any month the unpaid balance of all
                            housing loans which at the end of that month are
                            delinquent for 60 or more consecutive days, divided
                            by the aggregate unpaid balance of all housing loans
                            at the end of that month.

AUTHORIZED INVESTMENTS      consist of the following:

                                 o    loans secured by mortgages, those
                                      mortgages, other related securities and
                                      receivable rights;

                                 o    cash on hand or at an Approved Bank;

                                 o    other receivables, receivables securities
                                      and receivable rights approved by the
                                      manager and acceptable to the issuer
                                      trustee (that acceptance not to be
                                      unreasonably withheld);

                                      181

                                 o    bonds, debentures, stock or treasury bills
                                      of any government of an Australian
                                      jurisdiction;

                                 o    debentures or stock of any public
                                      statutory body constituted under the law
                                      of any Australian jurisdiction where the
                                      repayment of the principal is secured and
                                      the interest payable on the security is
                                      guaranteed by the government of an
                                      Australian jurisdiction;

                                 o    notes or other securities of any
                                      government of an Australian jurisdiction;

                                 o    deposits with, or the acquisition of
                                      certificates of deposit, whether
                                      negotiable, convertible or otherwise, of,
                                      an Approved Bank;

                                 o    bills of exchange which at the time of
                                      acquisition have a remaining term to
                                      maturity of not more than 200 days,
                                      accepted or endorsed by an Approved Bank;

                                 o    securities which are "mortgage-backed
                                      securities" within the meaning of each of
                                      the Duties Act, 1997 of New South Wales,
                                      the Duties Act, 2000 of Victoria, the
                                      Duties Act, 2001 of Queensland and, if
                                      applicable, the Duties Act, 1999 of the
                                      Australian Capital Territory;

                                 o    any other assets of a class of assets that
                                      are:

                                      o    included within the definition of
                                           pool of mortgages under the Duties
                                           Act of 1997 of New South Wales;

                                      o    included within the definition of
                                           pool of mortgages under the Duties
                                           Act of 2000 of Victoria;

                                      o    included within the definition of
                                           pool of mortgages under the Duties
                                           Act of 2001 of Queensland; and

                                      o    included within the definition of
                                           pool of mortgages under the Duties
                                           Act of 1999 of the Australian Capital
                                           Territory, if applicable.

                            As used in this definition, expressions will be
                            construed and, if necessary, read down so that the
                            notes in relation to the trust constitute
                            "mortgage-backed securities" for the purposes of
                            both the Duties Act, 1997 of New South Wales and the
                            Duties Act, 2000 of Victoria.

                                       182

                            Each of the investments in the bullet points
                            outlined above (other than the first and third
                            bullet points above) must have a long term rating of
                            AAA or a short term rating of A-1+, as the case may
                            be, from S&P, a long term rating of Aaa or a short
                            term rating of P-1, as the case may be, from Moody's
                            and a long term rating of AAA or a short term rating
                            of F1+, as the case may be, from Fitch Ratings. Each
                            of the investments (other than the first and third
                            bullet points above) must mature no later than the
                            next quarterly payment date following its
                            acquisition. Each investment must be denominated in
                            Australian dollars. Each investment must be of a
                            type which does not adversely affect the risk
                            weighting expected to be attributed to the notes by
                            the Bank of England and must be held by, or in the
                            name of, the issuer trustee or its nominee.

AVAILABLE INCOME            see page 79.

BENEFIT PLAN                means a pension, profit-sharing or other employee
                            benefit plan, as well as individual retirement
                            accounts, Keogh Plans and entities that hold plan
                            assets of such plans or accounts.

CARRYOVER CLASS A           means, on any quarterly Determination Date in
CHARGE OFFS                 relation to a Class A note, the aggregate of Class A
                            Charge Offs in relation to that Class A note prior
                            to that quarterly Determination Date which have not
                            been reinstated as described in this prospectus.

CARRYOVER CLASS B           means, on any quarterly Determination Date in
CHARGE OFFS                 relation to a Class B note, the aggregate of Class B
                            Charge Offs in relation to that Class B note prior
                            to that quarterly Determination Date which have not
                            been reinstated as described in this prospectus.

CARRYOVER CLASS C           means, on any quarterly Determination Date in
CHARGE OFFS                 relation to a Class C note, the aggregate of Class C
                            Charge Offs in relation to that Class C note prior
                            to that quarterly Determination Date which have not
                            been reinstated as described in this prospectus.

CARRYOVER PRINCIPAL         means at any date the aggregate of Carryover Class A
CHARGE OFFS                 Charge Offs, Carryover Class B Charge Offs,
                            Carryover Class C Charge Offs and Carryover Redraw
                            Charge Offs at that date.

CARRYOVER REDRAW            means, on any quarterly Determination Date in
CHARGE OFFS                 relation to the redraw facility, the aggregate of
                            Redraw Charge Offs prior to that quarterly
                            Determination Date which have not been reinstated as
                            described in this prospectus.

CLASS A CHARGE OFF          means a Principal Charge Off allocated against the
                            Class A notes.

CLASS A-1 A$ EQUIVALENT     means, in relation to an amount denominated or to be
                            denominated in US$, the amount converted to and
                            denominated in A$ at the rate of exchange set forth
                            in the US$ currency swap for the exchange of United
                            States dollars for Australian dollars.

                                       183

CLASS A-2 A$                means, in relation to an amount denominated or to be
EQUIVALENT                  denominated in Euros, the amount converted to and
                            denominated in A$ at the rate of exchange set forth
                            in the Euro currency swap for the exchange of Euros
                            for Australian dollars.

CLASS A PRINCIPAL           means, on any payment date on and after the Stepdown
DISTRIBUTION AMOUNT         Date, for so long as no Trigger Event exists, an
                            amount equal to the lesser of:

                                 (a)  the Principal Collections remaining for
                                      distribution; and

                                 (b)  the greater of:

                                      (i)  the aggregate of the Class A-1 A$
                                           Equivalent of the outstanding
                                           principal balance of the US$ notes,
                                           the aggregate of the Class A-2 A$
                                           Equivalent of the outstanding
                                           principal balance of the Class A-2
                                           notes and the outstanding principal
                                           balance of the Class A-3 notes, at
                                           the beginning of the related
                                           collection period minus the product
                                           of:

                                           (A)  95.75%; and

                                           (B)  the aggregate principal balance
                                                of the housing loans as of the
                                                last day of the related
                                                collection period; and

                                      (ii) zero.

CLASS B CHARGE OFF          means a Principal Charge Off allocated against the
                            Class B notes.

CLASS B PRINCIPAL           means, on any payment date on and after the Stepdown
DISTRIBUTION AMOUNT         Date, for so long as no Trigger Event exists, an
                            amount equal to the lesser of:

                                 (a)  the Principal Collections remaining for
                                      distribution after payment of the Class A
                                      Principal Distribution Amount; and

                                 (b)  the greater of:

                                      (i)  the aggregate of the Class A-1 A$
                                           Equivalent of the outstanding
                                           principal balance of the US$ notes,
                                           the aggregate of the Class A-2 A$
                                           Equivalent of the outstanding
                                           principal balance of the Class A-2
                                           notes and the outstanding principal
                                           balance of the Class A-3 notes (after
                                           taking into account the payment of
                                           the Class A Principal Distribution
                                           Amount on such

                                       184

                                           payment date) plus the outstanding
                                           principal balance of the Class B
                                           notes at the beginning of the related
                                           collection period minus the product
                                           of:

                                           (A)  99.20% and

                                           (B)  the aggregate principal balance
                                                of the housing loans as of the
                                                last day of the related
                                                collection period; and

                                      (ii) zero.

CLASS C CHARGE OFF          means a Principal Charge Off allocated against the
                            Class C notes.

CLASS C PRINCIPAL           means, on any payment date on and after the Stepdown
DISTRIBUTION AMOUNT         Date, for so long as no Trigger Event exists, an
                            amount equal to the lesser of:

                                 (a)  the Principal Collections remaining for
                                      distribution after payment of the Class A
                                      Principal Distribution Amount and the
                                      Class B Principal Distribution Amount; and

                                 (b)  the greater of:

                                      (i)  the aggregate of the Class A-1 A$
                                           Equivalent of the outstanding
                                           principal balance of the Class A-1
                                           notes, the aggregate of the Class A-2
                                           A$ Equivalent of the outstanding
                                           principal balance of the Class A-2
                                           notes and the outstanding principal
                                           balance of the Class A-3 notes (after
                                           taking into account the payment of
                                           the Class A Principal Distribution
                                           Amount on such payment date) plus the
                                           outstanding principal balance of the
                                           Class B notes (after taking into
                                           account the payment of the Class B
                                           Principal Distribution Amount on such
                                           payment date) plus the outstanding
                                           principal balance of the Class C
                                           notes at the beginning of the related
                                           collection period minus the product
                                           of:

                                           (A)  100% and

                                           (B)  the aggregate principal balance
                                                of the housing loans as of the
                                                last day of the related
                                                collection period; and

                                      (ii) zero.

                                       185

CONSUMER CREDIT LEGISLATION           means any legislation relating to consumer
                                      credit, including the Credit Act of any
                                      Australian jurisdiction, the Consumer
                                      Credit Code (NSW) 1996 and any other
                                      equivalent legislation of any Australian
                                      jurisdiction.

DEFAULT                               means a failure by the issuer trustee to
                                      comply with:

                                           o    an obligation which is expressly
                                                imposed on it by the terms of a
                                                transaction document; or

                                           o    a written direction given by the
                                                manager in accordance with a
                                                transaction document and in
                                                terms which are consistent with
                                                the requirements of the
                                                transaction documents in
                                                circumstances where the
                                                transaction documents require or
                                                contemplate that the issuer
                                                trustee will comply with that
                                                direction;

                                      in each case within any period of time
                                      specified in, or contemplated by, the
                                      relevant transaction document for such
                                      compliance. However, it will not be a
                                      Default if the issuer trustee does not
                                      comply with an obligation or direction
                                      where the note trustee or the security
                                      trustee directs the issuer trustee not to
                                      comply with that obligation or direction.

DETERMINATION DATE                    means a monthly Determination Date or a
                                      quarterly Determination Date (as
                                      relevant).

EURIBOR                               means the rate "EUR-EURIBOR-Telerate", as
                                      the applicable Floating Rate Option under
                                      the Definitions of the International Swaps
                                      and Derivates Association, Inc. ("ISDA")
                                      incorporating the 2000 ISDA Definitions,
                                      as amended and updated as at the closing
                                      date (the "ISDA Definitions") being
                                      applicable for deposits in Euros for a
                                      period of 3 months which appears on the
                                      Telerate page 248 as of 11:00 a.m.,
                                      Brussels time, second EURIBOR Business Day
                                      before the beginning of each Interest
                                      Period. If such rate does not appear on
                                      the Telerate Page 248, the rate for that
                                      Interest Period will be determined as if
                                      the issuer trustee and the calculation
                                      agent had specified "EUR-EURIBOR-Reference
                                      Banks" as the applicable Floating Rate
                                      Option under the ISDA Definitions.
                                      "EUR-EURIBOR-Reference Banks" means that
                                      the rate for an Interest Period for a
                                      Class A-2 note will be determined on the
                                      basis of the rates at which deposits in
                                      Euros are offered by four major banks in
                                      the Euro-zone interbank market agreed to
                                      by the calculation agent and the currency
                                      swap provider (the "Reference Banks") at
                                      approximately 11:00 a.m., Brussels time,
                                      on the second EURIBOR Business Day before
                                      the beginning of each Interest Period to
                                      prime banks in the Euro-zone interbank
                                      market for a period of 3 months commencing
                                      on the

                                       186

                                      first day of the Interest Period and in a
                                      Representative Amount (as defined in the
                                      ISDA Definitions). The calculation agent
                                      will request the principal Euro-zone
                                      office of each of the Reference Banks to
                                      provide a quotation of its rate. If at
                                      least two such quotations are provided by
                                      Reference Banks to the calculation agent,
                                      the rate for that Interest Period will be
                                      the arithmetic mean of the quotations. If
                                      fewer than two quotations are provided by
                                      Reference Banks to the calculation agent
                                      following the calculation agent's request,
                                      the rate for that Interest Period will be
                                      the arithmetic mean of the rates quoted by
                                      four major banks in the Euro-zone,
                                      selected by the calculation agent and the
                                      currency swap provider, at approximately
                                      11:00 a.m., Brussels time, on such second
                                      EURIBOR Business Day before the beginning
                                      of such Interest Period for loans in Euros
                                      to leading European banks for a period of
                                      3 months commencing on the first day of
                                      the Interest Period and in a
                                      Representative Amount. If no such rates
                                      are available in the Euro-zone, then the
                                      rate for such Interest Period will be the
                                      most recently determined rate in
                                      accordance with this definition.

EURIBOR BUSINESS DAY                  means any day on which the Trans-European
                                      Automated Real-Time Gross-Settlement
                                      Express Transfer (TARGET) System or any
                                      successor to it is open.

EURO EQUIVALENT                       means, in relation to an amount
                                      denominated or to be denominated in
                                      Australian dollars, means that amount
                                      converted to (and denominated in) Euro at
                                      the Euro Exchange Rate; or in relation to
                                      an amount denominated in Euro, means the
                                      amount of Euro.

EURO EXCHANGE RATE                    means, in relation to the Euro currency
                                      swap, or a Class A-2 note, on any date,
                                      the rate of exchange (set as at the
                                      commencement of that currency swap)
                                      applicable under that currency swap for
                                      the exchange of Australian dollars for
                                      Euros.

EXCESS AVAILABLE INCOME               see page 86.

EXTRAORDINARY RESOLUTION              means a resolution passed at a duly
                                      convened meeting by a majority consisting
                                      of not less than 75% of the votes capable
                                      of being cast by Voting Mortgagees present
                                      in person or by proxy or a written
                                      resolution signed by all of the Voting
                                      Mortgagees.

FINANCE CHARGE COLLECTIONS            see page 79.

FINANCE CHARGE LOSS                   means, with respect to any housing loan,
                                      Liquidation Losses which are attributable
                                      to interest, fees and expenses in relation
                                      to the housing loan.

INITIAL PRINCIPAL AMOUNT              means the Principal Amount of the note on
                                      its issue date.

                                       187

INSOLVENCY EVENT                      means with respect to the issuer trustee,
                                      in its personal capacity and as trustee of
                                      the trust, the manager, the servicer,
                                      St.George Bank or the custodian, the
                                      happening of any of the following events:

                                           o    except for the purpose of a
                                                solvent reconstruction or
                                                amalgamation:

                                                o    an application or an order
                                                     is made, proceedings are
                                                     commenced, a resolution is
                                                     passed or proposed in a
                                                     notice of proceedings or an
                                                     application to a court or
                                                     other steps, other than
                                                     frivolous or vexatious
                                                     applications, proceedings,
                                                     notices and steps, are
                                                     taken for:

                                                     o    the winding up,
                                                          dissolution or
                                                          administration of the
                                                          relevant corporation;
                                                          or

                                                     o    the relevant
                                                          corporation to enter
                                                          into an arrangement,
                                                          compromise or
                                                          composition with or
                                                          assignment for the
                                                          benefit of its
                                                          creditors or a class
                                                          of them;

                                                o    and is not dismissed,
                                                     ceased or withdrawn within
                                                     15 business days;

                                           o    the relevant corporation ceases,
                                                suspends or threatens to cease
                                                or suspend the conduct of all or
                                                substantially all of its
                                                business or disposes of or
                                                threatens to dispose of
                                                substantially all of its assets;

                                           o    the relevant corporation is, or
                                                under applicable legislation is
                                                taken to be, unable to pay its
                                                debts, other than as the result
                                                of a failure to pay a debt or
                                                claim the subject of a good
                                                faith dispute, or stops or
                                                suspends or threatens to stop or
                                                suspend payment of all or a
                                                class of its debts, except, in
                                                the case of the issuer trustee
                                                where this occurs in relation to
                                                another trust of which it is the
                                                trustee;

                                           o    a receiver, receiver and manager
                                                or administrator is appointed,
                                                by the relevant corporation or
                                                by any other person, to all or
                                                substantially all of the assets
                                                and undertaking of the relevant
                                                corporation or any part thereof,
                                                except, in the case of the
                                                issuer trustee where this occurs
                                                in relation to another trust of
                                                which it is the trustee; or

                                       188

                                           o    anything analogous to an event
                                                referred to in the four
                                                preceding paragraphs or having a
                                                substantially similar effect
                                                occurs with respect to the
                                                relevant corporation.

INTEREST PERIOD                       in relation to a quarterly payment date,
                                      means the period from and including the
                                      preceding quarterly payment date to but
                                      excluding the applicable quarterly payment
                                      date. However, the first and last interest
                                      periods are as follows:

                                           o    first: the period from and
                                                including the closing date to
                                                but excluding the first
                                                quarterly payment date;

                                           o    last: if the notes are fully
                                                retired upon redemption in full,
                                                the period from and including
                                                the quarterly payment date
                                                preceding the date on which the
                                                notes are redeemed in full to
                                                but excluding the day on which
                                                the notes are redeemed in full.
                                                If the notes are not fully
                                                retired upon redemption in full
                                                and payment of principal is
                                                improperly refused, the last
                                                interest period will end on the
                                                date on which the note trustee
                                                or principal paying agent
                                                receives the moneys in respect
                                                of the notes and notifies the
                                                holders of that receipt or the
                                                date on which the outstanding
                                                principal balance of the note,
                                                less charge offs, has been
                                                reduced to zero; provided that
                                                interest on that note shall
                                                thereafter begin to accrue from
                                                and including any date on which
                                                the outstanding principal
                                                balance of that note, less
                                                charge offs, becomes greater
                                                than zero.

INVESTED AMOUNT                       means for any note on a quarterly
                                      determination date:

                                           o    the Initial Principal Amount of
                                                the note; less

                                           o    the aggregate of all principal
                                                payments previously made on the
                                                note.

ISSUER TRUSTEE'S DEFAULT              means:

                                           o    an Insolvency Event has occurred
                                                and is continuing in relation to
                                                the issuer trustee in its
                                                personal capacity;

                                           o    any action is taken in relation
                                                to the issuer trustee in its
                                                personal capacity which causes
                                                the rating of any notes to be
                                                downgraded or withdrawn;

                                           o    the issuer trustee, or any
                                                employee or officer of the

                                       189

                                                issuer trustee, breaches any
                                                obligation or duty imposed on
                                                the issuer trustee under any
                                                transaction document in relation
                                                to the trust where the manager
                                                reasonably believes it may have
                                                a Material Adverse Effect and
                                                the issuer trustee fails or
                                                neglects after 30 days' notice
                                                from the manager to remedy that
                                                breach;

                                           o    the issuer trustee merges or
                                                consolidates with another entity
                                                without ensuring that the
                                                resulting merged or consolidated
                                                entity assumes the issuer
                                                trustee's obligations under the
                                                transaction documents; or

                                           o    there is a change in effective
                                                control of the issuer trustee
                                                from that existing on the date
                                                of the master trust deed to a
                                                competitor unless approved by
                                                the manager. A competitor is a
                                                bank or financial institution
                                                that carries on certain
                                                businesses that are the same as,
                                                or substantially similar to or
                                                in competition with, a business
                                                conducted by the seller.

LIBOR                                 means:

                                           o    on the second LIBOR Business Day
                                                before the beginning of each
                                                Interest Period the rate
                                                applicable to any Interest
                                                Period for three-month deposits
                                                in U.S. dollars which appears on
                                                the Telerate Page 3750 as of
                                                11:00 a.m., London time; or

                                           o    if such rate does not appear on
                                                the Telerate Page 3750, the rate
                                                for that Interest Period will be
                                                determined as if the issuer
                                                trustee and calculation agent
                                                had specified
                                                "USD-LIBOR-Reference Banks" as
                                                the applicable Floating Rate
                                                Option under the Definitions of
                                                the International Swaps and
                                                Derivatives Association, Inc.

LIBOR BUSINESS DAY                    means any day on which commercial banks
                                      are open for business (including dealings
                                      in foreign exchange or foreign currency
                                      deposits) in London.

LIQUIDATION LOSSES                    means, with respect to any housing loan
                                      for a collection period, the amount, if
                                      any, by which the Unpaid Balance of a
                                      liquidated housing loan, together with the
                                      enforcement expenses relating to the
                                      housing loan, exceeds all amounts
                                      recovered from the enforcement of the
                                      housing loan and the related mortgage,
                                      excluding proceeds of a mortgage insurance
                                      policy.

LIQUIDITY ACCOUNT                     means, a ledger in the Collection Account.

LIQUIDITY DRAW                        see page 82.

                                       190

LIQUIDITY LIMIT                       means, at any time, the amount equal to
                                      0.80% of the aggregate outstanding
                                      principal amount of the housing loans at
                                      that time.

LIQUIDITY SHORTFALL                   means, for any Determination Date, the
                                      excess of the Payment Shortfall over the
                                      amount available for a principal draw.

LMI INSURER                           see page 67.

LMI POLICIES                          see page 67.

LVR                                   means in relation to a housing loan, the
                                      outstanding amount of that housing loan,
                                      plus any other amount secured by any
                                      mortgage for that housing loan or related
                                      housing loans, at the date of
                                      determination divided by the aggregate
                                      value (determined at the time the relevant
                                      mortgage was granted) of the property
                                      subject to the related mortgage for that
                                      housing loan, expressed as a percentage.

MANAGER'S DEFAULT                     means:

                                           o    the manager fails to make any
                                                payment required by it within
                                                the time period specified in a
                                                transaction document, and that
                                                failure is not remedied within
                                                10 business days of receipt from
                                                the issuer trustee of notice of
                                                that failure;

                                           o    an Insolvency Event has occurred
                                                and is continuing in relation to
                                                the manager;

                                           o    the manager breaches any
                                                obligation or duty imposed on
                                                the manager under the master
                                                trust deed, any other
                                                transaction document or any
                                                other deed, agreement or
                                                arrangement entered into by the
                                                manager under the master trust
                                                deed in relation to the trust,
                                                the issuer trustee reasonably
                                                believes that such breach has a
                                                Material Adverse Effect and the
                                                breach is not remedied within 30
                                                days' notice being given by the
                                                issuer trustee to the manager,
                                                except in the case of reliance
                                                by the manager on the
                                                information provided by, or
                                                action taken by, the servicer,
                                                or if the manager has not
                                                received information from the
                                                servicer which the manager
                                                requires to comply with the
                                                obligation or duty; or

                                           o    a representation, warranty or
                                                statement by or on behalf of the
                                                manager in a transaction
                                                document or a document provided
                                                under or in connection with a
                                                transaction document is not true
                                                in a material respect or is
                                                misleading when repeated and is
                                                not remedied to the issuer
                                                trustee's reasonable
                                                satisfaction within 90 days

                                       191

                                                after notice from the issuer
                                                trustee where, as determined by
                                                the issuer trustee, it has a
                                                Material Adverse Effect.

MATERIAL ADVERSE EFFECT               means an event which will materially and
                                      adversely affect the amount or the timing
                                      of a payment to a noteholder.

MORTGAGE SHORTFALL                    see page 95.

MORTGAGEES                            see page 120.

NOTEHOLDER MORTGAGEES                 means the Class A-3 noteholders, the Class
                                      B noteholders, the Class C noteholders and
                                      the note trustee, on behalf of the non-A$
                                      noteholders.

OFFSHORE ASSOCIATE                    means, in relation to an entity, an
                                      associate (as defined in section 128F of
                                      the Income Tax Assessment Act 1936 (Cth))
                                      of that entity (and which, where that
                                      entity is a trust, would include the
                                      beneficiaries of that trust and any of
                                      their associates) that is either a
                                      non-resident of Australia that does not
                                      acquire the notes in carrying on a
                                      business at or through a permanent
                                      establishment in Australia or,
                                      alternatively, is a resident of Australia
                                      that acquires the notes in carrying on a
                                      business at or through a permanent
                                      establishment outside of Australia.

ONE MONTH BANK BILL RATE              on any date means:

                                           o    the rate quoted on the Reuters
                                                Screen BBSW Page at
                                                approximately 10:00 a.m., Sydney
                                                time, on that date for each BBSW
                                                Reference Bank so quoting, but
                                                not fewer than five, as being
                                                the mean buying and selling rate
                                                for a bill, which for the
                                                purpose of this definition means
                                                a bill of exchange of the type
                                                specified for the purpose of
                                                quoting on the Reuters Screen
                                                BBSW Page, having a tenor of 30
                                                days;

                                           o    eliminating the highest and
                                                lowest mean rates;

                                           o    taking the average of the
                                                remaining mean rates; and

                                           o    if necessary, rounding the
                                                resultant figure upwards to four
                                                decimal places.

                                      If on such day fewer than five BBSW
                                      Reference Banks have quoted rates on the
                                      Reuters Screen BBSW Page, the rate for
                                      that day shall be calculated as above by
                                      taking the rates otherwise quoted by five
                                      of the BBSW Reference Banks on application
                                      by the parties for such a bill of the same
                                      tenor. If on that day the rate cannot be
                                      determined in accordance with the
                                      foregoing procedures, then the rate shall
                                      mean such rate as is agreed between the
                                      manager and the issuer trustee with regard
                                      to

                                       192

                                      comparable indices then available, except
                                      that, on the first reset date, as defined
                                      in the redraw facility, of any draw under
                                      the redraw facility, the One Month Bank
                                      Bill Rate shall be an interpolated rate
                                      calculated with reference to the tenor of
                                      the relevant period from that reset date
                                      to, but not including, the next reset
                                      date.

OPTIONAL REDEMPTION DATE              see page 85.

PAYMENT SHORTFALL                     means, for any Determination Date, the
                                      excess of Total Payments over Available
                                      Income.

PRINCIPAL AMOUNT                      means, on a Determination Date in relation
                                      to a note, the Initial Principal Amount of
                                      that note minus the aggregate of
                                      repayments of principal made in respect of
                                      the note on or before that Determination
                                      Date.

PRINCIPAL CHARGE OFF                  means, with respect to a collection
                                      period, the aggregate amount of Mortgage
                                      Shortfalls for that collection period and,
                                      in relation to the final quarterly
                                      collection period, includes all principal
                                      draws and liquidity draws outstanding on
                                      the quarterly payment date for that
                                      quarterly collection period (after
                                      applying all amounts then available
                                      towards repaying those principal draws and
                                      liquidity draws).

PRINCIPAL COLLECTIONS                 see page 87.

PRINCIPAL LOSS                        for a collection period means, with
                                      respect to any housing loan, Liquidation
                                      Losses which are attributable to principal
                                      in relation to the housing loan.

REDRAW CHARGE OFF                     means a Principal Charge Off allocated
                                      against the Redraw Principal Outstanding.

REDRAW PRINCIPAL OUTSTANDING          means, at any time, the total Principal
                                      Amount of all outstanding redraw advances
                                      at that time, less the Carryover Redraw
                                      Charge Offs at that time.

REDRAW RETENTION AMOUNT               means, for any quarterly collection
                                      period, the amount determined by the
                                      manager on the preceding quarterly
                                      Determination Date, as described in
                                      "Description of the Notes--Redraws and
                                      Further Advances", on page 93.

REDRAW SHORTFALL                      means the amount by which Principal
                                      Collections and the available Redraw
                                      Retention Amount are insufficient to fund
                                      redraws and further advances.

SECURED MONEYS                        means all money which the issuer trustee
                                      is or at any time may become actually or
                                      contingently liable to pay to or for the
                                      account of any Mortgagee for any reason
                                      whatever under or in connection with a
                                      transaction document.

                                       193

SERVICER TRANSFER EVENTS              see page 137.

SPECIFIC INSURANCE POLICY             see page 62.

SPECIFIC INSURER                      see page 62.

STATED AMOUNT                         means for any note on a quarterly
                                      determination date:

                                           o    the initial outstanding
                                                principal balance of the note;
                                                less

                                           o    the aggregate of all principal
                                                payments previously made on the
                                                note; less

                                           o    any carryover charge offs on the
                                                note; less

                                           o    principal to be paid on the note
                                                on the next quarterly payment
                                                date; less

                                           o    Principal Charge Offs to be
                                                applied against the note on the
                                                next quarterly payment date;
                                                plus

                                           o    any Excess Available Income to
                                                be applied to reinstating any
                                                carryover charge offs on the
                                                note.

STEPDOWN DATE                         means the payment date occurring in June
                                      2008.

SURPLUS AMOUNT                        means, on a quarterly payment date, the
                                      amount (if any) by which the amount
                                      standing to the credit of the Liquidity
                                      Account on that quarterly payment date
                                      (after application of all amounts on that
                                      quarterly payment date) exceeds the
                                      Liquidity Limit at that time, as
                                      determined by the manager.

TERMINATION DATE                      with respect to the trust shall be the
                                      earlier to occur of:

                                           o    the date which is 80 years after
                                                the date of creation of the
                                                trust;

                                           o    the termination of the trust
                                                under statute or general law;

                                           o    full and final enforcement by
                                                the security trustee of its
                                                rights under the security trust
                                                deed after the occurrence of an
                                                event of default under the
                                                security trust deed; or

                                           o    at any time after all creditors
                                                of the trust have been repaid in
                                                full, the business day
                                                immediately following that date.

                                       194

THREE MONTH BANK BILL RATE            on any date means:

                                           o    the rate quoted on the Reuters
                                                Screen BBSW Page at
                                                approximately 10:00 a.m., Sydney
                                                time, on that date for each BBSW
                                                Reference Bank so quoting, but
                                                not fewer than five, as being
                                                the mean buying and selling rate
                                                for a bill, which for the
                                                purpose of this definition means
                                                a bill of exchange of the type
                                                specified for the purpose of
                                                quoting on the Reuters Screen
                                                BBSW Page, having tenor of 90
                                                days;

                                           o    eliminating the highest and
                                                lowest mean rates;

                                           o    taking the average of the
                                                remaining mean rates; and

                                           o    if necessary, rounding the
                                                resultant figure upwards to four
                                                decimal places.

                                      If on such day fewer than five BBSW
                                      Reference Banks have quoted rates on the
                                      the Reuters Screen BBSW Page, the rate for
                                      that date shall be calculated as above by
                                      taking the rates otherwise quoted by five
                                      of the BBSW Reference Banks on application
                                      by the parties for such a bill of the same
                                      tenor. If on that day the rate cannot be
                                      determined in accordance with the
                                      foregoing procedures, then the rate shall
                                      mean such rate as is agreed between the
                                      manager and St.George Bank having regard
                                      to comparable indices then available.

TITLE PERFECTION EVENT                means any of the following:

                                           o    the seller ceases to have a long
                                                term credit rating of at least
                                                Baa2 from Moody's, BBB from S&P
                                                or BBB from Fitch Ratings;

                                           o    an Insolvency Event occurs with
                                                respect to the seller;

                                           o    St.George Bank fails to transfer
                                                collections to the issuer
                                                trustee within the time required
                                                under the servicing agreement;

                                           o    if the seller is also the
                                                servicer, a Servicer Transfer
                                                Event occurs;

                                           o    if the seller is also the redraw
                                                facility provider, a breach of
                                                its obligations, undertakings or
                                                representations under the redraw
                                                facility if such breach will
                                                have a Material Adverse Effect;
                                                or

                                       195

                                           o    the seller breaches any
                                                representation, warranty,
                                                covenant or undertaking in any
                                                transaction document which is
                                                not remedied within 30 days of
                                                the earlier of the seller
                                                becoming aware of or receiving
                                                notice of the breach.

TOTAL AVAILABLE FUNDS                 means, for a collection period, the sum of
                                      Available Income, principal draws and the
                                      Liquidity Draws for that collection
                                      period.

TOTAL PAYMENTS                        means all amounts payable by the issuer
                                      trustee on a payment date, as described on
                                      page 82.

TRIGGER EVENT                         exists on a payment date if:

                                      (a) both:

                                           (i)  the average of the Arrears
                                                Percentages for the 12 months
                                                preceding that payment date (or,
                                                where that payment date occurs
                                                within 12 months of the closing
                                                date, the period commencing on
                                                the closing date and ending on
                                                that payment date) exceeds 4%;
                                                and

                                           (ii) cumulative Mortgage Shortfalls
                                                up to and including that payment
                                                date exceed 10% of the aggregate
                                                Initial Principal Amounts of the
                                                Class B notes and the Class C
                                                notes; or

                                      (b)  the issuer trustee does not exercise
                                           its option to redeem all notes
                                           outstanding where the A$ Equivalent
                                           of the total Stated Amount of all
                                           notes is equal to or less than 10% of
                                           the A$ Equivalent of the aggregate of
                                           the Initial Principal Amount of all
                                           notes.

TRUST EXPENSES                        see page 84.

UNPAID BALANCE                        means the unpaid Principal Amount of the
                                      housing loan plus the unpaid amount of all
                                      finance charges, interest payments and
                                      other amounts accrued on or payable under
                                      or in connection with the housing loan or
                                      the related mortgage.

US$ EQUIVALENT                        means, in relation to an amount
                                      denominated or to be denominated in
                                      Australian dollars, that amount converted
                                      to (and denominated in) US$ at the US$
                                      Exchange Rate; or in relation to an amount
                                      denominated in US$, the amount of US$.

                                       196

US$ EXCHANGE RATE                     means, in relation to the US$ currency
                                      swap, or a Class A-1 note, on any date,
                                      the rate of exchange (set as at the
                                      commencement of that currency swap)
                                      applicable under that currency swap for
                                      the exchange of Australian dollars for
                                      US$.

USD-LIBOR-REFERENCE BANKS             means that the rate for an Interest Period
                                      will be determined on the basis of the
                                      rates at which deposits in U.S. dollars
                                      are offered by the reference banks - being
                                      four major banks in the London interbank
                                      market agreed to by the calculation agent
                                      and the currency swap provider - at
                                      approximately 11:00 a.m., London time, on
                                      the second LIBOR Business Day before the
                                      beginning of each Interest Period to prime
                                      banks in the London interbank market for a
                                      period of three months commencing on the
                                      first day of the Interest Period and in a
                                      Representative Amount, as defined in the
                                      Definitions of the International Swaps and
                                      Derivatives Association, Inc. The
                                      calculation agent will request the
                                      principal London office of each of the
                                      Reference Banks to provide a quotation of
                                      its rate. If at least two such quotations
                                      are provided, the rate for that Interest
                                      Period will be the arithmetic mean of the
                                      quotations. If fewer than two quotations
                                      are provided as requested, the rate for
                                      that Interest Period will be the
                                      arithmetic mean of the rates quoted by not
                                      less than two major banks in London,
                                      selected by the calculation agent and the
                                      currency swap provider, at approximately
                                      11:00 a.m., London time, on the first day
                                      of that Interest Period for loans in U.S.
                                      dollars to leading European banks for a
                                      period of three months commencing on the
                                      first day of the Interest Period and in a
                                      Representative Amount. If no such rates
                                      are available in London, then the rate for
                                      such Interest Period shall be the most
                                      recently determined rate in accordance
                                      with this paragraph.

VOTING MORTGAGEES                     see page 123.

                                       197

                       CRUSADE GLOBAL TRUST NO. 1 OF 2005

                            [CRUSADE TRUST(TM) LOGO]

     Until June 6, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.